Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT**

dated as of

April 3, 2013

among

THE GEO GROUP, INC.

and

GEO CORRECTIONS HOLDINGS, INC.,

as Borrowers,

the Lenders referred to herein

and

BNP PARIBAS,

as Administrative Agent

$1,000,000,000

BNP PARIBAS SECURITIES CORP.,

as Lead Arranger

BANK OF AMERICA, N.A., BARCLAYS BANK PLC, SUNTRUST BANK and

WELLS FARGO CAPITAL FINANCE,

as Co-Syndication Agents

**	Certain portions of the Amended and Restated Credit Agreement have been omitted based upon a request for confidential treatment filed with the Securities and Exchange Commission. The non-public information has been filed with the Securities and Exchange Commission.

ANNEX I	–	Specified Transactions

SCHEDULE I	–	Disclosure Supplement

EXHIBIT A-1	–	Form of Term Loan Note
EXHIBIT A-2	–	Form of Revolving Credit Loan Note
EXHIBIT B	–	Form of Assignment and Assumption
EXHIBIT C	–	Form of Collateral Agreement
EXHIBIT D	–	Form of Guaranty Agreement
EXHIBIT E	–	Form of Collateral Assignment
EXHIBIT F	–	Form of Mortgage
EXHIBIT G	–	Form of Joinder Agreement
EXHIBIT H	–	Form of Opinion of Counsel to the Borrowers
EXHIBIT I	–	Form of Opinion of General Counsel to the Borrowers
EXHIBIT J	–	Form of Lender Addendum

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of April 3, 2013, among THE GEO GROUP, INC., a Florida corporation (“GEO”), GEO CORRECTIONS HOLDINGS, INC., a Florida corporation (“Corrections” and, together with GEO, the “Borrowers”), the Lenders referred to herein and BNP PARIBAS, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, GEO, BNP Paribas, as administrative agent, and certain other parties entered into a Credit Agreement dated as of August 4, 2010 (as amended on each of February 8, 2011, May 2, 2011, August 30, 2012, December 14, 2012 and as further modified and supplemented and in effect immediately before giving effect to the amendment and restatement thereof contemplated hereby to occur on and as of the Restatement Effective Date, the “Existing Credit Agreement”);

WHEREAS, immediately prior to the Restatement Effective Date, GEO and the Lenders under (and as defined in) the Existing Credit Agreement wish to effectuate the transactions set forth on Annex I hereto (collectively, the “Specified Transactions”);

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent, as applicable, agree to (i) continue (without novation) as Loans hereunder the Existing Loans and continue as Letters of Credit hereunder the Existing Letters of Credit and (ii) amend and restate the Existing Credit Agreement in its entirety pursuant to this Agreement, and the Lenders and the Administrative Agent are willing to do so, on the terms and subject to the conditions contained herein;

WHEREAS, BNP Paribas and the other Lenders party hereto constitute the Administrative Agent and all of the Lenders under (and each as defined in) the Existing Credit Agreement immediately prior to the Restatement Effective Date (after giving effect to any assignments of Loans and Commitments to be consummated on such date, including pursuant to Section 2.18(b) of the Existing Credit Agreement) for purposes of Section 9.02 of the Existing Credit Agreement and have consented to such amendment and restatement of the Existing Credit Agreement;

WHEREAS, in connection with this Agreement and the amendment and restatement referred to above, the Borrowers have requested extensions of credit (including, to the extent applicable, the continuation of extensions of credit under the Existing Credit Agreement) to the Borrowers in an aggregate original principal amount of up to $1,000,000,000 (as such amount may be increased in accordance with this Agreement) for the purposes permitted hereunder; and

WHEREAS, the Lenders and the Administrative Agent have agreed to such extensions of credit (including, as applicable, continuations of extensions of credit) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree that the Existing Credit Agreement shall, upon the satisfaction of the conditions precedent specified in Section 4.01, but effective as of the Restatement Effective Date, be amended and restated in its entirety to read as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“2017 Senior Notes” means the 7.75% Senior Notes due 2017 in an aggregate principal amount of $250,000,000 issued by GEO.

“2021 Senior Notes” means the 6.625% Senior Notes due 2021 in an aggregate principal amount of $300,000,000 issued by GEO.

“2023 Senior Notes” means the 5.125% Senior Notes due 2023 in an aggregate principal amount of $300,000,000 issued by GEO.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted EBITDA” means, for any period, (a) EBITDA for such period minus (b) the amount, if a positive number, by which the amount of such EBITDA attributable to Unrestricted Subsidiaries and Other Consolidated Persons minus Non-Recourse Debt Service of the Unrestricted Subsidiaries and the Other Consolidated Persons exceeds 20% of such EBITDA.

“Adjusted LIBO Rate” means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” has the meaning assigned thereto in the Preamble hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Foreign Currency” means in respect of any Letter of Credit requested to be issued by an Issuing Lender, Euros, Sterling, Australian Dollars, South African Rand and any other Foreign Currency approved by such Issuing Lender (each of whom agrees not to withhold such approval unreasonably) but only if at such time (a) such Foreign Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (b) no central bank or other governmental authorization in the country of issue of such Foreign Currency (including, in the case of Euros, any authorization by the European Central Bank) is required to permit use of such Foreign Currency by any Lender for issuing any Letter of Credit or participating in any LC Exposure hereunder, unless such authorization has been obtained and is in full force and effect.

“Agreement” has the meaning assigned thereto in the Preamble hereof.

“Alternate Base Rate” means, for any day, for any Borrowing, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate that would apply to a Eurodollar Borrowing of the same Class as such Borrowing with an Interest Period of one month starting on the second Business Day following such day, plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable Percentage” means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04 or Section 2.05 or in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of any Swingline Lender or any Issuing Lender under this Agreement, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment, and (b) with respect to any Lender in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender’s Commitments or Loans of all Classes hereunder; provided that in the case of Section 2.18 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Revolving Credit Commitments have expired or been terminated, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

“Applicable Period” has the meaning assigned thereto in Section 2.10(b)(ii).

“Applicable Rate” means, (a) for Revolving Credit Loans, (i) 2.50% per annum in the case of Eurodollar Loans and (ii) 1.50% in the case of ABR Loans (including Swingline Loans), (b) for Term Loans, (i) 2.50% per annum in the case of Eurodollar Loans and (ii) 1.50% in the case of ABR Loans, (c) for commitment fees, 0.375% per annum and (d) for Incremental Term Loans of any Series, such rate or rates of interest as shall be agreed upon at the time the Incremental Term Loan Commitments of such Series are established; provided that from and after July 1, 2013 the “Applicable Rate” for Revolving Credit Loans and commitment fees shall be the applicable rate per annum set forth below, based upon the Total Leverage Ratio as of the most recent determination date:

Category	Total Leverage Ratio	ABR Applicable Rate	Eurodollar Applicable Rate	Commitment Fee Rate
1	>5.00 to 1.00	1.75%	2.75%	0.375%
2	>4.00 to 1.00 and <5.00 to 1.00	1.50%	2.50%	0.375%
3	>3.00 to 1.00 and <4.00 to 1.00	1.25%	2.25%	0.375%
4	>2.00 to 1.00 and <3.00 to 1.00	1.00%	2.00%	0.375%
5	<2.00 to 1.00	0.75%	1.75%	0.350%

For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of GEO (starting with its fiscal quarter ending on June 30, 2013) based upon GEO’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date 10 Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing and (B) if GEO fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), as applicable, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.12(f).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” has the meaning assigned thereto in the Collateral Agreement.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned thereto in Section 2.08(e)(i).

“Auction” has the meaning assigned thereto in Section 9.04(b).

“Auction Manager” means (a) the Administrative Agent in its capacity as Auction Manager or (b) any other financial institution or advisor agreed by GEO and the Administrative Agent (whether or not an affiliate of Administrative Agent) to act as an arranger in connection with any purchases pursuant to Section 9.04(b).

“Australian Dollars” or “A$” refers to the lawful currency of Australia.

“Bank Parent” means, with respect to any Lender, any Person of which such Lender is, directly or indirectly, a Subsidiary.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” has the meaning assigned thereto in Section 9.01(d).

“Borrowers” has the meaning assigned thereto in the Preamble hereof.

“Borrowing” means (a) all Syndicated ABR Loans of the same Class, (b) all Eurodollar Loans of the same Class that have the same Interest Period or (c) a Swingline Loan.

“Borrowing Request” means a request by GEO for a Syndicated Borrowing in accordance with Section 2.03.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by a Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capital Asset” means any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a consolidated balance sheet of GEO, its Subsidiaries and the Other Consolidated Persons.

“Capital Lease” means any lease of any property by GEO, any of its Subsidiaries or any Other Consolidated Person, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of GEO, its Subsidiaries and the Other Consolidated Persons.

“Casualty Event” means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Charges” has the meaning assigned thereto in Section 9.14.

“Change in Control” means: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of GEO; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of GEO over a period of shorter than or equal to 24 months by Persons who were neither (i) nominated by the board of directors of GEO nor (ii) appointed by directors so nominated; (c) the occurrence of any “change in control” as defined in any Senior Note Indenture evidencing Indebtedness in excess of $50,000,000 in outstanding principal amount and obligating GEO (at the option of one or more holders of such Indebtedness or otherwise) to repurchase, redeem or repay all or any part of such Indebtedness; or (d) except to the extent GEO merges with and into Corrections (subject to the provisions of Section 6.03(a) hereof), the failure of GEO at any time to either (x) own, directly or indirectly (through one or more wholly-owned Guarantors), 100% of the issued and outstanding Equity Interests in or (y) Control, in each case Corrections or any successor to Corrections or all or substantially all of its assets or property.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term Loans, Incremental Term Loans of the same Series or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Loan Commitment or Incremental Term Loan Commitment.

“Code” means the Internal Revenue Code of 1986.

“Collateral Account” has the meaning assigned thereto in Section 2.05(k).

“Collateral Agreement” means the Amended and Restated Collateral Agreement substantially in the form of Exhibit C among the Borrowers, each Restricted Domestic Subsidiary and the Administrative Agent.

“Collateral Assignment” means the Amended and Restated Collateral Assignment Agreement substantially in the form of Exhibit E among the Borrowers, certain of the Restricted Subsidiaries and the Administrative Agent.

“Commitment” means a Revolving Credit Commitment, Term Loan Commitment or Incremental Term Loan Commitment, or any combination thereof (as the context requires).

“Commitment Increase Date” has the meaning assigned thereto in Section 2.08(e)(i).

“Consenting Lender” has the meaning assigned thereto in Section 9.02(c).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corrections” has the meaning assigned thereto in the Preamble hereof.

“Co-Syndication Agent” means each of Bank of America, N.A., Barclays Bank PLC, SunTrust Bank and Wells Fargo Capital Finance.

“Credit Party” means the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender.

“Cumulative Cap” has the meaning assigned thereto in Section 6.04(j).

“Currency” means Dollars or any Foreign Currency.

“Currency Valuation Notice” has the meaning assigned thereto in Section 2.10(c).

“Default” means any event or condition which constitutes an Event of Default or which with the giving of notice, the lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) if such Lender is a Revolving Credit Lender, fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular breach, if any) has not been satisfied, (b) has notified GEO or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and, if such Lender is a Revolving Credit Lender, participations in then outstanding Letters of Credit and Swingline Loans under this Agreement (unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular breach, if any) has not been satisfied), provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a Bank Parent that has, become the subject of a Bankruptcy Event; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any Bank Parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.18) upon delivery of written notice of such determination to GEO and each Lender.

“Disclosed Matters” means the actions, suits and proceedings disclosed in the Disclosure Supplement.

“Disclosure Supplement” means the Disclosure Supplement, attached hereto as Schedule I, dated as of the date hereof and heretofore furnished to the Administrative Agent and the Lenders.

“Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by GEO or any of its Restricted Subsidiaries to any Person other than GEO or any of its Restricted Subsidiaries, excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.

“Dollar Equivalent” means, on any date of determination, (i) with respect to an amount denominated in Dollars, such Dollar amount and (ii) with respect to an amount denominated in any Foreign Currency, the amount of Dollars that would be required to purchase such amount of such Foreign Currency on such date, based upon the rate appearing on the applicable page of the Reuters Screen (or on any successor or substitute page of such screen, or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Administrative Agent from time to time for purposes of) providing quotations of exchange rates applicable to the sale of such Foreign Currency in the London foreign exchange market at approximately 11.00 a.m., London time, for delivery two days later.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary of GEO that is organized under the laws of the United States of America, any State therein or the District of Columbia.

“EBITDA” means, for any period, Net Income for such period plus the sum of the following determined on a consolidated basis, without duplication, for GEO and its Subsidiaries and Other Consolidated Persons in accordance with GAAP: (a) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), (iv) non-recurring, extraordinary or unusual charges and expenses, including in respect of restructuring or integration costs or premiums paid in connection with the redemption of Indebtedness, (v) an amount (not exceeding $25,000,000) equal to the aggregate amount of start-up and transition costs incurred during such period in connection with Facilities and operations, and (vi) the aggregate amount of transaction costs and expenses incurred on or prior to

December 31, 2013 with respect to activities (including any corporate restructuring) undertaken in good faith solely for the purpose of permitting GEO to elect to be treated as a REIT, as certified by a Financial Officer of GEO to the Administrative Agent, whether or not incurred prior to, on or after such election; less (b) to the extent added in determining Net Income, interest income and any extraordinary gains. If any Permitted Acquisition is consummated at any time during a period for which EBITDA is calculated, EBITDA for such period shall be calculated on a Pro Forma Basis and, to the extent deducted in determining Net Income for such period, the amount of transaction costs and expenses and extraordinary charges relating to such Permitted Acquisition (or relating to any acquisition consummated by the acquired entity prior to the closing of such Permitted Acquisition but during the period of computation), as the case may be, shall be added to EBITDA for such period.

“EMU Legislation” means legislation enacted by the European Union’s Economic and Monetary Union.

“Entitled Person” has the meaning assigned thereto in Section 9.15.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or human health matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any Equity Rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equity Issuance” means (a) any issuance or sale by GEO after the Restatement Effective Date of any of its Equity Interests (other than any Equity Interests issued to directors, officers or employees of GEO or any of its Restricted Subsidiaries pursuant to employee benefit compensation, purchase or incentive plans established in the ordinary course of business and any capital stock of GEO issued upon the exercise, exchange or conversion of such Equity Interests) or (b) the receipt by GEO or any of its Restricted Subsidiaries after the Restatement Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of GEO to GEO or any wholly owned Restricted Subsidiary of GEO or (y) any capital contribution by GEO or any wholly owned Restricted Subsidiary of GEO to any Subsidiary of GEO, or (z) any capital contribution by any holder of Equity Interests in any Restricted Subsidiary.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy with respect to any Plan the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by GEO or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by GEO or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by GEO or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by GEO or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro” or “€” refers to the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned thereto in Article VII.

“Excess” has the meaning assigned thereto in Section 2.10(c)(ii).

“Excluded Property” means:

(i) voting Equity Interests of any direct Foreign Subsidiary of GEO or of any Domestic Subsidiary in excess of 65% of all of the outstanding voting Equity Interests of such Foreign Subsidiary;

(ii) rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights (except to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid; and

(iii) property and assets owned by any Borrower or any Guarantor that are the subject of Liens permitted by Section 6.02(d), but only if and for so long as (w) such Liens are in effect, (x) the Indebtedness secured by such Liens constitutes Indebtedness permitted by Section 6.01(f), (y) the agreements or instruments evidencing or governing such Indebtedness prohibit the Loans from being secured by such assets and (z) no part of the Loans and no Letter of Credit was used to finance the acquisition, construction or improvement of such assets.

“Excluded Swap Obligation” means, with respect to any Guarantor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) including without limitation, by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to that portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to (each of which shall be considered a “Payee”) the Administrative Agent, any Lender or any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) any United States backup withholding tax that is required by the Code to be withheld from amounts payable to a recipient that has failed to comply with Section 2.15(e), and (d) in the case of a Foreign Payee (other than an assignee pursuant to a request by any Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Payee (including fees payable pursuant to Section 2.11) pursuant to the Code, treasury regulations or treaties (including officially published interpretations and guidelines), in each case as in place at the time such Foreign Payee becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Payee’s failure or inability (other than as a result of a Change in Law; provided that for avoidance of doubt, for purposes of this clause (d), the taking effect of FATCA subsequent to the date hereof shall not be deemed to be a Change in Law) to comply with Section 2.15(e), except to the extent that such

Foreign Payee (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.15(a).

“Existing Credit Agreement” has the meaning assigned thereto in the Recitals hereof.

“Existing Letters of Credit” means “Letters of Credit” outstanding under, and as defined in, the Existing Credit Agreement as in effect immediately prior to giving effect to the transactions to be consummated on the Restatement Effective Date (including the amendment and restatement hereof).

“Existing Loans” means, collectively, Existing Revolving Credit Loans and Existing Term Loans.

“Existing Revolving Credit Loans” means the “Revolving Credit Loans” outstanding under, and as defined in, the Existing Credit Agreement as in effect immediately prior to giving effect to the transactions to be consummated on the Restatement Effective Date (including the amendment and restatement contemplated hereby).

“Existing Term Loans” means the “Term Loans” outstanding under, and as defined in, the Existing Credit Agreement as in effect immediately prior to giving effect to the transactions to be consummated on the Restatement Effective Date (including the amendment and restatement contemplated hereby).

“Facility” means a correctional, detention, mental health or other facility the principal function of which is to carry out a Permitted Business.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means an incumbent chief financial officer, principal accounting officer, treasurer or controller.

“Fixture Filings” has the meaning assigned thereto in Section 5.10(a)(i).

“Flood Act” has the meaning assigned thereto in Section 3.17.

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the respective Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Payee” means any Payee that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary of GEO that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means Net Income, excluding gains (or losses) from sales of property and extraordinary, non-recurring or unusual items, plus depreciation, amortization and other non-cash charges, and after adjustments for unconsolidated minority interests, on a consolidated basis for GEO and its Subsidiaries and Other Consolidated Persons.

“GAAP” means generally accepted accounting principles in the United States of America.

“GEO” has the meaning assigned thereto in the Preamble hereof.

“GEO Care Purchase Agreement” means that certain Purchase Agreement between GEO and GEO Care Holdings LLC, a Florida limited liability company (and an Affiliate of GEO), dated as of December 6, 2012.

“Government Contract” means a contract between GEO or any Restricted Subsidiary and a Governmental Authority located in the United States or all obligations of any such Governmental Authority as account debtor arising under any Account (as defined in the UCC) now existing or hereafter arising owing to GEO or any Restricted Subsidiary.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, any Governmental Authority.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including (i) any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain Working Capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation and (ii) any Lien on any assets of the guarantor securing payment of Indebtedness or other monetary obligations of the primary obligor; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means the Restricted Domestic Subsidiaries and any other Person which, after the Restatement Effective Date, becomes a party to the Guaranty Agreement pursuant to a supplement thereto.

“Guaranty Agreement” means the Amended and Restated Guaranty Agreement substantially in the form of Exhibit D among the Borrowers, the Guarantors and the Administrative Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.

“Hedge Counterparty” means each Person that is a Lender, the Administrative Agent, an Affiliate of a Lender or an Affiliate of the Administrative Agent (i) at the time it enters into a Hedging Agreement or (ii) that is party to a Hedging Agreement outstanding as of the Restatement Effective Date, in each case with GEO or any Restricted Subsidiary, in its capacity as a party thereto.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of GEO or its Subsidiaries shall be a Hedging Agreement.

“Increasing Lender” has the meaning assigned thereto in Section 2.08(e)(i).

“Incremental” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(c).

“Incremental Lenders” means, in respect of any Series of Incremental Term Loans, the Lenders (or other financial institutions referred to in Section 2.01(c)) whose offers to make Incremental Term Loans of such Series shall have been accepted by GEO in accordance with the provisions of Section 2.01(c).

“Incremental Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Incremental Term Loans of any Series that is accepted by GEO in accordance with the provisions of Section 2.01(c), Section 2.08 or Section 2.10(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Indebtedness” of any Person means, without duplication, (a) all liabilities, obligations and indebtedness of such Person for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business not more than 90 days past due or payable on such later date as is customary in the trade, (c) all obligations of such Person as lessee under Capital Leases, (d) all Indebtedness of any other Person secured by a Lien on any asset of such Person, (e) all Guarantees by such Person of Indebtedness of others (including all Guarantees by any Borrower or any Restricted Subsidiary of Unrestricted Subsidiary Debt), (f) all obligations, contingent or otherwise, of such Person with respect to letters of credit (supporting payment of Indebtedness), whether or not drawn, including, without limitation, reimbursement obligations related thereto, and banker’s acceptances issued for the account of such Person, (g) all obligations of such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of Equity Interests of such Person, (h) all outstanding payment obligations with respect to Synthetic Leases, (i) the outstanding attributed principal amount under any asset securitization program and (j) all outstanding payment obligations with respect to performance surety bonds that have been drawn upon. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned thereto in Section 9.03(b).

“Initial Effective Time” has the meaning assigned thereto in Annex I.

“Interest Election Request” means a request by GEO to convert or continue a Syndicated Borrowing in accordance with Section 2.07.

“Interest Expense” means, for any period, the sum, for GEO and its Subsidiaries and Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest and fees in respect of Indebtedness (including the interest component of any payments in respect of Capital Leases and Synthetic Leases accounted for as interest under GAAP) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (c) interest income during such period (whether or not actually received during such period).

“Interest Payment Date” means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or on such other day as all of the Lenders holding such Loan or Borrowing may agree in their sole discretion) or for any period ending on or prior to the 30th day following the Restatement Effective Date, one, two or three weeks thereafter, in each case, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) unless otherwise agreed to by the Administrative Agent, until the date falling on the 30th day following the Restatement Effective Date, all Interest Periods for all Eurodollar Borrowings shall be coterminous and no Interest Period may commence before and end after such 30th day. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale, but excluding any such agreement expressly subject to a condition that such acquisition shall not be consummated if such acquisition would constitute a Default); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“Issuing Lenders” means (i) BNP Paribas, (ii) JPMorgan Chase Bank, N.A. or (iii) any Lender selected by GEO that is reasonably acceptable to the Administrative Agent and consents to be an “Issuing Lender” hereunder, and their successors in such capacity as provided in Section 2.05(j). An Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to “the Issuing Lender” shall refer to the respective Issuing Lender of a Letter of Credit.

“Joinder Agreement” means collectively, each joinder agreement executed in favor of the Administrative Agent for the ratable benefit of itself and the other Secured Parties, substantially in the form of Exhibit G.

“Joint and Several Obligations” has the meaning assigned thereto in Section 2.21(a).

“LC Disbursement” means a payment made by an Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lead Arranger” means BNP Paribas Securities Corp.

“Lender Addendum” means a Lender Addendum in the form of Exhibit J or any other form approved by the Administrative Agent, to be executed and delivered by each initial Lender as provided in Section 9.06(b).

“Lenders” means each Person that shall have become a party hereto as a Lender on the Restatement Effective Date pursuant to a Lender Addendum (including, without limitation, any Issuing Lender and any Swingline Lender, unless the context otherwise requires), each Incremental Lender and each other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and each Existing Letter of Credit continued hereunder.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“LIBO Rate” means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. If such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in the London interbank market to first class banks at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If the LIBO Rate for any Interest Period for any Term Eurodollar Borrowing as determined above in this definition would otherwise be less than 0.75%, then such LIBO Rate shall instead be 0.75%.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, other than customary rights of a third party to acquire Equity Interests in a Subsidiary pursuant to an agreement for a sale of such Equity Interests permitted hereunder.

“Loan Documents” means, collectively, this Agreement, the Letter of Credit Documents, the Notes, the Security Documents, each certificate delivered by an authorized officer of any Borrower or Guarantor pursuant to any other Loan Document, and any other document executed and/or delivered by or on behalf of any Borrower or Guarantor in connection with the foregoing if expressly designated as a “Loan Document” therein.

“Loans” means the loans made by Lenders pursuant to this Agreement, including Incremental Term Loans of any Series.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of GEO and its Subsidiaries taken as a whole, (b) the ability of GEO and the Restricted Subsidiaries, taken as a whole, to pay any of their obligations under this Agreement or any of the other Loan Documents to which it is a party, (c) the legality, validity, binding effect or enforceability of this Agreement or any of the other Loan Documents or (d) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

“Material Contract” means (a) any Material Government Contract or (b) any other contract or agreement, written or oral, of GEO or any of its Restricted Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

“Material Government Contract” means any Government Contract, with respect to which the aggregate amount of EBITDA reasonably attributable to such Government Contract for the four fiscal quarters ending on or most recently ended prior to any date of determination is greater than ten percent of EBITDA for the same four fiscal quarter period.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of GEO and its Restricted Subsidiaries (including Unrestricted Subsidiary Debt and any such obligations of Unrestricted Subsidiaries that are Guaranteed by GEO or any Restricted Subsidiary) in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“Material Real Property” means any real property interest, including improvements, owned or leased by GEO or any of its Restricted Subsidiaries (i) that, immediately prior to the Restatement Effective Date, is subject to a “Mortgage” under (and as defined in) the Existing Credit Agreement or (ii) at any time after the Restatement Effective Date that has a book value in excess of $40,000,000.

“Maximum Rate” has the meaning assigned thereto in Section 9.14.

“MNPI” has the meaning assigned thereto in Section 9.01(d).

“Mortgage Amendment” has the meaning assigned thereto in Section 5.11(c).

“Mortgages” means, collectively, one or more mortgages and deeds of trust (or equivalent instruments), in substantially the form attached hereto as Exhibit F (each with such changes as may be appropriate in the applicable jurisdiction) or amendments to any Mortgage existing as of the Restatement Effective Date recorded in connection with the Existing Credit Agreement, as applicable, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, executed by GEO or a Restricted Subsidiary in favor of the Administrative Agent for the benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time and covering (i) as of the Restatement Effective Date, the properties and leasehold interests identified in Schedule 3.17 of the Disclosure Supplement as subject to existing Mortgages and (ii) thereafter, the properties and leasehold interests of GEO and its Restricted Subsidiaries that are required to be subject to the Lien of a Mortgage in accordance with the terms hereof.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Proceeds” means:

(a) in the case of any Disposition, the aggregate amount of all cash payments, received by GEO and its Restricted Subsidiaries directly or indirectly in connection with any such Disposition consummated after the Restatement Effective Date; provided that Net Available Proceeds shall be net of (i) the amount of any legal fees and expenses, title premiums and costs, recording fees and expenses, state and local taxes, commissions, and other fees and expenses paid by GEO and its Restricted Subsidiaries in connection with such Disposition, (ii) any Federal, foreign, state and local income or other taxes estimated to be payable by GEO and its Restricted Subsidiaries as a result of such Disposition and (iii) any repayments by GEO or any of its Restricted Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property;

(b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by GEO and its Restricted Subsidiaries in respect of such Casualty Event net of (i) reasonable fees and expenses incurred by GEO and its Restricted Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by GEO or any of its Restricted Subsidiaries in respect of such Casualty Event; and

(c) in the case of any Equity Issuance, the aggregate amount of all cash received by GEO and its Restricted Subsidiaries in respect of such Equity Issuance net of reasonable fees and expenses incurred by GEO and its Restricted Subsidiaries in connection therewith;

provided, that Net Available Proceeds of any Disposition or Casualty Event shall be net of any amounts required to be paid (I) in order for GEO to be treated as a REIT or to maintain its REIT status once GEO’s election to be treated as a REIT has been made and (II) to avoid the imposition of federal or state income or excise taxes reasonably determined in good faith by a Financial Officer of GEO (as evidenced by a certification to that effect and setting forth the basis for such estimation in reasonable detail delivered to the Administrative Agent prior to or concurrently with the occurrence of the transaction or other events resulting in such Net Available Proceeds, as the same may be supplemented or modified in writing (in reasonable detail) by a Financial Officer of GEO to reflect good faith adjustments to such original determination prior to the date on which any of such Net Available Proceeds were (or were required to be) applied to prepay Loans or reduce Commitments pursuant to Section 2.10(b)) to be payable by GEO and its Restricted Subsidiaries as a result of such Disposition or Casualty Event.

“Net Income” means, with respect to GEO and its Subsidiaries and Other Consolidated Persons, for any period of determination, the net income (or loss) for such period, determined on a consolidated basis in accordance with GAAP.

“Non-Recourse” means, with respect to any Indebtedness or other obligation and to any Person, that such Person has not Guaranteed such Indebtedness or other obligation, and is not otherwise liable, directly or indirectly for such Indebtedness or other obligation, and that any action or inaction by such Person, including without limitation any default by such Person on its own Indebtedness or other obligations, will not result in any default, event of default, acceleration, or increased financial or other obligations, under or with respect to such Indebtedness or other obligation; provided, that, any Indebtedness or other obligation of any Unrestricted Subsidiary or Other Consolidated Person that would otherwise be Non-Recourse to the Borrowers and the Restricted Subsidiaries shall not be Non-Recourse to the Borrowers and the Restricted Subsidiaries solely due to (A) any investment funded at the time or prior to the incurrence of such Indebtedness or other obligation or (B) the assignment by any Borrower or any Restricted Subsidiary of its rights under any Government Contract to secure Unrestricted Subsidiary Debt, or Indebtedness or other obligations of any Other Consolidated Person, related to such Government Contract or (C) to the extent undrawn, the issuance of any Letter of Credit in support of such Indebtedness or other obligation.

“Non-Recourse Debt Service” means, with respect to any Person, for any period, the sum of, without duplication (a) the net interest expense of such Person with respect to Indebtedness that is Non-Recourse to GEO and the Restricted Subsidiaries, determined for such period, without duplication, on a consolidated or combined basis, as the case may be, in accordance with GAAP, (b) the scheduled principal payments required to be made during such period by such Person with respect to Indebtedness that is Non-Recourse to GEO and the Restricted Subsidiaries and (c) rent expense for such period associated with Indebtedness that is Non-Recourse to GEO and the Restricted Subsidiaries.

“Note” means, as the context may require, a Revolving Credit Loan Note or a Term Loan Note.

“Notice of Assignment” has the meaning assigned thereto in the Collateral Agreement.

“Obligations” means, collectively, (a) all obligations of the Borrowers under the Loan Documents to pay the principal of and interest on the Loans and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Administrative Agent or the Lenders under the Loan Documents, (b) all existing or future payment and other obligations owing by GEO or any Restricted Subsidiary under any Hedging Agreement permitted hereunder or outstanding as of the Restatement Effective Date, in each case with any Hedge Counterparty, excluding Excluded Swap Obligations, and (c) all other interest, fees and commissions (including reasonable attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by GEO or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

“Other Consolidated Persons” means Persons, none of the Equity Interests of which are owned by GEO or any of its Subsidiaries, whose financial statements are required to be consolidated with the financial statements of GEO in accordance with GAAP.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” means any Person to whom a participation is sold as permitted by Section 9.04(d).

“Participant Register” has the meaning assigned thereto in Section 9.04(d).

“Payee” has the meaning assigned thereto in the definition of “Excluded Taxes” in this Section 1.01.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an acquisition by GEO or a Restricted Subsidiary of a Facility, all of the Equity Interests of a Person or all or substantially all of the assets and related rights constituting an ongoing business, in each case primarily constituting a Permitted Business, and where each of the following conditions is satisfied:

(a) at the time of such acquisition, both before and immediately after the consummation thereof, no Default shall have occurred and be continuing;

(b) unless the consideration paid for such acquisition (including, without duplication, the assumption of Indebtedness and aggregate amount of Indebtedness of the subject of such acquisition remaining outstanding after the consummation thereof) is less than $15,000,000, Subject EBITDA for the period of four fiscal quarters of the Facility, Person or business so acquired ended most recently before the consummation of such acquisition, was greater than zero;

(c) the Total Leverage Ratio and Senior Secured Leverage Ratio on the last day of the period of four fiscal quarters of GEO ended most recently before the consummation of such acquisition for which financial statements have been delivered under Section 5.01(a) or (b), as applicable, calculated on a Pro Forma Basis as if the acquisition had occurred on the first day of such period, and giving pro forma effect to all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness from and after such day through and including the date of the consummation of such acquisition, is at least 0.25 below the Total Leverage Ratio and Senior Secured Leverage Ratio, respectively, required to be maintained pursuant to Section 6.09 on such day; and

(d) such acquisition shall be consummated such that, after giving effect thereto, the subject of such acquisition shall be one or more Restricted Subsidiaries or (to the extent constituting assets that are not Persons) shall be acquired directly by GEO and/or one or more of its Restricted Subsidiaries; provided that nothing herein shall prevent GEO from designating the subject of such acquisition as an Unrestricted Subsidiary in accordance with Section 5.09(d) hereof.

“Permitted Business” means a business, a line of business or a facility in the same line of business as is conducted by GEO and its Subsidiaries on the date hereof and any business reasonably related thereto or ancillary or incidental thereto, or a reasonable extension thereof, including the provision of services or goods to Governmental Authorities, or any change in the business of GEO and its Subsidiaries necessary to qualify as a REIT.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments and other governmental charges that are not yet due beyond the period of grace or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, banker’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k); and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of GEO or any of its Subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least AA from Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc. (“S&P”) or Aa from Moody’s Investors Service, Inc. (“Moody’s”);

(c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 from S&P or P-2 from Moody’s;

(d) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, or by any, Lender which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (d) of this definition; and

(f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AA by S&P or Aa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which GEO or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned thereto in Section 9.01(d).

“Prime Rate” means, at any time, the rate of interest per annum established from time to time by BNP Paribas as its prevailing “base rate” or “prime rate” for loans in Dollars in the United States. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by BNP Paribas as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Principal Payment Dates” means, in the case of Term Loans, the 28 consecutive quarter-annual anniversaries of the Restatement Effective Date beginning with and including the first such quarter-annual anniversary falling after the Restatement Effective Date and ending with and including the Term Loan Maturity Date; provided that if there is no day corresponding to the Restatement Effective Date in the appropriate calendar month, then the relevant Principal Payment Date shall be the last day of such month.

“Pro Forma Basis” means, in making any determination of EBITDA or Adjusted EBITDA for any period, that pro forma effect shall be given to any acquisition permitted hereunder including any Permitted Acquisition that occurred during such period and to any acquisition by the Person acquired by GEO or any Restricted Subsidiary that occurred during such period, in each case, taking into account both revenues (excluding revenues created by synergies) and estimated cost-savings, as determined reasonably and in good faith by a Financial Officer of GEO and approved by the Administrative Agent, provided that GEO delivers to the Administrative Agent a certificate of a Financial Officer of GEO setting forth such pro forma calculations and all assumptions that are material to such calculations.

“Pro Forma Senior Secured Leverage Ratio” means, on any date, the Senior Secured Leverage Ratio on the last day of GEO’s fiscal quarter then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, (i) after giving pro forma effect since such last day through and including such date to: (x) all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of secured Indebtedness and (y) any changes to the amount of Unrestricted Cash and (ii) calculating EBITDA for the period of computation on a Pro Forma Basis.

“Pro Forma Total Leverage Ratio” means, on any date, the Total Leverage Ratio on the last day of GEO’s fiscal quarter then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable, (i) after giving pro forma effect since such last day through and including such date to: (x) all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness and (y) any changes to the amount of Unrestricted Cash and (ii) calculating EBITDA for the period of computation on a Pro Forma Basis.

“Public Lender” has the meaning assigned thereto in Section 9.01(d).

“Quarterly Date” means the last Business Day of January, April, July and October in each year, as applicable, the first of which shall be the first such day after the date hereof.

“Register” has the meaning assigned thereto in Section 9.04(c).

“Refundable Excess” has the meaning assigned thereto in Section 2.10(c)(iii).

“REIT” means a real estate investment trust as defined and taxed under Section 856-860 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning assigned thereto in Section 8.01.

“Required Lenders” means, at any time, subject to Section 2.18(b) and to the last paragraph of Section 9.02(b), Lenders having Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments at such time. The “Required Lenders” of a particular Class of Loans means Lenders having Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments of such Class representing more than 50% of the total Revolving Credit Exposures, outstanding Term Loans, outstanding Incremental Term Loans and unused Commitments of such Class at such time.

“Resignation Effective Date” has the meaning assigned thereto in Section 8.01.

“Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.03).

“Restricted Domestic Subsidiary” means any Domestic Subsidiary of GEO that is not an Unrestricted Subsidiary.

“Restricted Payment” means, with respect to any Person, any (x) dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of such Person, or (y) payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of such Person or any Equity Rights with respect to such Person.

“Restricted Subsidiary” means any Subsidiary of GEO that is not an Unrestricted Subsidiary.

“Revolving Credit”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(a).

“Revolving Credit Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans (or continue Existing Revolving Credit Loans as Revolving Credit Loans) and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders’ Revolving Credit Commitments is $700,000,000, and the initial amount of each Lender’s Revolving Credit Commitment on (and after giving effect to the occurrence of) the Restatement Effective Date is set forth in such Lender’s Lender Addendum.

“Revolving Credit Commitment Increase” has the meaning assigned thereto in Section 2.08(e)(i).

“Revolving Credit Commitment Termination Date” means the fifth anniversary of the Restatement Effective Date.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have expired or been terminated, a Lender with Revolving Credit Exposure.

“Revolving Credit Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Credit Loan Note” means a promissory note of the Borrowers payable to any Lender, substantially in the form of Exhibit A-2 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Revolving Credit Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Second Currency” has the meaning assigned thereto in Section 9.15.

“Secured Parties” means the Administrative Agent, the Lenders and the Hedge Counterparties.

“Security Documents” means the Guaranty Agreement, the Collateral Agreement, the Mortgages, the Collateral Assignment, each Joinder Agreement and each other agreement or writing pursuant to which any Borrower or any Restricted Subsidiary purports to grant a Lien on any property or assets securing their obligations under the Loan Documents.

“Senior Note Indentures” means, collectively, each of the indentures under which the Senior Notes are issued.

“Senior Notes” means, collectively, the 2017 Senior Notes, the 2021 Senior Notes, the 2023 Senior Notes and any other senior notes issued by GEO or any of its Subsidiaries.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all secured Indebtedness of GEO and its Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding Letters of Credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of GEO ending on or most recently ended prior to such date.

“Series” has the meaning assigned thereto in Section 2.01(c).

“Significant Subsidiary” means any Subsidiary (or group of Subsidiaries on a consolidated or combined basis) that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.

“Solvent” means, as to GEO and its Subsidiaries on a particular date, that each such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), (c) does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) is “solvent” within the meaning given that term and similar terms under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereafter in effect or any successor statute) and other applicable laws relating to fraudulent transfers and conveyances.

“South African Rand” refers to the lawful currency of South Africa.

“Special Counsel” means Milbank, Tweed, Hadley & McCloy LLP, in its capacity as special New York counsel to BNP Paribas, as Administrative Agent.

“Specified Currency” has the meaning assigned thereto in Section 9.15.

“Specified Place” has the meaning assigned thereto in Section 9.15.

“Specified Transactions” has the meaning assigned thereto in the Recitals hereof.

“Statutory Reserve Rate” means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” refers to the lawful currency of the United Kingdom.

“Subject EBITDA” means, for any period, for any Facility, Person or business that is the subject of a proposed Permitted Acquisition (the “Acquired Business”), the sum of the following for such period (calculated without duplication on a consolidated basis for such Acquired Business and its Subsidiaries to the fullest extent practicable in accordance with GAAP (and, if such Acquired Business consists of assets rather than a Person, as if such Acquired Business were a Person)) (a) net operating income (or loss) plus (b) the sum of the following to the extent deducted in determining such net operating income: (i) income and franchise taxes, (ii) interest expense, (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), and (iv) extraordinary losses.

“Subject Year” has the meaning assigned thereto in Section 6.05(a)(B).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of GEO.

“Swap Obligation” is defined in “Excluded Swap Obligation”.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means (i) BNP Paribas or (ii) any Lender selected by GEO that is reasonably acceptable to the Administrative Agent and consents to be a “Swingline Lender” hereunder. Each reference herein to “the Swingline Lender” shall refer to the respective Swingline Lender of a Swingline Loan.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndicated”, when used in reference to any Loan or Borrowing, refers to whether the Class of such Loan or Borrowing is Revolving Credit, Term or Incremental, as opposed to Swingline.

“Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01(b), as opposed to Revolving Credit, Incremental or Swingline.

“Term Lender” means a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to continue all or a portion of its Existing Term Loan as a Term Loan hereunder on the Restatement Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Existing Term Loans to be continued as Term Loans by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial (x) aggregate amount of the Lenders’ Term Loan Commitments is $300,000,000 and (y) amount of each Lender’s Term Loan Commitment on (and after giving effect to the occurrence of) the Restatement Effective Date is set forth in such Lender’s Lender Addendum, in each case subject to reduction and termination on the Restatement Effective Date pursuant to Section 2.08(a).

“Term Loan Maturity Date” means the seventh anniversary of the Restatement Effective Date.

“Term Loan Note” means a promissory note of GEO payable to the order of any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of GEO to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Title Companies” has the meaning assigned thereto in Section 5.10(a)(ii).

“Total Leverage Ratio” means, on any date, the ratio of (a) the result of the following calculation: (i) the aggregate outstanding principal amount of all Indebtedness of GEO, its Subsidiaries and the Other Consolidated Persons on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) the aggregate outstanding principal amount of all Indebtedness of the Unrestricted Subsidiaries and the Other Consolidated Persons on such date that is Non-Recourse to GEO and its Restricted Subsidiaries plus (z) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding Letters of Credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of GEO ending on or most recently ended prior to such date.

“Transactions” means the execution, delivery and performance by each Borrower and each Restricted Subsidiary of this Agreement and the other Loan Documents to which it intended to be a party, the borrowing of Loans, the use of the proceeds thereof, and the issuance, amendment, renewal or extension of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, if the context so requires, any other applicable jurisdiction.

“Unrestricted Cash” means cash and Permitted Investments held by GEO and its Restricted Subsidiaries that are not subject to any Lien or preferential arrangement in favor of any Person to protect such Person against loss and are not part of any funded reserve established by GEO or any of its Restricted Subsidiaries required by GAAP.

“Unrestricted Subsidiary” means any Subsidiary of GEO (other than Corrections) identified on the date hereof in the Disclosure Supplement as an Unrestricted Subsidiary or designated as an Unrestricted Subsidiary after the Restatement Effective Date pursuant to Section 5.09(d), provided that such Unrestricted Subsidiary meets the requirements set forth in Section 5.09(d).

“Unrestricted Subsidiary Debt” means Indebtedness of any one or more Unrestricted Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” means, at any time, the excess at such time of current assets (excluding cash and cash equivalents) over current liabilities (excluding the current portion of long-term debt) of GEO, its Subsidiaries and the Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP).

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Syndicated Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., a “Syndicated ABR Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Syndicated Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., a “Syndicated ABR Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Any reference herein to “the date hereof”, “the date of this Agreement” and words of similar import shall be deemed to mean April 3, 2013. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein, including in Section 6.13), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified, supplemented, re-enacted or redesignated from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if GEO notifies the Administrative Agent that GEO requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies GEO that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, GEO will comply with Section 5.12.

Section 1.05 Currencies; Currency Equivalents. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. For purposes of determining

(i) whether the amount of any Revolving Credit Borrowing or Letter of Credit, together with all other Revolving Credit Borrowings and Letters of Credit then outstanding or to be borrowed or issued at the same time that such Revolving Credit Borrowing or Letter of Credit is outstanding, would exceed the aggregate amount of the Revolving Credit Commitments,

(ii) the aggregate unutilized amount of the Commitments of any Class, or

(iii) the Revolving Credit Exposure or the LC Exposure of any Class, the outstanding principal amount of any Letter of Credit that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Letter of Credit, determined as of the date of such Letter of Credit. Wherever in this Agreement in connection with a Letter of Credit a required minimum or multiple amount is expressed in Dollars, but such Letter of Credit is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

ARTICLE II

THE CREDITS

Section 2.01 The Commitments; Loans. On the terms and subject to the conditions set forth herein, the Lenders severally agree to continue the Existing Revolving Credit Loans as Revolving Credit Loans and to continue the Existing Term Loans as Term Loans, as applicable, and to make additional Loans, in each case as set forth below.

(a) Revolving Credit Loans.

(i) On the Restatement Effective Date, the Existing Revolving Credit Loans of each Lender outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) shall be continued, and shall constitute and remain outstanding as Revolving Credit Loans hereunder, and Corrections hereby assumes joint and several liability with GEO therefor as provided in Section 2.21. In furtherance of the foregoing, on the Restatement Effective Date, the initial Revolving Credit Lenders hereunder shall make and receive payments among themselves, in a manner acceptable to and approved by the Administrative Agent, so that, after giving effect thereto, the Revolving Credit Loans are, on (and immediately after the occurrence of) the Restatement Effective Date, held ratably by the Revolving Credit Lenders in accordance with the respective Revolving Credit Commitments of the Revolving Credit Lenders on the Restatement Effective Date.

(ii) Each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrowers from time to time during the Revolving Credit Availability Period, in Dollars, in an aggregate principal amount that will result in neither (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment nor (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans.

(b) Term Loans.

(i) On the Restatement Effective Date, the Existing Term Loans of each Lender outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) shall be continued, and shall constitute and remain outstanding as Term Loans hereunder. In furtherance of the foregoing, on the Restatement Effective Date, the initial Term Lenders hereunder shall make and receive payments among themselves, in a manner acceptable to and approved by the Administrative Agent, so that, after giving effect thereto, the Term Loans are, on (and immediately after the occurrence of) the Restatement Effective Date, held ratably by the Term Lenders in accordance with the respective Term Loan Commitments of the Term Lenders on the Restatement Effective Date. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.

(c) Incremental Term Loans. In addition to Borrowings of Revolving Credit Loans and Term Loans pursuant to Section 2.01(a) or (b) above, respectively, at any time and from time to time, GEO may request that any one or more of the Lenders or, at the option of GEO, other financial institutions or funds selected by GEO offer to enter into commitments to make additional Incremental Term Loans to GEO, in Dollars, under this Section 2.01(c). In the event that one or more of the Lenders or such other financial institutions or funds offer, in their sole discretion, to enter into such commitments, and such Lenders or financial institutions or funds and GEO agree as to the amount of such commitments that shall be allocated to the respective Lenders or financial institutions or funds making such offers and the fees (if any) to be payable by GEO in connection therewith, such Lenders or financial institutions or funds shall become obligated to make Incremental Term Loans under this Agreement in an amount equal to the amount of their respective Incremental Term Loan Commitments (and such financial institutions shall become “Incremental Lenders” hereunder). The Incremental Term Loans to be made pursuant to any such agreement between GEO and any such Lenders or financial institutions or funds in response to any such request by GEO shall be deemed to be a separate “Series” of Incremental Term Loans for all purposes of this Agreement.

Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Term Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Term Loans) shall be (A) $20,000,000 or a larger multiple of $1,000,000 or (B) any other amount consented to by the Administrative Agent and (ii) the aggregate principal amount of all Incremental Term Loan Commitments established after the Restatement Effective Date plus the aggregate principal amount of all Revolving Credit Commitment Increases obtained after the Restatement Effective Date shall not exceed $350,000,000. Except as otherwise expressly provided herein, the Incremental Term Loans of any Series shall have the interest rate, participation and other fees, commitment reduction schedule (if any), amortization and maturity date, and be subject to such conditions to effectiveness and initial credit extension, as shall be agreed upon by the respective Incremental Lenders of such Series, GEO and the Administrative Agent (which agreement by the Administrative Agent shall not be unreasonably withheld in the case of interest rates and participation and other fees), provided that in any event (x) the Incremental Term Loans shall be subject to, and entitled to the benefits of, the collateral security and Guarantees provided for herein and in the other Loan Documents on an equal and ratable basis with each other Loan, (y) the maturity for Incremental Term Loans shall not be earlier than the Term Loan Maturity Date and may be later than the Term Loan Maturity Date to the extent so agreed by GEO and such Incremental Lenders and (z) the weighted average-life-to-maturity for such Series of Incremental Term Loans shall not be shorter than the weighted average-life-to-maturity for the Term Loans and may be longer than the weighted average-life-to-maturity for the Term Loans to the extent so agreed by GEO and such Incremental Lenders; provided, further that GEO and the applicable Incremental Lenders may modify or waive any or all of the conditions to the initial borrowing of the applicable Incremental Term Loans (but not, for the avoidance of doubt, any conditions to the effectiveness of any Incremental Term Loan Commitments) set forth in this Agreement (other than with respect to (x) the absence of any Event of Default under any of Sections 7.01(a), (b), (h), (i) or (j) or (y) the accuracy of customary “specified representations”) in any transaction where the net cash proceeds of such Incremental Term Loan will be used to fund the purchase price for a Permitted Acquisition or other acquisition permitted under this Agreement.

Following the acceptance by GEO of the offers made by any one or more Lenders to make any Series of Incremental Term Loans pursuant to the foregoing provisions of this Section 2.01(c), each such Incremental Lender in respect of such Series of Incremental Term Loans severally agrees, on the terms and conditions of this Agreement, to make such Incremental Term Loans to GEO during the period from and including the date of such acceptance to and including the commitment termination date specified in the agreement entered into with respect to such Series in an aggregate principal amount up to but not exceeding the amount of the Incremental Term Loan Commitment of such Incremental Lender in respect of such Series as in effect from time to time. Amounts prepaid or repaid in respect of Incremental Term Loans may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Type of Loans. Subject to Section 2.12, each Syndicated Borrowing shall be comprised entirely of ABR Loans or of Eurodollar Loans as GEO may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. On and as of the Restatement Effective Date, each Existing Loan that is a Eurodollar Loan and that is being continued hereunder as a Loan pursuant to Section 2.01 shall be immediately and automatically converted into an ABR Loan and shall continue as an ABR Loan until such time (which, for the avoidance of doubt, may occur on the Restatement Effective Date) as the Administrative Agent shall have received an Interest Election Request in respect of such the Loan pursuant to Section 2.07(b), from which time such Loan shall bear interest in accordance with such Interest Election Request and the other applicable provisions of this Agreement (including, without limitation, those set forth in Section 2.02, Section 2.07 and Section 2.12). Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $2,500,000 or a larger multiple of $1,000,000. Each Syndicated ABR Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $1,000,000; provided that a Syndicated ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or (in the case of a Revolving Credit ABR Borrowing) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount equal to $100,000 or a larger multiple of $100,000. Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen Eurodollar Borrowings outstanding.

(d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing):

(i) any Revolving Credit Borrowing if the Interest Period requested therefor would end after the Revolving Credit Commitment Termination Date;

(ii) any Term Borrowing if the Interest Period requested therefor would end after the applicable Term Loan Maturity Date;

(iii) any Term Borrowing of either Class if the Interest Period requested therefor would commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans of such Class having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans of such Class permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; and

(iv) any Borrowing of a Series of Incremental Term Loans if the Interest Period requested therefor would commence before and end after (x) the final maturity date for such Series or (y) any date specified for the amortization of such Series unless, in the case of this clause (y), after giving effect thereto, the aggregate principal amount of the Incremental Term Loans of such Series having Interest Periods that end after such date shall be equal to or less than the aggregate principal amount of the Incremental Term Loans of such Series permitted to be outstanding after giving effect to the payments of principal required to be made on such date.

Section 2.03 Requests for Syndicated Borrowings.

(a) Notices. To request a Syndicated Borrowing, GEO shall notify the Administrative Agent of such request (i) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, or (ii) in the case of a Syndicated ABR Borrowing, not later than noon, New York City time, on the Business Day before the date of the proposed Borrowing; provided that any such notice of a Revolving Credit ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall be in writing in a form approved by the Administrative Agent and signed by GEO.

(b) Content of Borrowing Requests. Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Revolving Credit Borrowing, Term Borrowing or Incremental Borrowing;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi) the location and number of the account of a Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d) Failure to Elect. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, GEO shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.04 Swingline Loans.

(a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Credit Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments, provided that such Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) Notice of Swingline Loans. To request a Swingline Loan, GEO shall notify the Administrative Agent of such request in writing, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from GEO. Such Swingline Lender shall make each Swingline Loan available to the Borrowers by means of a credit to the general deposit account of a Borrower (as designated by GEO in writing) with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the respective Issuing Lender) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) Participations by Lenders in Swingline Loans. The applicable Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this Section 2.04(c), to pay to the Administrative Agent, for account of such Swingline Lender, such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.04(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this Section 2.04(c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Revolving Credit Lender.

The Administrative Agent shall notify GEO of any participations in any Swingline Loan acquired pursuant to the preceding provisions of this Section 2.04(c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to a Swingline Lender. Any amounts received by a Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to the preceding provisions of this Section 2.04(c) and to such Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.04(c) shall not relieve the Borrowers of any default in the payment thereof.

Section 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, GEO may request any Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, Letters of Credit for the account of the Borrowers in such form as is acceptable to the Administrative Agent and such Issuing Lender in its reasonable determination, which Letters of Credit may be denominated in Dollars or in any Agreed Foreign Currency. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

(b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), GEO shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Lender) to an Issuing

Lender selected by it and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(d)), the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. Such notice shall be given to the Administrative Agent (i) in the case of a Letter of Credit to be denominated in Dollars, not later than 4:00 p.m., New York City time, three Business Days before the date of the proposed issuance, amendment, renewal or extension and (ii) in the case of a Letter of Credit to be denominated in a Foreign Currency, not later than 4:00 p.m., London time, three Business Days (or four Business Days if longer notice is determined by the Administrative Agent to be required) before the date of the proposed issuance, amendment, renewal or extension. The Issuing Lender shall promptly notify each Lender of the issuance of any Letter of Credit and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s participation therein.

If requested by the respective Issuing Lender, the Borrowers shall also submit a Letter of Credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) Limitations. A Letter of Credit shall be issued, amended, renewed or extended (including pursuant to Section 2.05(l)) only if after giving effect to such issuance, amendment, renewal or extension (A) the aggregate LC Exposure shall not exceed $125,000,000 and (B) the total Revolving Credit Exposure shall not exceed the total Revolving Credit Commitments (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant as to the same).

(d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date reasonably satisfactory to the applicable Issuing Lender and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date; provided, that such date may be later than the date that is five Business Days prior to the Revolving Credit Commitment Termination Date if and so long as such Letter of Credit is cash collateralized no later than such fifth prior Business Day in accordance with Section 2.05(k).

(e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by any Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.05(e) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the respective Issuing Lender, such Revolving Credit Lender’s Applicable Percentage of the Dollar Equivalent of each LC Disbursement made by an Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrowers or at any time after any reimbursement payment is required to be refunded to the Borrowers for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to Section 2.05(f), the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Revolving Credit Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to the Dollar Equivalent of such LC Disbursement not later than 4:00 p.m., New York City time, on (i) the Business Day that any Borrower receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m., New York City time, or (ii) the Business Day immediately following the day that any Borrower receives such notice, if such notice is not received prior to such time, provided that, if the Dollar Equivalent of such LC Disbursement is not less than $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with a Revolving Credit ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit ABR Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Credit Lender’s Applicable Percentage of the Dollar Equivalent thereof.

(g) Obligations Absolute. The Borrowers’ obligations to reimburse LC Disbursements as provided in Section 2.05(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05(g), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.

Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder) or any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination, and that:

(i) any Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii) any Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii) this sentence shall establish the standard of care to be exercised by each Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and GEO in writing of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

(i) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to Revolving Credit ABR Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to Section 2.05(f), then Section 2.12(c) shall apply. Interest accrued pursuant to this Section 2.05(i) shall be for account of such Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to Section 2.05(f) to reimburse such Issuing Lender shall be for account of such Revolving Credit Lender to the extent of such payment.

(j) Replacement of an Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement between GEO, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to include such successor or any previous Issuing Lender, or such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k) Cash Collateralization. If either (i) any Event of Default shall occur and be continuing, on the Business Day that GEO receives notice from the Administrative Agent or the Required Lenders of the Revolving Credit Loans (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral, (ii) the Borrowers shall be required to provide cover for LC Exposure pursuant to Section 2.10(c), or (iii) GEO shall elect to extend the expiration date of any Letter of Credit pursuant to Section 2.05(d), the Borrowers shall immediately deposit into a cash collateral account established at a banking institution selected by the Administrative Agent (the “Collateral Account”), which account may be a “securities account” (within the meaning of Section 8-501 of the UCC as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders, an amount in cash equal to, 105%, in the case of clause (i) of this sentence, or 103%, in the case of clause (ii) or clause (iii) of this sentence, of the Dollar Equivalent of the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.10(c), the amount required under Section 2.10(c), provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to either Borrower described in Sections 7.01(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of all Lenders with LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of (i) the occurrence of an Event of Default, (ii) pursuant to Section 2.10(c)(ii) or (iii) pursuant to Section 2.05(d), such amount (to the extent not applied as aforesaid) shall be returned to GEO within three Business Days after all Events of Default have been cured or waived (in the case of clause (i) of this sentence), as provided in said Section 2.10(c)(ii) (in the case of clause (ii) of this sentence) or after the termination of the applicable Letter of Credit (in the case of clause (iii) of this sentence).

(l) Letters of Credit Under the Existing Credit Agreement. To the extent that, pursuant to Section 2.05 of the Existing Credit Agreement, BNP Paribas or JPMorgan Chase Bank, N.A., as an “Issuing Lender” thereunder, has issued Existing Letters of Credit then, on the Restatement Effective Date, subject to (i) the satisfaction of the conditions to effectiveness of the obligations of the Lenders hereunder set forth in Sections 4.01 and 4.02 and (ii) the limitations set forth in Section 2.05(c), each of such Existing Letters of Credit shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder issued by such respective Issuing Lender hereunder.

Section 2.06 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to GEO (in the case of Term Loans) or the Borrowers (in the case of Revolving Credit Loans) by promptly crediting the amounts so received, in like funds, to an account of GEO (in the case of Term Loans) or any Borrower (in the case of Revolving Credit Loans) maintained with the Administrative Agent in New York City and designated by GEO in the applicable Borrowing Request; provided that Revolving Credit ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the respective Issuing Lender.

(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption, make available to GEO (in the case of any Term Borrowing) or the Borrowers (in the case of any Revolving Credit Borrowing), a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and GEO (in the case of any Term Borrowing) or the Borrowers (in the case of any Term Borrowing) severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to GEO or any Borrower, as applicable, to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by GEO or the Borrowers, as applicable, the interest rate applicable to ABR Loans. If GEO or the Borrowers, as applicable, and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to GEO (in the case of any such interest in respect of a Term Borrowing) or the Borrowers (in the case of any such interest in respect of a Revolving Credit Borrowing) the amount of such interest paid by GEO or the Borrowers, as applicable, for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by GEO or the Borrowers, as applicable, shall be without prejudice to any claim GEO or the Borrowers, as applicable, may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.07 Interest Elections.

(a) Elections by GEO for Syndicated Borrowings. The Loans comprising each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, GEO may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. GEO may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) Notice of Elections. To make an election pursuant to this Section, GEO shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if GEO were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and shall be in writing in a form approved by the Administrative Agent and signed by GEO.

(c) Content of Interest Election Requests. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Failure to Elect; Events of Default. If GEO fails to deliver a timely and complete Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Eurodollar Borrowing is repaid as provided herein, GEO shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding any contrary provision hereof, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing and the Administrative Agent or the Required Lenders so notifies GEO, then, so long as such Event of Default is continuing (i) no outstanding Syndicated Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall automatically be converted to a Syndicated ABR Borrowing at the end of the Interest Period therefor.

Section 2.08 Termination and Reduction of Commitments; Increase of Revolving Credit Commitments.

(a) Scheduled Termination. Unless previously terminated, (i) the Term Loan Commitments of each Class shall be automatically reduced to zero and terminated immediately upon the earlier to occur of (x) the continuation of the Existing Term Loans as Term Loans hereunder on the Restatement Effective Date pursuant to Section 2.01 and (y) 5:00 p.m., New York City time, on the Restatement Effective Date, (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date and (iii) the Incremental Term Loan Commitments of any Series shall terminate on the close of business on the commitment termination date specified in the agreement establishing such Series pursuant to Section 2.01(c).

(b) Voluntary Termination or Reduction. GEO may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is $3,000,000 or a larger multiple of $1,000,000 and (ii) GEO shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.10, the total Revolving Credit Exposure would exceed the total Revolving Credit Commitments.

(c) Notice of Voluntary Termination or Reduction. GEO shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by GEO pursuant to this Section shall be irrevocable; provided that a notice of termination of the Term Loan Commitments, the Incremental Term Loan Commitments or the Revolving Credit Commitments delivered by GEO may state that such notice is conditioned upon the receipt of funds under other credit facilities or pursuant to an Equity Issuance, in which case such notice may be revoked by GEO (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

(e) Increase of the Revolving Credit Commitments.

(i) Requests for Increase. GEO may, from time to time at any time prior to the Revolving Credit Commitment Termination Date, propose that the Revolving Credit Commitments be increased (each such proposed increase being a “Revolving Credit Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed (in its sole discretion) to increase or to assume a Revolving Credit Commitment and the date on which such increase or assumption is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and at least 30 days prior to the Revolving Credit Commitment Termination Date; provided that:

(A) the minimum amount of any such increase shall be (1) $20,000,000 or a larger multiple of $1,000,000 or (2) any other amount consented to by the Administrative Agent, and the minimum amount of the Revolving Credit Commitment of any Assuming Lender, and the minimum amount of the increase of the Revolving Credit Commitment of any Increasing Lender, as part of such Revolving Credit Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000 in excess thereof;

(B) the aggregate principal amount of all Incremental Term Loan Commitments established after the Restatement Effective Date plus the aggregate principal amount of all Revolving Credit Commitment Increases obtained after the Restatement Effective Date shall not exceed $350,000,000;

(C) GEO shall have delivered to the Administrative Agent a certificate of GEO stating on such Commitment Increase Date that (i) no Default has occurred and is continuing and (ii) the representations and warranties contained in this Agreement are true and correct in all material respects as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(D) each Assuming Lender shall be acceptable to the Administrative Agent, each Issuing Lender and each Swingline Lender in the reasonable exercise of their discretion.

(ii) Effectiveness of Revolving Credit Commitment Increase. Each Assuming Lender, if any, shall become a Revolving Credit Lender hereunder as of such Commitment Increase Date and the Revolving Credit Commitment of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided that:

(A) the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent in its reasonable discretion) a certificate of a duly authorized officer of GEO stating that each of the applicable conditions to such Revolving Credit Commitment Increase set forth in Section 2.08(e)(i)(C) have been satisfied;

(B) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent in its reasonable discretion), an agreement, in form and substance reasonably satisfactory to GEO and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Revolving Credit Commitment or an increase of Revolving Credit Commitment duly executed by such Assuming Lender and each Borrower and acknowledged by the Administrative Agent; and

(C) the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) such proof of corporate action, opinions of counsel and other documents as is consistent with those delivered by the Borrowers pursuant to Section 4.01 and reasonably requested by the Administrative Agent, any Assuming Lender and/or any Increasing Lender in connection with such Revolving Credit Commitment Increase.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

(iii) Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(B) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(A) above and the satisfaction of the conditions referred to in clause (ii)(C) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to GEO.

(iv) Adjustments of Borrowings. On the Commitment Increase Date, the Borrowers shall (A) prepay in full the outstanding Revolving Credit Loans (if any) made to them, (B) simultaneously borrow new Revolving Credit Loans hereunder in an amount equal to such prepayment and (C) pay to the Revolving Credit Lenders the amounts, if any, payable under Section 2.14 as a result of any such prepayment; provided that with respect to subclauses (A) and (B) hereinabove, (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Revolving Credit Borrowings are held ratably by the Revolving Credit Lenders in accordance with the respective Revolving Credit Commitments of the Revolving Credit Lenders (after giving effect to such Revolving Credit Commitment Increase). Concurrently therewith, the Revolving Credit Lenders shall be deemed to have adjusted their participation interests in any outstanding Letters of Credit and Swingline Loans so that such interests are held ratably in accordance with their Revolving Credit Commitments as so increased.

Section 2.09 Repayment of Loans; Evidence of Debt.

(a) Term Loan Repayment. GEO hereby unconditionally promises to pay the Loans as follows:

(i) to the Administrative Agent for account of the Term Lenders (x) 0.25% of the original principal amount of the Term Loans on each Principal Payment Date and (y) the outstanding principal amount of the Term Loans on the Term Loan Maturity Date; and

(ii) to the Administrative Agent for account of the Incremental Lenders of any Series, the principal of the Incremental Term Loans of such Series on the dates and in the amounts specified in the agreement establishing such Series pursuant to Section 2.01(c).

(b) Revolving Credit Loans Repayment. The Borrowers hereby unconditionally promise to pay the Loans as follows:

(i) to the Administrative Agent for account of the Revolving Credit Lenders the outstanding principal amount of the Revolving Credit Loans on the Revolving Credit Commitment Termination Date; and

(ii) to each Swingline Lender or, to the extent required by Section 2.04(c), to the Administrative Agent for account of the Revolving Credit Lenders, the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Revolving Credit Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Credit Borrowing is made, the Borrowers shall repay all Swingline Loans then outstanding.

(c) Adjustment of Amortization Schedule. Any prepayment of a Term Loan Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section 2.09 (i) in the case of any optional prepayment of Term Loans pursuant to Section 2.10(a), as directed by GEO and (ii) in the case of any mandatory prepayment of Term Loans pursuant in Section 2.10(b), in direct order of maturity.

(d) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, and subject (in the case of a prepayment) to any applicable provisions of Section 2.10, GEO shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent in writing of such selection not later than 1:00 p.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of any Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If GEO fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

(e) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(f) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(g) Effect of Entries. The entries made in the records maintained pursuant to Sections 2.09(e) or (f) shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(h) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a Note. In such event, GEO (in the case of any Term Loan Note) or the Borrowers (in the case of any Revolving Credit Loan Note) shall prepare, execute and deliver to such Lender (with a copy to the Administrative Agent) a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).

Section 2.10 Prepayment of Loans.

(a) Optional Prepayments. GEO or the Borrowers, as applicable, shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section. In the event that all or any portion of the Term Loans are repaid, prepaid, replaced, repriced or effectively refinanced through (i) any waiver, consent or amendment the result of which would be the lowering of the effective interest cost or the weighted average yield of any of the Term Loans or (ii) the incurrence of Indebtedness having an effective interest cost or weighted average yield (taking into account, without limitation, upfront fees, original issue discount, interest rate spreads and interest rate benchmark floors, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans) that is less than the effective interest cost or weighted average yield of the Term Loans (or portion thereof) so repaid, prepaid, replaced, repriced or refinanced, in each case on or prior to the date that is six months after the Restatement Effective Date, such repayment, prepayment, replacement, repricing or refinancing will be made at 101% of the principal amount so repaid, prepaid, refinanced, replaced or repriced.

(b) Mandatory Prepayments. GEO or the Borrowers, as applicable, will prepay the Loans, and/or the Commitments shall be subject to automatic reduction, as follows:

(i) Casualty Events. Upon the date 270 days following the receipt by GEO or any of its Restricted Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of GEO or any of its Restricted Subsidiaries (or upon such earlier date as GEO or such Restricted Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), GEO or the Borrowers, as applicable, shall prepay the Loans, and/or the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied or committed to be applied (and if committed to be applied, not actually applied within 450 days following the receipt of such proceeds) to the repair or replacement of such property, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in Section 2.10(b)(iii). Nothing in this clause (i) shall be deemed to limit any obligation of GEO or any of its Restricted Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

(ii) Sale of Assets. If (A)(x) the Net Available Proceeds of any Disposition (other than in respect of GEO Care Inc. pursuant to the GEO Care Purchase Agreement) received after the Restatement Effective Date exceed $2,500,000 and are equal to or less than $50,000,000 and (y) either (I) the Pro Forma Total Leverage Ratio, calculated as of the consummation of and after giving effect to such Disposition, exceeds 5.25:1.00 or (II) the Pro Forma Senior Secured Leverage Ratio, calculated as of the consummation of and after giving effect to such Disposition, exceeds 3.00:1.00, or (B) the Net Available Proceeds of any Disposition received after the Restatement Effective Date exceed $50,000,000, then, in each case, promptly upon the consummation of such Disposition (and in any event within 4 Business Days thereof), GEO or the Borrowers, as applicable, will prepay the Loans, and/or the unused Incremental Term Loan Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of such Disposition, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in Section 2.10(b)(iii). Notwithstanding the foregoing, GEO or the Borrowers, as applicable, shall not be required to make a prepayment and the unused Incremental Term Loan Commitments shall not be subject to automatic reduction pursuant to this Section 2.10(b)(ii) with respect to the Net Available Proceeds from any Disposition, if (x) no Default shall have occurred and be continuing on such date or during the Applicable Period (prior to the date the Net Available Proceeds are used or otherwise invested as provided in this sentence) and (y) such Net Available Proceeds are used for one or more acquisitions or otherwise reinvested in the Permitted Business of the Borrowers and the Restricted Subsidiaries within the Applicable Period (as defined below) for such Disposition (it being understood that Net Available Proceeds shall be deemed to be used in the same order in which the related Dispositions occurred); provided that any such Net Available Proceeds not so used on or before the last day of the Applicable Period for such Disposition shall be forthwith applied as provided above. For purposes hereof, “Applicable Period” means, with respect to any Disposition, the period starting on the day such Disposition is consummated and ending on the date falling 270 days thereafter, except that if GEO or the applicable Restricted Subsidiary agrees in a legally binding commitment to reinvest the Net Available Proceeds from such Disposition (pursuant to the proviso in the immediately preceding sentence) in the construction and equipping of one or more Facilities on or before such 270th day, the Applicable Period for such Disposition shall be extended automatically by 18 months. Prior to or substantially concurrently with the consummation of any Disposition, GEO shall deliver to the Administrative Agent (for further distribution to the Lenders) a statement, certified by a Financial Officer of GEO, in form and detail reasonably satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of such Disposition (except that such statement shall not be required for any Disposition the Net Available Proceeds of which are less than or equal to $50,000,000); provided that, for the avoidance of doubt, such certified statement may be supplemented or modified in writing by such Financial Officer solely as to such amount of Net Available Proceeds if and to the extent (and during such time as) a corresponding supplement or modification shall be delivered by such Financial Officer pursuant to clause (II) of the final proviso to the definition of “Net Available Proceeds” set forth in Section 1.01.

(iii) Application. Except as otherwise provided in Section 7.02, prepayments and/or reductions of Commitments pursuant to this Section 2.10(b) shall be applied as follows:

first, ratably between the Term Loans and each Series of Incremental Term Loans (if any) in accordance with the respective sums at such time of the aggregate amount of (x) outstanding Term Loans and (y) outstanding Incremental Term Loans and unused Incremental Term Loan Commitments of each Series (if any), (A) with respect to Term Loans, to prepay the outstanding Term Loans, and (B) with respect to Incremental Term Loans of each Series, to prepay the outstanding Incremental Term Loans of such Series and reduce the aggregate amount of unused Incremental Term Loan Commitments of such Series, as specified in the agreement establishing such Series pursuant to Section 2.01(c); and

second, after the payment in full of the Term Loans and the Incremental Term Loans (if any) and the termination of the Incremental Term Loan Commitments (if any), first, to prepay Swingline Loans, and second, to prepay Revolving Credit Loans, in each case with no corresponding permanent reduction of the Revolving Credit Commitments.

Notwithstanding the foregoing, any Term Lender may, by notice to GEO and the Administrative Agent at least three Business Days before such prepayment or Incremental Term Loan Commitment reduction, decline all or any portion of the prepayment or Commitment reduction, as the case may be, to which it would otherwise be entitled, in which case the portion of such prepayment or Commitment reduction, as the case may be, so declined shall be retained by GEO.

(c) Mandatory Prepayments due to Changes in Exchange Rates.

(i) Determination of Amount Outstanding. On each Quarterly Date prior to the Revolving Credit Commitment Termination Date, on each date that GEO shall request a Revolving Credit Borrowing or the issuance, amendment, renewal or extension of a Letter of Credit and, in addition, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate Revolving Credit Exposure. For the purpose of this determination, the outstanding face amount of any Letter of Credit that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Letter of Credit, determined as of such Quarterly Date, date of such proposed Revolving Credit Borrowing, issuance, amendment, renewal or extension or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Revolving Credit Lenders and GEO thereof.

(ii) Prepayment and Cover. If, on the date of such determination (after giving effect to any prior or substantially concurrent deposit made by the Borrowers, at their option, to the Collateral Account) the aggregate Revolving Credit Exposure exceeds the aggregate amount of the Revolving Credit Commitments as then in effect (such excess, an “Excess”), the Borrowers shall, if requested by the Administrative Agent, within five Business Days following GEO’s receipt of such request:

(A) if any Revolving Credit Loans are outstanding, prepay all such Revolving Credit Loans or such portion thereof as is sufficient to eliminate the Excess, and

(B) if such prepayment is not sufficient to eliminate the Excess, provide cover for the LC Exposure pursuant to Section 2.05(k) in an amount sufficient to eliminate the Excess.

(iii) Release of Cover. If, on the date of such determination, the amount of the cover provided by the Borrowers pursuant to Section 2.10(c)(ii)(B) and then held by the Administrative Agent exceeds the Excess (such excess, a “Refundable Excess”) on such date (or if such Excess is less than or equal to zero), and no Default has occurred and is continuing, the Administrative Agent shall, if requested by GEO, within three Business Days following the Administrative Agent’s receipt of such request, return to the Borrowers the amount of the Refundable Excess (or, if the Excess is less than or equal to zero, the full amount of such cover).

For purposes hereof, “Currency Valuation Notice” means a notice given by the Required Lenders of the Revolving Credit Loans or any Issuing Lender to the Administrative Agent stating that such notice is a “Currency Valuation Notice” and requesting that the Administrative Agent determine the aggregate Revolving Credit Exposure.

Any prepayment of Loans constituting Revolving Credit Exposure pursuant to this Section 2.10 shall be applied, first, to Swingline Loans outstanding and second, to Revolving Credit Loans outstanding.

(d) Notices, Etc. GEO shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) in writing of any prepayment hereunder not later than 1:00 p.m., New York City time, four Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid, any other information required to be in such notice pursuant to Section 2.09(b) and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Term Loan Commitments, Incremental Term Loan Commitments or the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with

Section 2.08. Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing, except to the extent otherwise expressly provided herein. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

Section 2.11 Fees.

(a) Commitment Fees. The Borrowers agree to pay to the Administrative Agent for account of each Revolving Credit Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date such Commitment terminates. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the date the relevant Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Revolving Credit Commitments, the Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Letter of Credit Fees. The Borrowers agree to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Lender a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between GEO and such Issuing Lender on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this Section 2.11(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between GEO and the Administrative Agent.

(d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the respective Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees, participation fees and closing fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.12 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.

(c) Default Interest. Notwithstanding the foregoing, if any Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing:

(i) all interest, fees and other amounts payable by the Borrowers hereunder (other than any such amounts solely in respect of any Eurodollar Borrowing) not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to Revolving Credit ABR Loans as provided in Section 2.12(a); and

(ii) all interest, fees and other amounts payable by the Borrowers hereunder solely in respect of a Eurodollar Borrowing not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus (x) until the end of the then current Interest Period applicable to such Eurodollar Borrowing, the rate otherwise applicable to such Loan as provided in Section 2.12(b), or (y) from and after the end of the then current Interest Period applicable to such Eurodollar Borrowing, the rate applicable to Revolving Credit ABR Loans as provided in Section 2.12(a).

(d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to Section 2.12(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Credit ABR Loan prior to the Revolving Credit Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) Retroactive Adjustments of Applicable Rate. If, as a result of any restatement of or other adjustment to the financial statements of GEO or for any other reason, GEO or the Lenders determine that (i) the Total Leverage Ratio as calculated by GEO as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, GEO or the Borrowers, as applicable, shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender, any Issuing Lender or any Swingline Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This Section 2.12(f) shall not limit the rights of the Administrative Agent, any Lender, any Issuing Lender or any Swingline Lender, as the case may be, under Section 2.05(i), 2.11(b) or 2.12(c) or under Article VII. The Borrowers’ obligations under this Section 2.12(f) shall not terminate until the payment by the Borrowers of the principal of and interest on the Loans and all other outstanding obligations owing by it under the Loan Documents, the expiration or termination of all Letters of Credit and the expiration or termination of the Commitments if at such time no demand shall have been made for payment (and no amount shall have become automatically due) under this Section 2.12(f).

(g) Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders of the relevant Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to GEO and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies GEO and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Eurodollar Borrowing shall be ineffective and such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, a Syndicated ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Syndicated ABR Borrowing.

Section 2.13 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender;

(ii) subject any Lender or any Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such Issuing Lender); or

(iii) impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Lender, GEO or the Borrowers, as applicable, will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time GEO will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth, in reasonable detail, the basis for determining such amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in Sections 2.13(a) or (b) and delivered to GEO shall be conclusive absent manifest error. GEO or the Borrowers, as applicable, shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that GEO or the Borrowers, as applicable, shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies GEO of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.14 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of the Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(c) and is revoked in accordance herewith), or (d) the assignment as a result of a request by GEO pursuant to Section 2.17(b) of any Eurodollar Loan other than on the last day of the Interest Period therefor, then, in any such event, GEO or the Borrowers, as applicable, shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such

Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth, in reasonable detail, the basis for determining such amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to GEO and shall be conclusive absent manifest error. GEO or the Borrowers, as applicable, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.15 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of Section 2.15(a), the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or an Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Delivery of Tax Forms. To the extent required by law to reduce or eliminate withholding or payment of taxes, each Payee shall deliver to GEO, with a copy to the Administrative Agent, on or before the Restatement Effective Date or concurrently with the delivery of the relevant Assignment and Assumption, as applicable, two United States Internal

Revenue Service Forms W-9, Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Payee is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes and backup withholding taxes. Each such Payee further agrees to deliver to GEO, with a copy to the Administrative Agent, as applicable, two Form W-9, Form W-8BEN or W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to GEO, certifying that such Payee is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and backup withholding tax (unless in any such case a Change in Law has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Payee notifies GEO and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes). In the case of a Payee claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, such Payee shall also deliver a certificate to the effect that such Payee is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of either of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code. Notwithstanding anything in any Loan Document to the contrary, the Borrowers shall not be required to pay additional amounts to any Payee under this Section 2.15 if such Payee fails to comply with the requirements of this Section 2.15(e), other than to the extent that such failure is due to a Change in Law occurring after the date on which such Payee became a party to this Agreement. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to GEO and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by GEO or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by GEO or the Administrative Agent as may be necessary for either Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) Treatment of Certain Refunds. (i) If any payment is made by the Borrowers to or for the account of any Payee after deduction either for or on account of any Taxes or Other Taxes, and an indemnity payment or additional amounts are paid by the Borrowers pursuant to this Section 2.15, then, if such Payee determines, in its sole discretion, that it is entitled to a refund of such Taxes or Other Taxes, such Payee shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, apply for such refund and reimburse to GEO such amount of any refund received (net of reasonable out-of-pocket expenses incurred) as such Payee shall determine, in its sole discretion, to be attributable to the relevant Taxes or Other Taxes; and (ii) if the Administrative Agent or any Payee determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to GEO an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by GEO under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Payee, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that, in case of both (i) and (ii) GEO, upon the request of the Administrative Agent or such Payee, agrees to repay the amount paid over to GEO (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Payee in the event the Administrative Agent or such Payee is required to repay such refund to such Governmental Authority. This Section 2.15(f) shall not be construed to require the Administrative Agent or any Payee to make available its tax returns (or any other information relating to its taxes that it deems confidential) to GEO or any other Person.

(g) Indemnity. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrowers), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Register and (iii) for the full amount of any Excluded Taxes attributable to such Lender or any Participant of such Lender (or, in the case of a Lender that is treated as a partnership for U.S. federal income tax purposes, any direct or indirect beneficial owner of such Lender) that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(h) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Documents.

Section 2.16 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Payments by the Borrowers. The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, Section 2.14 or Section 2.15, or otherwise), or under any other Loan Document (except to the extent otherwise provided therein), prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 787 Seventh Avenue, New York, New York 10019, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender or a Swingline Lender as expressly provided herein and payments pursuant to Section 2.13, Section 2.14, Section 2.15 and Section 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fees under Section 2.11 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.08 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Syndicated Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Credit Loans and Term Loans by a Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; and (iv) each payment of interest on Revolving Credit Loans and Term Loans by a Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.16(d) shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant.

The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(e) Payments by the Borrowers; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from GEO prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that GEO or the Borrowers, as applicable, have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if GEO or the Borrowers, as applicable, have not in fact made such payment, then each of the Lenders and each Issuing Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(e), Section 2.06(b) or Section 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for account of such Lender for the benefit of the Administrative Agent, any Swingline Lender or any Issuing Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) of this sentence, in any order as determined by the Administrative Agent in its discretion.

Section 2.17 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (1) any Lender requests compensation under Section 2.13, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, (2) any Lender becomes a Defaulting Lender, or (3) any Lender does not consent to a proposed amendment, modification or waiver of this Agreement or any other Loan Document requested by GEO which has been approved by the Required Lenders but which requires the consent of such Lender (or such Lender and other Lenders) to become effective, or if any Term Lender does not consent to a proposed reduction of the Applicable Rate for Term Loans which has been approved by the Required Lenders of the Term Loans, then, in each case GEO may, at its sole expense (and without any obligation on the Administrative Agent or any Lender to cooperate or assist in any way in locating an assignee), upon notice to such Lender and the Administrative Agent, (x) require such Lender to assign, without recourse (except as provided below in this Section 2.17(b), in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (y) in the case of any Lender that does not consent to a proposed amendment, modification or waiver of this Agreement or any other Loan Document as aforesaid, terminate the Commitments of such Lender and pay to such Lender an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14), all simultaneously with an amendment and restatement of this Agreement that does not result in the aggregate amount of the commitments of the Lenders to extend credit thereunder to be less than the aggregate amount of the used and unused Commitments hereunder as in effect immediately before giving effect to such amendment and restatement; provided that:

(i) if a Revolving Credit Commitment is being assigned, GEO shall have received the prior written consent of the Administrative Agent and each Issuing Lender, which consent shall not unreasonably be withheld;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.14) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or GEO or the Borrowers, as applicable, (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) in the case of any such replacement due to the replaced Lender not consenting to a proposed amendment, modification or waiver of this Agreement or any other Loan Document as aforesaid, each replacement Lender shall consent (and by accepting such assignment shall be deemed to have consented), at the time of such assignment, to each matter in respect of which such replaced Lender shall not have consented.

In connection with any such replacement, if the replaced Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption reflecting such replacement prior to or concurrently with the execution and delivery of such Assignment and Assumption by the replacement Lender, the Administrative Agent may (and the replaced Lender hereby unconditionally and irrevocably authorizes and directs the Administrative Agent to, in the name of and on behalf of the replaced Lender) execute such Assignment and Assumption and other documentation on behalf of the replaced Lender and, in such event (notwithstanding anything to the contrary in Section 9.04), such replaced Lender shall be deemed to have duly executed and delivered such Assignment and Assumption and other documentation to the Administrative Agent and the replacement Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling GEO to require such assignment and delegation cease to apply.

Section 2.18 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply on the date such Lender becomes a Defaulting Lender and for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) the Revolving Credit Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected or directly affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Revolving Credit Lenders in accordance with their respective Applicable Percentages but only to the extent

(x) the sum of all non-Defaulting Revolving Credit Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Revolving Credit Lenders’ Commitments and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment;

(ii) if the reallocation described in Section 2.18(c)(i) above cannot, or can only partially, be effected, GEO shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Lenders the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to Section 2.18(c)(i)) in accordance with the procedures set forth in Section 2.05(k) for so long as such LC Exposure is outstanding;

(iii) if GEO cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, GEO shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Revolving Credit Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Lender until and to the extent that such LC Exposure is reallocated and/or cash collateralized;

(d) so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Revolving Credit Lenders and/or cash collateral will be provided by GEO in accordance with Section 2.18(c), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Revolving Credit Lenders in a manner consistent with Section 2.18(c)(i) (and such Defaulting Lender shall not participate therein); and

(e) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to cash collateralize the Issuing Lenders’ LC Exposure with respect to such Defaulting Lender; fourth, as GEO may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and GEO, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) cash collateralize the Issuing Lenders’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (ii) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposures and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Loan without giving effect to Section 2.18(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.18(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

In the event that the Administrative Agent, GEO, each Swingline Lender and each Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender (or if such Defaulting Lender has been replaced pursuant to Section 2.17), then (i) the Swingline Exposure and LC Exposure of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s (or replacement Lender’s) Revolving Credit Commitment and on such date such Lender (or replacement Lender) shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Lender (or replacement Lender) to hold such Loans in accordance with its Applicable Percentage and (ii) all cash collateral provided pursuant to Section 2.18(c) with respect to such Defaulting Lender shall be immediately released to the Borrowers.

Section 2.19 Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof any Change in Law shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall promptly give notice thereof to the Administrative Agent and GEO, and (i) the commitments of such Lender hereunder to make Eurodollar Loans, to continue Eurodollar Loans as such and to convert ABR Loans to Eurodollar Loans shall be suspended during the period of such illegality, (ii) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as may be required by law and (iii) during the period of such illegality any Loans of such Lender that would otherwise be made or continued as Eurodollar Loans shall instead be made or continued, as the case may be, as ABR Loans. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, GEO or the Borrowers, as applicable, shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

Section 2.20 GEO as Borrowers’ Representative. Each Borrower hereby irrevocably designates and appoints GEO as its representative and agent on its behalf for purposes of all requests in respect of Loans (including Borrowing Requests and Interest Election Requests), delivering certificates, giving instructions with respect to disbursements of proceeds of Loans, selecting interest rate options, giving and receiving all other notices and consents under this Agreement or under any of the other Loan Documents and taking all other actions (on behalf of itself and any other Borrower) hereunder or under the other Loan Documents. GEO hereby irrevocably accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from GEO as a notice or communication from all Borrowers. Each representation, warranty, covenant, agreement and undertaking made on behalf of any other Borrower by GEO shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 2.21 Joint and Several Obligations.

(a) All Obligations under this Agreement that are stated under this Agreement to be Obligations of both Borrowers, including their Obligations in respect of the Revolving Credit Loans, Swingline Loans and Letters of Credit (but excluding, for the avoidance of doubt, the Term Loans and any Incremental Term Loans), shall be joint and several Obligations of each Borrower (such Obligations, “Joint and Several Obligations”). Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder, solely with respect to the Joint and Several Obligations and to the extent that such Borrower did not receive proceeds of Revolving Credit Loans from any Borrowing hereunder, in any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the Obligations of such Borrower would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 2.21(a) in respect of such Obligations, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Borrower or any other person, be automatically limited and reduced to the highest amount (after giving effect to any right of contribution) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(b) Each Borrower hereby agrees that until the payment and satisfaction in full in cash of all Obligations (other than those described in clause (b) of the definition thereof or contingent obligations, in each case, not then due and payable) and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any direct or indirect right or remedy arising as a result of such Joint and Several Obligations, whether by subrogation or otherwise, against the other Borrower or any other Guarantor.

(c) Each Borrower hereby agrees that to the extent that a Borrower shall have paid more than its proportionate share of any payment made hereunder in respect of Joint and Several Obligations, such Borrower shall be entitled to seek and receive contribution from and against the other Borrower. Each Borrower’s right of contribution shall be subject to the terms and conditions of Section 2.21(b). The provisions of this Section 2.21(c) shall in no respect limit the obligations and liabilities of either Borrower to the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and each Borrower shall remain liable to the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders for the full amount of all Joint and Several Obligations.

(d) The Joint and Several Obligations of the Borrowers, to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Joint and Several Obligations, or any substitution, release or exchange of any guarantee of or security for any of the Joint and Several Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Borrowers hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Borrowers, to the extent permitted by applicable law, the time for any performance of or compliance with any of the Joint and Several Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Joint and Several Obligations shall be accelerated, or any of the Joint and Several Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any guarantee of any of the Joint and Several Obligations or except as permitted pursuant to Section 9.02, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, an Issuing Lender, any Lender or the Administrative Agent as security for any of the Joint and Several Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 9.02 or otherwise.

To the extent permitted by applicable law, each Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the other Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any person under any other guarantee of, or security for, any of the Joint and Several Obligations. The Borrowers waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Joint and Several Obligations. The Borrowers’ Joint and Several Obligations shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrowers or either of them or against any other person which may be or become liable in respect of all or any part of the Joint and Several Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and the Lenders that:

Section 3.01 Organization; Powers and Qualifications. Each of GEO and its Subsidiaries is duly organized, validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within the corporate or other power of each Borrower and each Restricted Subsidiary and have been duly authorized by all necessary corporate or other action (including, if required, equityholder action) on the part of such Borrower and such Restricted Subsidiary. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each of the other Loan Documents to which any Borrower or any Restricted Subsidiary is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Borrower and such Restricted Subsidiary, enforceable against such Borrower and such Restricted Subsidiary in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03 Governmental Approvals; No Conflicts. The Transactions:

(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) as may be required by laws affecting the offering and sale of securities generally, (iii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (iv) filings under the UCC and/or the Assignment of Claims Act (or analogous state applicable law), and (v) any other filings and recordings in respect of the Liens created pursuant to the Security Documents;

(b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of GEO or any of its Subsidiaries or any order of any Governmental Authority;

(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon GEO or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person; and

(d) except for the Liens created pursuant to the Loan Documents, will not result in the creation or imposition of any Lien on any asset of GEO or any of its Subsidiaries.

Section 3.04 Financial Condition; No Material Adverse Change.

(a) Financial Condition. GEO has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2012, reported on by Grant Thornton LLC, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of GEO and its Subsidiaries and Other Consolidated Persons as of such date and for such period in accordance with GAAP.

(b) No Material Adverse Change. Since December 31, 2012, no event has occurred or condition has arisen that has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.05 Properties.

(a) Property Generally. Each of GEO and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property Matters. Each of GEO and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by GEO and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation.

(a) Actions, Suits and Proceedings. Other than the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Borrower, threatened against or affecting GEO or any of its Subsidiaries, or that involve this Agreement or the Transactions, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Change in Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07 Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither GEO nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of GEO or any of its Restricted Subsidiaries.

Section 3.08 Compliance with Laws and Agreements; No Defaults. Each of GEO and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.09 Government Regulation. Neither GEO nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.10 Tax Returns and Payments. Each of GEO and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that any such failure could not reasonably be expected to result in a Material Adverse Effect.

Section 3.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of U.S. GAAP Codification Topic 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of U.S. GAAP Codification Topic 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

Section 3.12 Disclosure. GEO has disclosed to the Lenders (including by means of filings with the Securities and Exchange Commission) all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of GEO or its Restricted Subsidiaries to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by all other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.13 Margin Stock. Neither GEO nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

Section 3.14 Agreements and Liens.

(a) Indebtedness and Guaranty Obligations. Part A of Schedule 3.14 of the Disclosure Supplement is a complete and correct list of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement (other than the Loan Documents) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, GEO or any of its Restricted Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000.

(b) Liens. Part B of Schedule 3.14 of the Disclosure Supplement is a complete and correct list of each Lien securing Indebtedness (other than any Indebtedness constituting Obligations) of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any property of GEO or any of its Restricted Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is described in reasonable detail in said Part B of Schedule 3.14.

Section 3.15 Material Contracts. Neither GEO nor any of its Subsidiaries is on the date hereof party to any Material Contract other than the Loan Documents and the Senior Notes Indentures.

Section 3.16 Subsidiaries and Investments.

(a) Subsidiaries. Set forth in Part A of Schedule 3.16 of the Disclosure Supplement is a complete and correct list of all of the Subsidiaries of GEO as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) an indication of whether such Subsidiary is a Restricted Subsidiary. Except as disclosed in said Part A of Schedule 3.16, on the date hereof (x) each of GEO and its Subsidiaries owns free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in said Part A of Schedule 3.16, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

(b) Investments. Set forth in Part B of Schedule 3.16 of the Disclosure Supplement is a complete and correct list of all Investments (other than Investments disclosed in said Part A of Schedule 3.16 and other than Investments of the types referred to in clauses (b) through (m) of Section 6.04) held by GEO or any of its (i) Subsidiaries in GEO or any Restricted Subsidiary or (ii) Restricted Subsidiaries in any Person, in each case on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in said Part B of Schedule 3.16, each of GEO and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

Section 3.17 Real Property. Set forth on Schedule 3.17 of the Disclosure Supplement is a list, as of the Restatement Effective Date, of all of the real property interests held by GEO and its Restricted Domestic Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property. Except as set forth in said Schedule 3.17, no Mortgage encumbers real property which is located in an area that has been identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (the “Flood Act”).

Section 3.18 Solvency. GEO and each of its Subsidiaries is Solvent.

Section 3.19 Employee Relations. Neither GEO nor any Restricted Subsidiary is, as of the Restatement Effective Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 3.19 of the Disclosure Supplement. GEO knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of the Restricted Subsidiaries.

Section 3.20 Burdensome Provisions. Neither GEO nor any Restricted Subsidiary is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or applicable law which in the foreseeable future could be reasonably expected to have a Material Adverse Effect. GEO and its Restricted Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Restricted Subsidiary (other than, with respect to Unrestricted Subsidiary Debt, any Subsidiary that is an obligor under such Unrestricted Subsidiary Debt) is party to any agreement or instrument of the type described in Section 6.07 or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to GEO or any Restricted Subsidiary or to transfer any of its assets or properties to GEO or any other Restricted Subsidiary in each case other than existing under or by reason of the Loan Documents or applicable law.

Section 3.21 REIT Status. As of the Restatement Effective Date, there has been no (i) ruling issued by the Internal Revenue Service revoking or modifying the private letter ruling dated January 17, 2013, regarding GEO’s intention to elect to be treated as a REIT and (ii) resolution adopted by GEO’s board of directors abandoning or otherwise contradicting GEO’s intent to elect to be treated as a REIT.

Section 3.22 Anti-Terrorism; FCPA. To the extent applicable, GEO and each Restricted Subsidiary and, to the knowledge of the Borrowers, each director, officer, and employee of GEO or any Restricted Subsidiary (in each case acting in such capacity), is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the U.S. Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) all legal requirements relating to terrorism or money laundering, including the USA PATRIOT Act. No part of the proceeds of any Loan or Letter of Credit will be used or made available by any Borrower or Restricted Subsidiary to any Person, (x) for the purpose of financing the activities of any Person subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or (y) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in each case in violation in any material respect of the Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IV

CONDITIONS

Section 4.01 Restatement Effective Date. This Agreement shall not be effective (other than with respect to the Specified Transactions, which shall become effective upon the occurrence of the Initial Effective Time as provided in Section 9.06(a)) and the obligations of the Lenders to continue Existing Loans or make any Revolving Credit Loans and of the Issuing Lenders to issue Letters of Credit hereunder (including as contemplated by Section 2.05(l)) shall not become effective until the date that each of the following conditions precedent is satisfied, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

(a) Executed Counterparts. The Administrative Agent (or Special Counsel on its behalf) shall have received counterparts of the following documents signed by the following parties: (i) from the Borrowers, this Agreement, and (ii) from the Borrowers and each Person that will be an initial Lender hereunder, a Lender Addendum providing, in the aggregate for all such Lender Addenda, for Revolving Credit Commitments in an aggregate amount equal to $700,000,000 and Term Loan Commitments in an aggregate amount equal to $300,000,000.

(b) Opinions of Counsel to the Borrowers and the Guarantors. The Administrative Agent (or Special Counsel on its behalf) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) (i) of Akerman, Senterfitt & Eidson, PA, counsel for the Borrowers and the Guarantors, substantially in the form of Exhibit H, and covering such other matters relating to the Borrowers, the Guarantors, this Agreement or the Transactions as the Administrative Agent shall reasonably request (and each Borrower and each Guarantor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent), (ii) of Hughes Gorski Seedorf Odsen & Tervooren, LLC, Alaska counsel for Cornell Corrections of Alaska, Inc., a Subsidiary of GEO, in form and substance satisfactory to the Administrative Agent (and covering such matters relating to such Subsidiary as the Administrative Agent shall reasonably request), and (iii) of the in-house General Counsel for the Borrowers and the Guarantors, substantially in the form of Exhibit I, and covering such other matters relating to the Borrowers, the Guarantors, this Agreement or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request (and each Borrower and each Guarantor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(c) Opinion of Special Counsel. The Administrative Agent shall have received an opinion, dated the Restatement Effective Date, of Special Counsel, in form and substance satisfactory to the Administrative Agent (and BNP Paribas hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(d) Governmental and Third Party Approvals. The Administrative Agent (or Special Counsel on its behalf) shall have received evidence that GEO and each Restricted Subsidiary shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

(e) Corporate Documents. The Administrative Agent (or Special Counsel on its behalf) shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Borrower and each Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrowers, the Guarantors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(f) Officer’s Certificate. The Administrative Agent (or Special Counsel on its behalf) shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of GEO, to the effect that, on and as of the Restatement Effective Date (i) the representations and warranties of each Borrower and each Restricted Subsidiary set forth in this Agreement and in each of the other Loan Documents to which it is a party are true and correct and (ii) no Default has occurred and is continuing.

(g) Notes. The Administrative Agent (or Special Counsel on its behalf) shall have received for each Lender that shall have requested Note(s), duly completed and executed Note(s) for such Lender.

(h) Collateral Agreement. The Administrative Agent (or Special Counsel on its behalf) shall have received (i) the Collateral Agreement, duly executed and delivered by each Borrower, each Restricted Domestic Subsidiary and the Administrative Agent, (ii) original stock certificates or other certificates evidencing the Equity Interests pledged pursuant to the Collateral Agreement (to the extent such Equity Interests are certificated), together with an undated stock power for each such certificate so received, duly executed in blank by the registered owner thereof, and (iii) each original promissory note pledged pursuant to the Collateral Agreement. In addition, all filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents (including, without limitation, Assignment Agreements executed by the applicable Borrower or Restricted Subsidiary, as the case may be, and Notices of Assignment executed by the Administrative Agent, in each case, with respect to each Material Government Contract existing as of the Restatement Effective Date but, for the avoidance of doubt, not including acknowledgments of any such Notices of Assignment executed by the relevant Governmental Authorities) shall have been received by the Administrative Agent, and the Administrative Agent shall have received evidence reasonably satisfactory to it that upon such filings and recordations, such security interests constitute valid and perfected Liens therein, subject to no other Liens except for Liens permitted by Section 6.02.

(i) Guaranty Agreement. The Administrative Agent (or Special Counsel on its behalf) shall have received the Guaranty Agreement, duly executed and delivered by the Borrowers, the Guarantors and the Administrative Agent.

(j) Collateral Assignment. The Administrative Agent (or Special Counsel on its behalf) shall have received the Collateral Assignment, duly executed and delivered by each Borrower, each Guarantor and the Administrative Agent. In addition, each Borrower and each such Guarantor shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Collateral Assignment.

(k) Lien Search Results. The Administrative Agent (or Special Counsel on its behalf) shall have received the results of a recent lien search in each jurisdiction reasonably requested by the Administrative Agent with respect to GEO and each Restricted Domestic Subsidiary (to the extent obtainable in such jurisdiction), and such search results shall not reveal Liens on any of the assets of GEO or any Restricted Subsidiary except for Liens permitted hereunder or Liens to be discharged on or prior to the Restatement Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(l) Insurance. The Administrative Agent (or Special Counsel on its behalf) shall have received certificates of insurance (together with copies of the applicable policy endorsements) evidencing the existence of all insurance required to be maintained by GEO and each of its Subsidiaries pursuant to Section 5.05(b) and the designation of the Administrative

Agent as the loss payee, mortgagee or additional named insured, as the case may be, thereunder to the extent required by Section 5.05(b), such certificates to be in such form and contain such information as is specified in Section 5.05(b).

(m) Existing Term Loan Prepayment. The Administrative Agent shall have received evidence that GEO shall have paid or repaid a sufficient principal amount of Term Loans under (and as defined in) the Existing Credit Agreement such that the aggregate outstanding principal amount of all Existing Term Loans shall be, immediately prior to the Initial Effective Time, $300,000,000.

(n) Payments under the Existing Credit Agreement. All accrued and unpaid interest and other amounts (other than outstanding principal of any Existing Loans and any amounts in respect of contingent obligations not then due or payable) owed by GEO to any Lender or the Administrative Agent (each as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall have been paid in full and all Interest Periods (as defined in the Existing Credit Agreement) shall have been terminated (including pursuant to the second sentence of Section 2.02(b)).

(o) Fees and Expenses. The Administrative Agent shall have received evidence that GEO shall have paid such fees as GEO shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Special Counsel, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to GEO).

(p) USA PATRIOT Act Compliance. The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act referred to in Section 9.13.

(q) Account Control Agreement Deliverables. The Administrative Agent (or Special Counsel on its behalf) shall have received such account control agreements, or amendments to any account control agreement in existence on the Restatement Effective Date pursuant to the Existing Credit Agreement, as shall be reasonably requested by the Administrative Agent with respect to all Deposit Accounts and Securities Accounts (each as defined in the UCC) of the Borrowers and the Restricted Subsidiaries, except as otherwise provided in the Collateral Agreement.

(r) Flood Hazard Determination. A completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each property covered by a Mortgage and, if any property covered by a Mortgage is located in a flood hazard area, evidence of flood insurance reasonably satisfactory to the Administrative Agent.

(s) Specified Transactions. The Initial Effective Time shall have occurred and all of the Specified Transactions shall have been consummated immediately prior to the Restatement Effective Date.

(t) Other Documents. The Administrative Agent (or Special Counsel on its behalf) shall have received such other documents as the Administrative Agent (or Special Counsel on its behalf) or any Lender may reasonably request.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on April 29, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 4.02 Each Extension of Credit. The obligation of each Lender to make any Loan, and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

(a) the Administrative Agent shall have received a Borrowing Request;

(b) the representations and warranties of each Borrower and each Restricted Subsidiary set forth in this Agreement and in each of the other Loan Documents to which it is a party shall be true and correct in all material respects (other than any representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than any representations and warranties that speak as of a certain date, which shall be true and correct on and as of such date); and

(c) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit, as applicable, shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in the preceding sentence.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. GEO will furnish to the Administrative Agent:

(a) within 90 days after the end of each fiscal year of GEO, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of GEO and its Subsidiaries and Other Consolidated Persons as of the end of and for such year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by Grant Thornton LLC or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of GEO and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood and agreed that GEO’s filing of a Form 10-K with the Securities and Exchange Commission with respect to a fiscal year within the period specified above shall be deemed to satisfy GEO’s obligations under this Section 5.01(a) with respect to such fiscal year);

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of GEO, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of GEO and its Subsidiaries and Other Consolidated Persons as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of GEO as presenting fairly in all material respects the financial condition and results of operations of GEO and its Subsidiaries and Other Consolidated Persons on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood and agreed that GEO’s filing of a Form 10-Q with the Securities and Exchange Commission with respect to a fiscal quarter within the period specified above shall be deemed to satisfy GEO’s obligations under this Section 5.01(b) with respect to such fiscal quarter);

(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of GEO in form and scope reasonably satisfactory to the Administrative Agent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.01, Section 6.02, Section 6.04, Section 6.05 and Section 6.09, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) stating the aggregate amount of Unrestricted Subsidiary Debt and the portion thereof Guaranteed by GEO or any Restricted Subsidiary outstanding as of the last day of the relevant fiscal quarter or fiscal year, as the case may be, and, in each case, the aggregate amount of principal thereof and interest thereon paid by GEO and its Restricted Subsidiaries during the four fiscal quarters immediately preceding such day;

(d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after periodic and other reports, proxy statements and other materials are filed by GEO or any of its Subsidiaries with the Securities and Exchange

Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by GEO to its shareholders generally, notice thereof;

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of GEO or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request; and

(g) within 30 days after the beginning of each fiscal year of GEO commencing with the fiscal year commencing on or about January 1, 2014, a business forecast of GEO and its Subsidiaries and Other Consolidated Persons for such fiscal year to include the following: a projected income statement, statement of cash flows and balance sheet (each prepared in accordance with GAAP, except for the absence of footnotes) and, to the extent reasonably requested by the Administrative Agent, management’s assumptions underlying such projections, accompanied by a certificate from a Financial Officer of GEO to the effect that, to the best of such officer’s knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of GEO and its Subsidiaries and Other Consolidated Persons for such fiscal year.

Section 5.02 Notices of Material Events. GEO will furnish to the Administrative Agent prompt written notice of the following:

(a) (i) the occurrence of any Default, or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which GEO or any of its Subsidiaries is a party or by which GEO or any Subsidiary thereof or any of their respective properties may be bound;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting GEO or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of GEO and its Subsidiaries in an aggregate amount exceeding $5,000,000;

(d) any notice of any material violation of Environmental Law or any claim with respect to any Environmental Liability received by GEO or any Subsidiary thereof, including, without limitation, the assertion of any environmental matters by any Person against, or with respect to the activities of, GEO or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than, in each case, any violation or claim that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

(e) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against GEO or any of its Subsidiaries thereof which could reasonably be expected to result in a Material Adverse Effect;

(f) contemporaneously with the delivery of the quarterly reports required herein, (and, upon the occurrence and during the continuation of an Event of Default, on a more frequent basis if requested by the Administrative Agent), a list of all Material Government Contracts which have (i) been completed or have lapsed or terminated and not renewed or (ii) been entered into (or which have become Material Government Contracts) in each case, since the most recent list provided by GEO and signed by a Financial Officer or other executive officer of GEO as of the last Business Day of such fiscal quarter, unless in any such case such information has been filed, and notice thereof furnished to the Administrative Agent, as described in Section 5.01(e); and

(g) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of GEO setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Each Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.04 Payment of Obligations. Each Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default beyond the period of grace, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) GEO or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, with the Administrative Agent designated as the loss payee or additional named insured, and on the Restatement Effective Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. Except as otherwise expressly consented to by the Administrative Agent, such insurance policies shall provide that no cancellation, non-renewal or material change in coverage shall be effective until after 30 days’ prior written notice to the Administrative Agent. If any portion of the property covered by any Mortgage is located in an area identified by the Federal Emergency

Management Agency (or any successor agency) as an area having special flood hazards and in which flood insurance has been made available under the Flood Act, then GEO shall maintain, or cause its applicable Restricted Subsidiary to maintain, with a financially sound and reputable insurer, flood insurance in an amount as the Administrative Agent may from time to time reasonably require, but in no event less that an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Flood Act, and shall otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

Section 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of its dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 5.07 Compliance with Laws. Each Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including ERISA and any Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only (a) to refinance the Existing Credit Agreement, (b) for Working Capital and general corporate requirements of the Borrowers and the Restricted Subsidiaries and payment of certain fees and expenses incurred in connection with the transactions contemplated hereby, (c) to finance any Permitted Acquisition and any other acquisition permitted hereunder, (d) to fund Restricted Payments permitted hereunder and to make any other Investments permitted hereunder and (e) to refinance, redeem, repay or otherwise discharge in full any series of the Senior Notes to the extent permitted hereunder. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 5.09 Additional Subsidiaries; Restricted and Unrestricted Subsidiaries.

(a) Additional Subsidiary Guarantors. GEO shall notify the Administrative Agent of (i) each redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.09(c) below and (ii) each creation or acquisition of any Subsidiary, and (unless such Subsidiary has been designated as an Unrestricted Subsidiary pursuant to Section 5.09(d)) promptly thereafter (and in any event within 30 days thereafter), in each of the cases referred to in the foregoing clauses (i) and (ii) of this sentence, cause such Subsidiary (other than a Foreign Subsidiary) to (A) become a “Guarantor” by executing and delivering to the Administrative Agent a supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) deliver to the Administrative Agent a duly executed Joinder Agreement and comply with the terms of each

Security Document, (C) take such action (including delivering certificates and transfer powers in respect of Equity Interests) and executing and delivering (as applicable) such UCC financing statements and account control agreements) as shall be necessary to create and perfect valid and enforceable Liens on substantially all of the personal property (other than Excluded Property) of such Subsidiary as collateral security for the obligations of such Subsidiary under the Loan Documents subject to no Liens other than Liens permitted by Section 6.02, (D) take all actions with respect to all Material Real Property owned or leased by such Subsidiary required by Section 5.10 (as if such Material Real Property had been acquired by a Subsidiary), (E) deliver to the Administrative Agent such proof of corporate action, incumbency of officers, opinions of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A), (B), (C) and (D) of this sentence) and other documents as is consistent with those delivered by GEO pursuant to Section 4.01 on the Restatement Effective Date and (F) deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) Additional Foreign Subsidiaries. GEO shall notify the Administrative Agent at the time that any Person becomes a direct Foreign Subsidiary of any Borrower or any Guarantor, and at the request of the Administrative Agent, promptly thereafter (and in any event within 45 days after such request), cause (i) such Borrower or such Guarantor to deliver to the Administrative Agent a supplement to the Security Documents pledging 65% of the total outstanding voting Equity Interests, and 100% of all other Equity Interests, in such Foreign Subsidiary and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the applicable laws and practices of any relevant foreign jurisdiction) evidencing such Equity Interest of such Foreign Subsidiary, together with an appropriate undated stock power (or the equivalent thereof pursuant to the applicable laws and practices of any relevant foreign jurisdiction) for each certificate (or equivalent) duly executed in blank by the registered owner thereof), (ii) such Borrower or such Guarantor to deliver to the Administrative Agent a favorable opinion of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of such pledge), and (iii) such Borrower or such Guarantor to deliver to the Administrative Agent such other documents and closing certificates as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) Designation of Restricted Subsidiaries. GEO may, at any time and upon written notice to the Administrative Agent, designate an Unrestricted Subsidiary as a Restricted Subsidiary.

(d) Designation of Unrestricted Subsidiaries. So long as no Default has occurred and is continuing or would result therefrom, GEO may, on prior written notice to the Administrative Agent, designate any Restricted Subsidiary as an Unrestricted Subsidiary (or designate any newly formed or acquired Subsidiary as an Unrestricted Subsidiary); provided that no Subsidiary that is a guarantor under any of the Senior Notes may be an Unrestricted Subsidiary (and for the avoidance of doubt, neither Corrections nor any successor to Corrections or all or substantially all of its properties shall at any time be an Unrestricted Subsidiary). Such designation shall have an effective date mutually acceptable to the Administrative Agent and

GEO, but in no event earlier than five Business Days following receipt by the Administrative Agent of such written notice. Upon the effectiveness of any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Administrative Agent shall release such Unrestricted Subsidiary and its assets from the Security Documents.

Section 5.10 New Real Property Collateral. If GEO or any Restricted Subsidiary shall acquire any Material Real Property (or shall make improvements upon any existing real property interest resulting in such interest together with such improvements constituting Material Real Property), and, if the Administrative Agent elects to encumber such property in the Administrative Agent’s sole and absolute discretion, then

(a) each Borrower will and will cause each of its Restricted Subsidiaries to, no later than 120 days (or such longer period as the Administrative Agent may agree in its sole and absolute discretion) thereafter, deliver to the Administrative Agent the following documents (each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent):

(i) Mortgages in form and substance satisfactory to the Administrative Agent, duly executed and delivered by such Borrower or such Restricted Subsidiary, as the case may be, in recordable form (in such number of copies as the Administrative Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subject to a Mortgage, use commercially reasonable efforts by GEO to obtain consents of the respective landlords with respect to such property and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), UCC financing statements covering fixtures, in each case appropriately completed (the “Fixture Filings”);

(ii) one or more mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Administrative Agent (the “Title Companies”), insuring the validity and first lien priority of the Liens created under the Mortgages for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent; each such title policy shall contain: (A) full coverage against mechanics’ liens (filed and inchoate) or such surety bonds or other additional collateral as may be satisfactory to the Administrative Agent in its sole discretion in lieu of such coverage, (B) a reference to the relevant survey with no survey exceptions except those theretofore approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (C) such affirmative insurance and endorsements as the Administrative Agent may reasonably require;

(iii) as-built surveys of recent date of each of the Facilities to be covered by the Mortgages, showing such matters as may be required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent;

(iv) certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in a jurisdiction in which the Facilities to be covered by the Mortgages are located, then such other evidence reasonably satisfactory to the Administrative Agent) permitting the fully functioning operation and occupancy of each such Facility and of such other permits necessary for the use and operation of each such Facility issued by the respective Governmental Authorities having jurisdiction over each such Facility;

(v) opinions of local counsel in the respective jurisdictions in which the properties covered by the Mortgages are located, satisfactory in form and substance to the Administrative Agent (and each Borrower and each Restricted Subsidiary hereby instructs such counsel to deliver such opinion(s) to the Lenders and the Administrative Agent);

(vi) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each property covered by a Mortgage; and

(vii) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Companies to issue the title policies and endorsements contemplated above;

(b) GEO shall have paid or caused to be paid to the Title Companies (i) all expenses and premiums of the Title Companies in connection with the issuance of such policies and (ii) an amount equal to the recording, mortgage, intangibles, transfer and stamp taxes payable in connection with recording the Mortgages and the Fixture Filings in the appropriate county land office(s); and

(c) promptly after the acquisition, GEO shall diligently pursue and use all reasonable efforts to obtain landlord consents, estoppel letters or consents and waivers, in form and substance reasonably acceptable to the Administrative Agent, in respect of collateral held on leased premises.

Section 5.11 Further Assurances; Post-Closing Deliverables.

(a) Further Assurances. Each Borrower will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement and the Security Documents. Without limiting the generality of the foregoing, each Borrower will, and will cause each of its Restricted Subsidiaries to, take such action from time to time (including filing appropriate UCC financing statements and executing and delivering such assignments, security agreements, account control agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Secured Parties, perfected security interests and Liens in substantially all of the property of the Borrowers and the Restricted Subsidiaries (other than Excluded Property) as collateral security for obligations of the Borrowers and the Guarantors under the Loan Documents; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

(b) Post Closing Real Estate Deliverables. Each Borrower will and will cause each Restricted Subsidiary to, no later than 120 days (or such longer period as the Administrative Agent may agree in its sole discretion) after the Restatement Effective Date, deliver to the Administrative Agent:

(i) Opinion(s) of Local Counsel. Opinions of local counsel in the respective jurisdictions in which the properties covered by the Mortgages are located, satisfactory to the Administrative Agent in form and substance (and each Borrower and each Guarantor hereby instructs such counsel to deliver such opinion(s) to the Lenders and the Administrative Agent).

(ii) Mortgages and Title Insurance. The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent; provided, that GEO shall not be required to deliver the following documents for any property that is not Material Real Property if doing so would result in costs (administrative or otherwise) that, in the determination of the Administrative Agent in its sole and absolute discretion, would be materially disproportionate to the benefit obtained thereby:

(A) Mortgages (or, if applicable, amendments to the Mortgages securing the obligations of the Borrowers and the Guarantors under the Existing Credit Agreement) in form and substance satisfactory to the Administrative Agent, duly executed and delivered by such Borrower or such Restricted Subsidiary, as the case may be, in recordable form (in such number of copies as the Administrative Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subject to a Mortgage, use commercially reasonable efforts by GEO to obtain consents of the respective landlords with respect to such property and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Fixture Filings;

(B) one or more mortgagee policies of title insurance on forms of and issued by the Title Companies, or modification and date down endorsements to the existing policies of title insurance insuring the validity and first lien priority of the Liens created under such Mortgages (as they may be amended) for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent; each such title policy shall contain: (A) full coverage against mechanics’ liens (filed and inchoate) or such surety bonds or other additional collateral as may be satisfactory to the Administrative Agent in its sole discretion in lieu of such coverage, (B) a reference to the relevant survey with no survey exceptions except those theretofore approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (C) such affirmative insurance and endorsements as the Administrative Agent may reasonably require;

(C) as-built surveys of recent date of each of the Facilities to be covered by the Mortgages, showing such matters as may be required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent or, with respect to existing surveys, an affidavit of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate, in form acceptable to the Administrative Agent and the applicable Title Company in order to remove the standard survey exception;

(D) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Companies to issue the title policies and endorsements contemplated above; and

(E) such other certificates, documents and information as are reasonably requested by the Administrative Agent or the Lenders, including, without limitation, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance reasonably satisfactory to the Administrative Agent.

In addition, GEO shall have paid to the Title Companies (i) all expenses and premiums of the Title Companies in connection with the issuance of such policies and (ii) an amount equal to the recording, mortgage, intangibles, transfer and stamp taxes payable in connection with recording the Mortgages, any amendments to the Mortgages and the Fixture Filings in the appropriate county land office(s).

(c) Post-Closing Deliverables for Increases of the Revolving Credit Commitments and Incremental Term Loans. GEO will and will cause each Restricted Subsidiary to, no later than 120 days (or such longer period as the Administrative Agent may agree in its sole and absolute discretion) after any Revolving Credit Commitment Increase and Incremental Term Loan, deliver to the Administrative Agent such amendments to Mortgages (each, a “Mortgage Amendment”), title insurance and opinions of counsel as reasonably requested by the Administrative Agent in connection with such Revolving Credit Commitment Increase and Incremental Term Loan; provided, however, notwithstanding anything herein or in any of the Loan Documents to the contrary, the Administrative Agent may waive the requirement for any Borrower or any Restricted Subsidiary to obtain new mortgagee title insurance policies, or to obtain date-down endorsements to previously issued mortgagee title insurance policies, and opinions of counsel in connection with the Mortgage Amendments entered into from time to time, which waiver may be made in Administrative Agent’s sole and absolute discretion for any reason (including but not limited to, in the event that (x) the applicable title insurance regulations for the State (including, but not limited to, Texas, New Mexico and New Jersey) in which the related real property is located do not provide for the issuance of the requested endorsement such that a new mortgagee title insurance policy would otherwise be required (or premium charges substantially equivalent thereto would be incurred by any Borrower or any Restricted Subsidiary in connection with any endorsement); provided, that, in such event, any Borrower or Restricted Subsidiary shall endeavor to obtain an endorsement, if available, to such previously issued mortgagee title insurance policies that insures that the title insurance coverage provided by the original mortgagee title insurance policy is not affected by the recording of any Mortgage Amendment, provided the cost for such endorsement is nominal or (y) the relevant property subject to a Mortgage does not qualify as a Material Real Property).

Section 5.12 Fiscal Year. GEO will not change its fiscal year from the calendar year.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

Section 6.01 Indebtedness. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the date hereof and set forth in Part A of Schedule 3.14 of the Disclosure Supplement (or, to the extent not meeting the minimum thresholds for required listing on said Schedule 3.14 pursuant to Section 3.14, in an aggregate amount not exceeding $10,000,000) and extensions, renewals, refinancings and replacements of all or any part of any such Indebtedness that do not result in an increase of the outstanding principal amount thereof by more than the amount required to pay any penalty, premium, accrued and unpaid interest, and transaction fees and expenses incurred in connection with such extension, renewal, refinancing or replacement;

(c) Guarantees by GEO and its Restricted Subsidiaries of Indebtedness of GEO and its Restricted Subsidiaries permitted by this Section 6.01;

(d) Guarantees permitted by Section 6.04 (other than Section 6.04(h));

(e) Guarantees by GEO and its Restricted Subsidiaries of Unrestricted Subsidiary Debt, provided that the aggregate principal amount of such Guarantees (other than the assignment of rights under any Government Contract by GEO or any of its Restricted Subsidiaries to secure Unrestricted Subsidiary Debt related to such Government Contract) of Unrestricted Subsidiary Debt shall not exceed $40,000,000 at any time outstanding; and the assignment of rights under Government Contracts by GEO or any of its Restricted Subsidiaries to secure Unrestricted Subsidiary Debt related to the respective Government Contracts;

(f) Indebtedness of GEO or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets, including Capital Leases and any

Indebtedness assumed in connection with the acquisition of any assets or secured by a Lien on any assets prior to the acquisition thereof, Guarantees by GEO or any Restricted Subsidiary of any such Indebtedness, and extensions, renewals and replacements of any such Indebtedness and Guarantees that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(f) shall not exceed $50,000,000 at any time outstanding;

(g) Indebtedness owing (x) by GEO to any Restricted Subsidiary or, (y) by any Restricted Subsidiary to GEO or to any other Restricted Subsidiary, in each case arising from intercompany loans permitted by Section 6.04(d);

(h) unsecured Indebtedness for borrowed money, including by means of the issuance of notes and bonds;

(i) Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; and

(j) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof pursuant to a Permitted Acquisition or any other acquisition permitted to be made hereunder by GEO or any Restricted Subsidiary; provided that (i) such Indebtedness exists at the time of such acquisition and is not created in contemplation of or in connection with such acquisition and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(j) shall not exceed $25,000,000 at any time outstanding; and extensions, renewals, refinancings and replacements of any such Indebtedness that does not result in an increase of the outstanding principal amount thereof by more than the amount required to pay any penalty, premium, accrued and unpaid interest, and transaction fees and expenses incurred in connection with such extension, renewal, refinancing or replacement.

Section 6.02 Liens. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Liens created pursuant to the Security Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of GEO or any of its Subsidiaries existing on the date hereof and set forth in Part B of Schedule 3.14 of the Disclosure Supplement (or, to the extent not meeting the minimum thresholds for required listing on said Schedule 3.14 pursuant to Section 3.14, in an aggregate amount not exceeding $10,000,000); provided that (i) no such Lien shall extend to any other property or asset of GEO or any of its Restricted Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof by more than the amount required to pay any penalty, premium, accrued and unpaid interest, and transaction fees and expenses incurred in connection with such extension, renewal, refinancing or replacement;

(d) Liens on assets acquired, constructed or improved by GEO or any of its Subsidiaries; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(f), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of GEO or any Restricted Subsidiary;

(e) Liens securing Indebtedness permitted by Section 6.01(i);

(f) the assignment of rights under any Government Contract by GEO or any of its Restricted Subsidiaries to secure Unrestricted Subsidiary Debt related to such Government Contract; and

(g) any Lien existing on any property or asset prior to the acquisition thereof by GEO or any Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of GEO or any Restricted Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, and (iv) such property or asset is acquired pursuant to a Permitted Acquisition or any other acquisition permitted to be made hereunder.

Section 6.03 Fundamental Changes. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). No Borrower will, nor will it permit any of its Restricted Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property (other than assets and related rights constituting an ongoing business) to be sold or used in the ordinary course of business and Investments permitted under Section 6.04. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (x) obsolete or worn-out property or assets, tools or equipment no longer used or useful in its business, (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms and (z) any Disposition resulting from a Casualty Event).

Notwithstanding the foregoing provisions of this Section, if no Default shall have occurred and be continuing or would result therefrom:

(a) any Restricted Subsidiary may be merged or consolidated with or into GEO or any other Restricted Subsidiary; provided that (i) if any such transaction shall be between a Restricted Subsidiary and a Borrower, either such Borrower shall be the continuing or surviving entity, or the continuing or surviving Person (which shall be the successor to GEO by operation of law (which successor shall have been a Domestic Subsidiary immediately prior to such merger or consolidation) or shall be a wholly-owned Domestic Subsidiary of GEO) shall expressly assume, confirm and reaffirm its continuing obligations as a Borrower under the Loan Documents and each Guarantor, unless it is the other party to such merger or consolidation, shall have reaffirmed that its Guarantee of, and grant of any Liens as security for, the Obligations shall apply to such surviving Person’s obligations under this Agreement, in each case pursuant to a confirmation, reaffirmation or other agreements or documentation in form and substance satisfactory to the Administrative Agent and the condition described in Section 4.01(o) shall have been satisfied with respect to such continuing or surviving Person (and if any such transaction shall be between GEO and Corrections, GEO shall be the continuing or surviving entity or, if Corrections is the surviving entity, Corrections shall expressly confirm and reaffirm its continuing obligations as a Borrower under the Loan Documents (including its assumption of all such obligations with respect to all Term Loans and Incremental Term Loans) pursuant to a confirmation, reaffirmation or other agreement or documentation in form and substance satisfactory to the Administrative Agent), and (ii) if any such transaction shall be between a Restricted Subsidiary that is a Guarantor and a Restricted Subsidiary that is not a Guarantor, such Guarantor shall be the continuing or surviving entity;

(b) any Restricted Subsidiary formed in connection with (and in contemplation of) a Permitted Acquisition may merge with and into the Person such Restricted Subsidiary was formed to acquire in connection with such Permitted Acquisition;

(c) any Restricted Subsidiary (other than Corrections) may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to GEO or any other Restricted Subsidiary; provided that if any such transaction shall be between a Restricted Subsidiary that is a Guarantor and a Restricted Subsidiary that is not a Guarantor, such Guarantor shall be the recipient of such property;

(d) the capital stock of any Subsidiary of GEO may be sold, transferred or otherwise disposed of to any Borrower or any Guarantor;

(e) GEO or any Restricted Subsidiary may sell to any Governmental Authority for fair market value (as determined by an independent appraisal made by a Person acceptable to the Administrative Agent) (or, if less, the net book value when required by such Governmental Authority) any Facility managed or operated by GEO or such Restricted Subsidiary pursuant to a Government Contract with such Governmental Authority so long as the aggregate amount of non-cash proceeds from all such sales do not exceed $25,000,000;

(f) GEO or any Restricted Subsidiary may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof in the ordinary course of business, provided that the aggregate face or principal amount of all such accounts receivable sold or discounted after the date hereof may not exceed $10,000,000;

(g) GEO or any Restricted Subsidiary may sell or otherwise dispose of assets (including to Affiliates, subject to Section 6.06) not otherwise permitted by this Section 6.03; provided that (i) such sale or disposition shall be for cash for fair market value (as determined in good faith by the board of directors of GEO, provided that, if the board of directors of GEO so determines that the fair market value of such assets is equal to or greater than $50,000,000, then the fair market value shall be determined by an independent appraisal made by a valuation firm or other Person acceptable to the Administrative Agent and such appraisal (and all supporting documentation therefor) shall be delivered to the Administrative Agent (for further distribution to the Lenders) prior to or substantially concurrently with the consummation of such Disposition) and (ii) GEO shall deliver to the Administrative Agent the certification required by the final sentence of Section 2.10(b)(ii) with respect to such Disposition;

(h) GEO or any Restricted Subsidiary may sell any property, business or assets acquired in any acquisition permitted hereunder, including any Permitted Acquisition, to the extent that the same is not related to the construction, design, operation, development or operation of any Facility;

(i) GEO or any Restricted Subsidiary may sell Permitted Investments in the ordinary course of business;

(j) GEO or any Restricted Subsidiary may make Permitted Acquisitions;

(k) any Restricted Subsidiary may be merged or consolidated into any Unrestricted Subsidiary provided that GEO designates the continuing or surviving entity as an Unrestricted Subsidiary in compliance with Section 5.09(d) hereof;

(l) BII Holding Corporation or any of its Subsidiaries may sell Investments referred to in Section 6.04(n), and amounts owing to it or any of them under operating leases, in the ordinary course of business substantially as conducted by it or any of them prior to the time that BII Holding Corporation became a Subsidiary of GEO; and

(m) (i) GEO may sell, lease, transfer or otherwise dispose of any of its property or assets to Corrections or to any Restricted Subsidiary that is a Guarantor and (ii) Corrections may sell, lease, transfer or otherwise dispose of any of its property or assets to GEO or any Restricted Subsidiary that is a Guarantor.

For purposes of this Section 6.03, all determinations of fair market value of any Facility shall include consideration of rights under any Government Contract transferred in connection therewith.

Section 6.04 Investments. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Part B of Schedule 3.16 of the Disclosure Supplement;

(b) Permitted Acquisitions;

(c) Permitted Investments;

(d) intercompany loans made by GEO to Restricted Subsidiaries and by Restricted Subsidiaries to GEO or to other Restricted Subsidiaries, provided that intercompany loans made to Restricted Subsidiaries that are both not Corrections and not a Guarantor (i) may not exceed $25,000,000 in an aggregate principal amount at any time outstanding and (ii) shall be evidenced by commercially reasonable promissory notes pledged and delivered to the Administrative Agent pursuant to the Collateral Agreement;

(e) Hedging Agreements entered into to hedge, manage or mitigate risks to which GEO or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities;

(f) operating deposit accounts with banks;

(g) to the extent they constitute Investments, contributions to Plans and Multiemployer Plans;

(h) Guarantees permitted by Section 6.01;

(i) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

(j) Investments in Unrestricted Subsidiaries, joint ventures and/or Other Consolidated Persons (x) in an aggregate amount for all such Investments made after the date hereof not to exceed $60,000,000 (the “Cumulative Cap”) or (y) made for the purpose of constructing Facilities or improvements to Facilities for so long as such Investments are not outstanding more than two years from the date of the Investment, provided that (i) the Cumulative Cap shall be increased from time to time by the aggregate amount of dividends, distributions, returns of capital or other payments received in cash after the Restatement Effective Date by GEO and the Restricted Subsidiaries from Unrestricted Subsidiaries in respect of Equity Interests of Unrestricted Subsidiaries (except that any such amount included in Net Income shall increase the Cumulative Cap by only 50% of such amount) and (ii) in the case of Investments made as permitted by the foregoing clause (y) (A) all such Investments made in Persons that are not wholly-owned Unrestricted Subsidiaries shall be in the form of senior secured or unsecured loans, shall have no contractual restrictions or limitations on repayment and shall be evidenced by promissory notes delivered in pledge under the Collateral Agreement, (B) not later than the second anniversary of each such Investment, the amount thereof shall be recovered by GEO or the relevant Restricted Subsidiary, as the case may be, in cash in the form of repayment of principal (in the case of loans) or return of capital (in the case of equity) and (C) the aggregate amount of such Investments shall not exceed $75,000,000 at any time outstanding (calculated as the aggregate amount invested minus the aggregate amount recovered, as described in the foregoing clause (B));

(k) Investments in an aggregate amount (excluding Equity Interests of GEO and/or its Subsidiaries but including the assumption of Indebtedness in connection with such Investments) made after the date hereof not exceeding the amount of Net Available Proceeds from Equity Issuances consummated after the date hereof and not used to make Permitted Acquisitions;

(l) additional Investments not exceeding $40,000,000 in the aggregate at any time outstanding;

(m) Investments in Subsidiaries of GEO outstanding on the date hereof (and any refinancing thereof provided that the aggregate principal amount thereof is not increased);

(n) Investments made in the ordinary course of business in customers constituting capital leases entered into with such customers in connection with contracts for services entered into by GEO and/or any Restricted Subsidiary with such customers; and

(o) Investments in Restricted Subsidiaries that are Corrections or Guarantors.

For purposes of Section 6.04(l), the aggregate outstanding amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash or property in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

Section 6.05 Restricted Payments. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a) for so long as (i) (x) GEO intends to be qualified as, or is qualified as, a REIT, (y) GEO has not publicly disclosed an intention to no longer seek to be (or, once it is treated as a REIT, continue to be) treated as a REIT and (z) no resolution shall have been adopted by GEO’s board of directors abandoning or otherwise contradicting GEO’s intent to elect to be treated as a REIT, (ii) both before and after giving effect to the making of such Restricted Payment, no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, (iii) GEO and its Subsidiaries were, as of the last day of GEO’s fiscal quarter then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), in compliance with Section 6.09(a) and (b), and (iv) the (x) Pro Forma Total Leverage Ratio shall be less than 5.75:1.00 and (y) Pro Forma Senior Secured Leverage Ratio shall be less than 3.50:1.00, in each case as of the date of such Restricted Payment and both before and immediately after giving effect to such Restricted Payment (provided, that if, on the scheduled payment date of any dividend that shall have been publicly declared by GEO, such Pro Forma Total Leverage Ratio or such Pro Forma Senior Secured Leverage Ratio shall fail to be less than the respective maximum level set forth in this clause (iv), GEO shall not be prohibited from paying such dividend solely as a result of any such failure, provided that GEO shall ensure that such Pro Forma Total Leverage Ratio and such Pro Forma Senior Secured Leverage Ratio shall be less than such maximum levels no later than, and on and as of, the 60th day following the payment of such dividend) GEO and the Restricted Subsidiaries may make:

(A) Restricted Payments that do not exceed, in the aggregate for any taxable year of GEO, the greater of (1) the minimum amount required under the Code for GEO to elect to be treated as a REIT or to maintain its REIT status once GEO has elected to be treated as a REIT, plus an aggregate amount not to exceed the minimum aggregate amount required to be paid as dividends by

GEO solely to avoid the imposition of federal or state income or excise Taxes on such amounts, in each case, as determined in good faith by a Financial Officer of GEO and evidenced by a certificate delivered to the Administrative Agent at the time such Restricted Payment is made, and (2) 95% of the amount of Funds From Operations for the immediately preceding four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01(a) or (b); and

(B) additional Restricted Payments during any fiscal year of GEO (commencing with the 2013 fiscal year) (the “Subject Year”) in an aggregate amount that, when taken together with all other Restricted Payments made pursuant to this clause (B) during the Subject Year, shall not exceed in the aggregate (1) $20,000,000, plus (2), commencing with the 2014 fiscal year, that portion of any such $20,000,000 in allowable Restricted Payments for each preceding fiscal year (commencing with the 2013 fiscal year) that shall not have been made during such applicable preceding fiscal year, provided that in no event shall the aggregate amount of such “carry-forward” allowance under this clause (2) for the Subject Year exceed $20,000,000, plus (3) the aggregate amount of Net Available Proceeds of Equity Issuances of GEO received during the Subject Year;

(b) at any time when GEO shall (x) not intend to be qualified as a REIT (including as evidenced by, without limitation, any public disclosure to that effect or the adoption of any resolution by GEO’s board of directors abandoning or otherwise contradicting GEO’s intent to elect to be treated as a REIT) or (y) once qualified as a REIT, cease to be qualified as a REIT for any reason whatsoever, so long as no Default shall have occurred and be continuing or result therefrom, GEO may declare and make Restricted Payments in any fiscal year in an aggregate amount that, when taken together with all other Restricted Payments made (or to be made as a result of a declaration thereof) during such fiscal year, shall not exceed $25,000,000 in the aggregate; provided, that such maximum annual aggregate amount shall be increased to $50,000,000 if, and only in the event that, both before and immediately after giving effect to any such Restricted Payment in excess of such $25,000,000 aggregate amount, the Pro Forma Total Leverage Ratio shall be less than 5.00:1.00; provided, further that if, on the scheduled payment date of any dividend on the capital stock of GEO that shall have been publicly declared by GEO in compliance with this Section 6.05(b) (provided, that such scheduled payment date shall be no later than the 60th day following the public declaration thereof), the payment of such dividend on such scheduled payment date shall be permitted hereunder if and to the extent the payment thereof would have been permitted to be made on the date of such public declaration of such dividend;

(c) Restricted Subsidiaries may make Restricted Payments to other Restricted Subsidiaries or to GEO;

(d) GEO may declare and pay non-cash dividends with respect to its capital stock payable in additional shares of common stock of GEO (it being understood that such non-cash dividends may be paid concurrently with any other dividends (including those payable in cash) otherwise expressly permitted to be declared and made hereunder); and

(e) GEO may make Restricted Payments pursuant to and in accordance with customary stock option plans or other benefit plans established in the ordinary course of business for directors, management, employees or consultants of GEO and its Subsidiaries.

Section 6.06 Transactions with Affiliates. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrowers and the Restricted Subsidiaries not involving any other Affiliate, (c) transactions expressly permitted to be undertaken with or for the benefit of Affiliates by any of Sections 6.01, 6.03, and 6.04, and (d) Restricted Payments permitted by Section 6.05.

Section 6.07 Restrictive Agreements. No Borrower will, nor will it permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of GEO or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests on a pro rata basis in respect of any class of Equity Interests of such Restricted Subsidiary; provided that:

(i) the foregoing shall not apply to (x) restrictions and conditions imposed by any of the Senior Note Indentures, by law or by any Loan Document, (y) restrictions and conditions existing on the date hereof identified on Schedule 6.07 of the Disclosure Supplement (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder; and

(ii) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (y) customary provisions in leases and other contracts restricting the assignment thereof and (z) customary restrictions imposed on any real estate investment trust by the terms of preferred stock issued by such real estate investment trust requiring the prior payment of dividends to its holders of such preferred stock, provided that the aggregate amount of such dividends payable on all such preferred stock containing such restrictions held by Persons other than GEO and its Restricted Subsidiaries shall not exceed $75,000 for any calendar year.

Section 6.08 Modifications of Certain Documents. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any of the Senior Note Indentures without the consent of the Administrative Agent (not to be unreasonably withheld), except for the addition of guarantors in accordance with the terms of any of the Senior Note Indentures (provided that all such guarantors shall be or immediately become Guarantors) and such other modifications, supplements or waivers not materially adverse to the Administrative Agent or the Lenders.

Section 6.09 Certain Financial Covenants.

(a) Total Leverage Ratio. GEO will not permit the Total Leverage Ratio on the last day of any of GEO’s fiscal quarters to exceed 5.75:1.00.

(b) Senior Secured Leverage Ratio. GEO will not permit the Senior Secured Leverage Ratio on the last day of any of GEO’s fiscal quarters to exceed 3.50:1.00.

(c) Interest Coverage Ratio. GEO will not permit the ratio of (a) Adjusted EBITDA for any period of four consecutive fiscal quarters to (b) Interest Expense minus Interest Expense attributable to Indebtedness of Unrestricted Subsidiaries and Other Consolidated Persons that is Non-Recourse to GEO and the Restricted Subsidiaries for such four quarter period, to be less than 3.00 to 1.00.

Section 6.10 Limitations on Exchange and Issuance of Equity Interests. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, issue, sell or otherwise dispose of any class or series of Equity Interests that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the occurrence of any event or the lapse of time would be, (a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part.

Section 6.11 Nature of Business. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

Section 6.12 Impairment of Security Interest. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the collateral granted in favor of the Administrative Agent for the benefit of the Secured Parties or grant to any Person (other than the Administrative Agent for the benefit of itself and the other Secured Parties pursuant to the Security Documents) any interest whatsoever in such collateral, except for Liens permitted under Section 6.02 and asset sales permitted under Section 6.03.

Section 6.13 Payments and Prepayments of Certain Debt. No Borrower will, nor will it permit any of its Restricted Subsidiaries to, cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of payment when due) any Senior Notes; provided, however, notwithstanding the foregoing, (i) the 2017 Senior Notes may be repurchased, redeemed, acquired or defeased, (ii) so long as the Pro Forma Senior Secured Leverage Ratio is less than or equal to 2.50:1.00, the other Senior Notes may be repurchased, redeemed, acquired or defeased, and (iii) any of the Senior Notes may be repurchased, redeemed, acquired or defeased with the Net Available Proceeds of any Equity Issuance or with the proceeds of any indebtedness incurred to refinance all or any portion such Senior Notes that is otherwise permitted pursuant to Section 6.01(b).

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

(c) any representation or warranty made or deemed made by or on behalf of GEO or any of its Restricted Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made in any material respect;

(d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a)(i), Section 5.03 (with respect to any Borrower’s existence), Section 5.08, Section 5.09, Section 5.10 and Section 5.11(b) or in Article VI;

(e) GEO or any of its Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section) and such failure shall continue unremedied for a period of 30 or more days after notice thereof has been given to GEO by the Administrative Agent;

(f) GEO or any of its Restricted Subsidiaries shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace, cure or notice periods as originally in effect, without regard to any extension of any such periods);

(g) any event or condition shall occur that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to Indebtedness that becomes due as a result of (x) the voluntary sale or transfer of property or assets or any casualty in respect of property or assets or (y) the furnishing of a notice of redemption or prepayment of such Indebtedness in connection with a refinancing or replacement thereof permitted by Section 6.01 or Section 6.13;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of GEO or any of its Significant Subsidiaries or their respective debts, or of a substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for GEO or any of its Significant Subsidiaries or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) GEO or any of its Significant Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for GEO or any of its Significant Subsidiaries or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) GEO or any of its Significant Subsidiaries shall admit in writing its inability to pay its debts as they become due;

(k) (i) one or more judgments for the payment of money in an aggregate amount (excluding any portion thereof covered by insurance issued by a creditworthy company that has admitted liability in respect thereof) in excess of $25,000,000 shall be rendered against GEO or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of GEO or any of its Subsidiaries to enforce any such judgment, or (ii) a settlement of any shareholder litigation or shareholder derivative action shall occur requiring GEO and/or any of its Restricted Subsidiaries to make an aggregate payment of money with respect to such shareholder litigation or such shareholder derivative action (excluding any portion thereof covered by insurance issued by a creditworthy company that has admitted liability in respect thereof) in excess of $50,000,000;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of GEO and its Subsidiaries in an aggregate amount exceeding $10,000,000 in any year;

(m) any one or more Environmental Liability claims shall have been asserted against GEO or any of its Restricted Subsidiaries; GEO and its Restricted Subsidiaries would be reasonably likely to incur Environmental Liability as a result thereof; and such Environmental Liability claims could be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;

(n) a Change in Control shall occur; or

(o) any provision of this Agreement or any other Loan Document shall for any reason cease to be valid and binding on GEO or any of its Subsidiaries party thereto or any such Person shall so state in writing or the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to GEO, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Section 7.02 Application of Payments.

(a) Anything herein to the contrary notwithstanding (but subject to Section 7.02(b)), following the occurrence and during the continuance of an Event of Default all payments received by the Administrative Agent (including any payments received in respect of optional and mandatory prepayments under Section 2.10) shall be applied as follows:

(i) first, to the payment to the Administrative Agent of its costs and expenses, if any, of collection including reasonable out-of-pocket expenses of the Administrative Agent and the fees and expenses of its agents and its counsel;

(ii) next, to the payment in full of the principal of and interest on the Loans and to provide cover for all LC Exposure as specified in Section 2.05(k), in each case ratably in accordance with the respective amounts thereof; and

(iii) finally, after the payment in full of the principal and interest on the Loans and the provision of cover for all LC Exposure as specified in Section 2.05(k), to GEO, or its successors or assigns, or as a court of competent jurisdiction may direct.

(b) Anything herein or in any Security Document to the contrary notwithstanding, following the occurrence and during the continuance of an Event of Default all amounts received by the Administrative Agent pursuant to the Security Documents shall be applied as follows:

(i) first, to the payment of the costs and expenses of the collection, sale or other realization pursuant to the Security Documents, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all other expenses incurred and advances made by the Administrative Agent in connection therewith;

(ii) next, to the payment in full of the Obligations, in each case (except to the extent otherwise provided in Section 2.16) equally and ratably in accordance with the respective amounts thereof then due and owing (for which purpose it is acknowledged and agreed that any obligation then due and owing to deposit cash cover in respect of outstanding Letters of Credit is an Obligation then due and owing) or as the Secured Parties holding the same may otherwise agree; and

(iii) finally, to the payment to GEO, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the Collateral Account pursuant to Section 2.05(k) shall be applied first to the LC Exposure outstanding from time to time and second to the other Obligations in the manner provided above in this Section 7.02(b).

ARTICLE VIII

AGENCY

Section 8.01 Administrative Agent. Each of the Lenders and the Issuing Lenders hereby irrevocably appoints BNP Paribas to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions.

The Person serving as the Administrative Agent and each Person named a Co-Syndication Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or a Co-Syndication Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving or named as the Administrative Agent or a Co-Syndication Agent hereunder in such Person’s individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with GEO or any of its Subsidiaries or other Affiliates as if such Person were not the Administrative Agent or a Co-Syndication Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to GEO or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by GEO, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and GEO. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with GEO, to appoint a successor, which shall be a bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify GEO and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to GEO and such Person remove such Person as Administrative Agent and, in consultation with GEO, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date, as applicable (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired or removed) Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above) other than any rights to indemnity payments owed to the retiring or removed Administrative Agent. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between GEO and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document, agree to additional obligations being secured by all or substantially all of such collateral (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of such collateral or release all or substantially all of the Guarantors under the Loan Documents from their Guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property (and to release any such Guarantor) that is the subject of a disposition of property permitted hereunder, a disposition to which the Required Lenders have consented or the designation of any such Guarantor as an Unrestricted Subsidiary pursuant to Section 5.09(d).

Section 8.02 Lead Arranger; Co-Syndication Agents. Anything herein or in any other Loan Document to the contrary notwithstanding, the Lead Arranger and the Co-Syndication Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that the Lead Arranger and each Co-Syndication Agent shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent provided herein and in the other Loan Documents. Without limitation of the foregoing, none of the Lead Arranger or any Co-Syndication Agent in their capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, any Borrower or any other Person.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, as follows:

(i) if to the Borrowers:

The GEO Group, Inc.

One Park Place

621 NW 53rd Street

Suite 700

Boca Raton, Florida 33487

Attention: Brian Evans

Telephone No.: 561-999-7401

Telecopy No.: 561-999-7742

with copies to:

Akerman, Senterfitt & Eidson, PA

One Southeast Third Avenue, 25th Floor

Miami, Florida 33131-1714

Attention: Stephen K. Roddenberry

Telephone No.: 305-374-5600

Telecopy No.: 305-374-5095

and

The GEO Group, Inc.

One Park Place

621 NW 53rd Street

Suite 700

Boca Raton, Florida 33487

Attention: John Bulfin, Esq.

Telephone No.: 561-622-5656

Telecopy No.: 561-691-6777

(ii) if to the Administrative Agent:

in the case of any Borrowing Request, notice of

continuation/conversion, notice of prepayment or other routine administrative notice, to:

BNP Paribas

787 Seventh Avenue

New York, New York 10019

Attention: Jacqueline Douyon

Telephone No.: (212) 841-2166

Telecopy No.: (212) 841-2745

in all other cases, to:

BNP Paribas

28th Floor

787 Seventh Avenue

New York, New York 10019

Attention: Brendan Heneghan

Telephone No.: (212) 841-3885

Telecopy No.: (212) 841-2868

with copies to:

BNP Paribas RCC, Inc.

525 Washington Boulevard

Jersey City, New Jersey 07310

Attention: Loan Servicing Department

Telephone No.: (201) 850-6807

Telecopy No.: (201) 850-4020

(iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b), shall be effective as provided in said Section 9.01(b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or GEO may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in clause (i) of this sentence of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to GEO and the Administrative Agent).

(d) Platform. Each Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Lenders materials and/or information provided by, or on behalf of, the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information with respect to the Borrowers or their respective Subsidiaries or the respective securities of any of the foregoing (collectively, “MNPI”) (each, a “Public Lender”). Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any MNPI for purposes of foreign or United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12(b)), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor,” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless GEO notifies the Administrative Agent promptly that any such document contains MNPI: (i) the Loan Documents, (ii) notification of changes in the terms of the Commitments or the Loans and (iii) all information delivered pursuant to Section 5.01(a), (b) and (e).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF ANY COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY COMMUNICATIONS ON OR THROUGH THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS

RELATED PARTIES IN CONNECTION WITH ANY SUCH COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY BORROWER OR ANY OF THEIR RESPECTIVE AFFILIATES, ANY CREDIT PARTY OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ OR ANY OF THEIR AFFILIATES’ OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Each Lender agrees that receipt of notice to it (as provided above) specifying that the communications have been posted to the Platform shall constitute effective delivery of such communications to such Lender for purposes of the Loan Documents.

Section 9.02 Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

(b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

(i) increase any Commitment of any Lender without the written consent of each Lender directly affected thereby,

(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,

(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (in each case, for the avoidance of doubt, excluding amendments to Section 2.10(b)(ii)), without the written consent of each Lender directly affected thereby,

(iv) change Section 2.16(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby,

(v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

(vi) permit any subordination of the principal or interest on any Loan or the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 2.05(f) for all LC Disbursements, without the prior written consent of each Lender,

(vii) release the Borrowers from their obligations under the Loan Documents without the prior written consent of each Lender,

(viii) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrowers’ rights and obligations hereunder without the prior written consent of each Lender,

(ix) release all or substantially all of the collateral granted in favor of the Administrative Agent for the benefit of the Secured Parties or release any Security Document (other than disposition of assets permitted pursuant to Section 6.03 and as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the prior written consent of each Lender,

(x) release all or substantially all of the Guarantors from their obligations under the Guaranty Agreement without the prior written consent of each Lender, except as expressly contemplated by any of the Loan Documents, or

(xi) change Section 2.10(b)(iii) or Section 7.02 or Section 5.4 of the Collateral Agreement in a manner that would alter the application of payments required thereby without the written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Lender or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Lender or such Swingline Lender, as the case may be.

(c) Amend and Extend. Notwithstanding anything contained herein to the contrary, any amendment or modification that extends the date required for the payment of principal of any Loan of any Class and/or the termination date for any Commitment of any Class (which amendment or modification may but shall not be required to include increasing the Applicable Rate for any Lender that agrees to such extension for its Loans and/or Commitments of such Class (a “Consenting Lender”)) shall require only the consents of (i) the Borrowers and the Guarantors, (ii) such Consenting Lender, (iii) the Required Lenders of such Class, (v) the Administrative Agent and (vi) if such Class includes Revolving Credit Loans and/or Revolving Credit Commitments, each Issuing Lender and Swingline Lender affected thereby. No such extension shall apply to any Loan or any Commitment of any Lender that is not a Consenting Lender.

(d) Waivers of Certain Conditions. Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrowers to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class for purposes of the Commitments of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification, and no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender (including the reasonable fees, charges and disbursements of one primary outside counsel, one local counsel in each relevant jurisdiction as reasonably required, and, in the case of an actual and potential conflict of interest among the Administrative Agent and the Lenders (or among any of them), one additional counsel to each group of similarly affected Lenders (taken as a whole)) in connection with the enforcement or protection of its rights, whether in any action, work-out, restructuring, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) Indemnification by the Borrowers. The Borrowers agree to indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arranger, each Co-Syndication Agent, each Lender, each Swingline Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) and any payments that the Administrative Agent is required to make under any indemnity issued to any bank to which remittances in respect of Accounts (as defined in the UCC), as defined in the Collateral Agreement, are to be made, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their respective Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if any Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Sections 9.03(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), an Issuing Lender or a Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or such Swingline Lender in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

Section 9.04 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with Section 9.04(b), (ii) by way of participation in accordance with Section 9.04(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.04(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, each Issuing Lender, each Swingline Lender, Participants, to the extent provided in Section 9.04(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Lender, each Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) to any Person; provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 9.04(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such specified date) shall not be less than $5,000,000, in the case of any assignment in respect of a Revolving Credit Commitment, or $1,000,000, in the case of any assignment in respect of a Term Loan Commitment or an Incremental Term Loan Commitment, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, GEO otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of different Classes of Commitments on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment to a Lender, an Affiliate of a Lender or an Approved Fund except to the extent required by Section 9.04(b)(i)(B) and, in addition:

(A) the consent of GEO (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that GEO shall be deemed to have given its consent ten days after the date a request therefor has been delivered by the Administrative Agent unless such consent is expressly refused in writing by GEO prior to such tenth day;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) a Revolving Credit Commitment, a Term Loan Commitment or an Incremental Term Loan Commitment no part of which has been utilized if such assignment is to a Person that is not a Lender with a Commitment of such Class, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (y) a Term Loan Commitment or an Incremental Term Loan Commitment which has been utilized to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent(s) of the relevant Issuing Lender(s) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of each Swingline Lender and each Issuing Lender shall be required for any assignment in respect of the Revolving Credit Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived in the sole discretion of the Administrative Agent), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vi) No Assignment to Defaulting Lender. No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (vi).

(vii) Limitations on Assignments to GEO and its Subsidiaries. No such assignments shall be made to GEO or any of its Affiliates, except, solely with respect to Term Loans, as otherwise provided below in this Section.

(viii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of GEO and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause (viii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Notwithstanding anything to the contrary contained in this Section 9.04, so long as no Default has occurred and is continuing or would result therefrom, each Term Lender shall have the right at any time to sell, assign or transfer all or a portion of the Term Loans owing to it to GEO (but not any Subsidiary of GEO) on a non-pro rata basis (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan) pursuant to (x) one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Term Loans (provided that, (A) notice of the Auction shall be made to all Term Lenders and (B) the Auction shall be conducted pursuant to such procedures which are consistent with this Section 9.04(b) as the Auction Manager may establish and otherwise reasonably acceptable to GEO, the Auction Manager, and the Administrative Agent) or (y) open market purchases, in each case subject to the following additional limitations: (A) with respect to all purchases made by GEO pursuant to this Section 9.04(b), (I) GEO shall deliver to the Auction Manager, if applicable, a certificate of the President, a Vice President or a Financial Officer of GEO stating that no Default has occurred and is continuing or would result from such purchase, (II) GEO shall not, directly or indirectly, use the proceeds of any Revolving Credit Loans to acquire any Term Loan, (III) GEO shall disclose in writing to the assigning Lender (prior to the entering into of an Assignment and Assumption or other agreement in respect of such assignment) its identity as the purchaser of such Term Loans, and (IV) the assigning Lender and the Borrowers shall execute and deliver to the Auction Manager, if applicable, an Assignment and Assumption; and (B) immediately upon the consummation of any purchase by GEO pursuant to this Section 9.04(b), all Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by GEO), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (I) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (II) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (III) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Term Loans purchased and cancelled pursuant to this Section 9.04(b), Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.04(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be (x) entitled to the benefits of Section 2.14, Section 2.15 and Section 9.03 and (y) obligated pursuant to Section 2.17(g), in each case with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by GEO or any Lender at any reasonable time and from time to time upon reasonable prior notice; provided, however, that no Borrower nor the Administrative Agent shall be required to provide or grant access to any Lender any information (including without limitation as to identity or amount or percentage of credit exposure hereunder) about any other Lender.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any of the Borrowers’ respective Affiliates or Subsidiaries) in all or a portion (provided that any such portion shall not be less than $5,000,000, in the case of any participation in respect of a Revolving Credit Commitment, or $1,000,000, in the case of any participation in respect of a Term Loan Commitment or an Incremental Term Loan Commitment) of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders, the Issuing Lenders and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which would reduce the principal of or the interest rate on any Loan or the obligation of the Borrowers to reimburse any Borrowing, extend the term or increase the amount of the Revolving Credit Commitment, Term Loan Commitment and/or Incremental Term Loan Commitment of such Lender, reduce the amount of any fees to which such Participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the collateral granted in favor of the Administrative Agent for the benefit of the Secured Parties, in any such case in a manner that would affect such Participant. Subject to Section 9.04(e), the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.16(d) as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. This Section 9.04(d) shall be construed so that the Loans and other obligations hereunder are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any other relevant or successor provisions of the Code or such regulations).

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.13 and Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with GEO’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless GEO is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Sections 2.15(e) and (g) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance, amendment, renewal or extension of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated. The provisions of Section 2.13, Section 2.14, Section 2.15 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness; Lender Addendum.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), including the Lender Addenda, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement (including the Lender Addenda) and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative

Agent, constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto; provided, that solely with respect to the Specified Transactions, this Agreement shall become effective upon the occurrence of the Initial Effective Time. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or in “Portable Document Format” shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Lender Addendum. Each initial Lender (and, for purposes of the Specified Transactions, any Lender under (and as defined in) the Existing Credit Agreement) shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender and each Borrower and, by executing its Lender Addendum, each such initial Lender agrees to be bound by the provisions hereof with respect to the Commitment set forth opposite its name in such Lender Addendum.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have. Each Lender and each Issuing Lender agrees to notify GEO and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.09 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. The Borrowers irrevocably and unconditionally submit, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its respective properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(b). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Treatment of Certain Information; Confidentiality.

(a) Treatment of Certain Information. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to a Borrower or one or more of their respective Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrowers hereby authorize each Lender to share any information delivered to such Lender by any Borrower or its respective Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of Section 9.12(b) as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b) Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of GEO or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Issuing Lender or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than GEO.

For purposes of this Section, “Information” means all information received from the Borrowers or any of their respective Subsidiaries relating to the Borrowers or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or any of their respective Subsidiaries; provided that, in the case of information received from the Borrowers or any of their respective Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with said Act.

Section 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender.

Section 9.15 Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrowers under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrowers in respect of any such sum due from them to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrowers hereby, as a separate obligation and notwithstanding any such judgment, agree to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

Section 9.16 Effect of Amendment and Restatement. As of the Restatement Effective Date, this Agreement shall amend, and restate as amended, the Existing Credit Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to Loans and Commitments and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Credit Agreement contained herein were set forth in an amendment to the Existing Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE GEO GROUP, INC.

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	Sr. VP & CFO The GEO Group, Inc.

GEO CORRECTIONS HOLDINGS, INC.

By:	/s/ Brian R. Evans
Name:	Brian R. Evans
Title:	VP & CFO

BNP PARIBAS, individually, as Lender, Swingline Lender, Issuing Lender and Administrative Agent

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Vice President

By:	/s/ John Treadwell, Jr.
Name:	John Treadwell, Jr.
Title:	Vice President

ANNEX I

Specified Transactions1

WHEREAS, under Section 9.02(b) of the Existing Credit Agreement, the amendment and restatement of the Existing Credit Agreement as contemplated by this Agreement requires the written consent of each Lender;

WHEREAS, under Section 2.18(b) of the Existing Credit Agreement if any Lender does not consent to a proposed amendment, modification or waiver of the Existing Credit Agreement or any other Loan Document requested by the Borrower (such Lender, a “Non-Consenting Lender”) which has been approved by the Required Lenders but which requires the consent of such Lender (or such Lender and other Lenders) to become effective (the “Subject Transaction”), then the Borrower may, at its sole expense, upon notice to such Non-Consenting Lender and the Administrative Agent, among other things, replace such Non-Consenting Lender by causing such Non-Consenting Lender to assign and delegate all of its interests, rights and obligations under the Existing Credit Agreement and the related Loan Documents to an assignee that shall assume such obligations (a “Mandatory Assignment”);

WHEREAS, the Borrower and the Required Lenders wish to amend, waive or otherwise modify said Section 2.18(b) upon the occurrence of the Initial Effective Time (as defined below) to, among other things, allow (x) the Borrower to effect Mandatory Assignments without any advance notice to any affected Non-Consenting Lender or any other Person and (y) the Administrative Agent to effect any such Mandatory Assignment in the name of and on behalf of each Non-Consenting Lender, in each case immediately and automatically upon the approval of the applicable Subject Transaction by the Required Lenders;

WHEREAS, immediately after the execution of this Agreement (including by delivery of Lender Addenda in accordance with Section 9.06(b), as applicable) by the Required Lenders, each Issuing Lender, each Swingline Lender and the Borrower (such time of execution, the “Initial Effective Time”) and immediately prior to the occurrence of the Restatement Effective Date (such time between the Initial Effective Time and the Restatement Effective Date, the “Initial Assignment Time”), the Borrower wishes to cause to be assigned and delegated pursuant to Mandatory Assignments all of the interests, rights and obligations under the Existing Credit Agreement and the related Loan Documents of each Lender which shall not have consented to this Agreement at the Initial Effective Time (each such Lender, a “Replaced Lender”) to BNP Paribas and/or any other Lender approved and designated for such purpose by BNP Paribas (collectively, the “Assignees”), and the Assignees wish to accept and assume all such interests, rights and obligations and to consent to this Agreement; and

WHEREAS, immediately following the Mandatory Assignments at the Initial Assignment Time, the Required Lenders and the Assignees shall constitute all of the Lenders under the Existing Credit Agreement and shall consent to and approve (and by having executed this Agreement (including by delivery of Lender Addenda) shall be deemed to have consented to and approved) this Agreement and the amendment and restatement of the Existing Credit Agreement and the other transactions contemplated by this Agreement.

[1]	Except with respect to the terms “this Agreement” and “the Existing Credit Agreement”, all capitalized terms used in this Annex I and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Existing Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

(1) Effective as of the Initial Effective Time and as of the date of such prepayment, any requirement of prior notice by the Borrower or by or to the Administrative Agent or any other Person in respect of the prepayment of Term Loans under the Existing Credit Agreement as contemplated by Section 4.01(m) of this Agreement is hereby deemed to have been satisfied (and any failure to comply with any such requirement prior to the Initial Effective Time is hereby waived) for all purposes of the Existing Credit Agreement.

(2) Effective as of the Initial Effective Time, Section 2.18(b) of the Existing Credit Agreement is hereby amended and otherwise modified such that (x) the Borrower may effect Mandatory Assignments without any requirements of notice to any affected Non-Consenting Lender or any other Person and (y) the Administrative Agent may effect any such Mandatory Assignment in the name of and on behalf of the applicable Non-Consenting Lender, in each case immediately and automatically upon the approval of the applicable Subject Transaction by the Required Lenders and notwithstanding anything to the contrary in Section 9.04 of the Existing Credit Agreement.

(3) Pursuant to Section 2.18(b) of the Existing Credit Agreement (as amended as of the Initial Effective Time) and notwithstanding anything to the contrary in Section 9.04 of the Existing Credit Agreement, immediately upon (and as of) the Initial Assignment Time, without advance notice to such Replaced Lender or any other Person or any requirement of consent of any Person, all of the interests, rights and obligations under the Existing Credit Agreement and the related Loan Documents of each Replaced Lender shall automatically be assigned, delegated and sold by such Replaced Lender to BNP Paribas (or such Assignee as BNP Paribas shall have designated) and BNP Paribas (or such Assignee) shall assume, accept and purchase all such interests, rights and obligations, at par (in the case of any Loans or Commitments so assumed, accepted and purchased) and otherwise on the terms set forth in the form of Assignment and Assumption prescribed by the Existing Credit Agreement (including all of the representations and warranties set forth therein, which shall be deemed to have been made at the Initial Effective Time by the Replaced Lender (as assignor thereunder) and the Assignee (as assignee thereunder), as applicable), but without any requirement of execution of an Assignment and Assumption by such Replaced Lender or the applicable Assignee or any other conditions thereto (and no assignment fee shall be payable in connection therewith).

(4) The Administrative Agent is hereby authorized and instructed to record all assignments (including Mandatory Assignments contemplated to occur as of the Initial Assignment Time) contemplated in this Annex I in the Register and to take such other actions as shall be necessary or desirable to facilitate the consummation of all such transactions, including, without limitation, any such actions in the name and on behalf of the Borrower, any Replaced Lender or any Lender in respect of any Reduction Amount referred to below (in each case without any representation or warranty by or recourse to the Administrative Agent); provided, that if any Replaced Lender subject to a Mandatory Assignment shall have delivered to the Administrative Agent on (but before the occurrence of) the Restatement Effective Date a written notice in form and substance satisfactory to the Administrative Agent (which written notice shall

I-2

include, or be accompanied by, a Lender Addendum to this Agreement duly executed by such Lender in accordance with Section 9.06(b)) that such Lender would not have been a Replaced Lender (and would have, and intended to, consent to this Agreement at the Initial Effective Time) but for the immediate and automatic operation of the Mandatory Assignments at the Initial Assignment Time contemplated hereinabove, then to the extent so requested in such written notice, such Lender shall be deemed to no longer be a Replaced Lender and shall be counted among the Lenders that shall have consented to the transactions contemplated by this Agreement to occur upon each of the Initial Effective Time and the Restatement Effective Date, and the Administrative Agent, any applicable Assignee of such Mandatory Assignment and such Lender shall use commercially reasonable efforts to ensure the foregoing provisions of this proviso are given effect as among themselves, the Administrative Agent shall ensure the Register is annotated or otherwise marked accordingly (to the extent the Mandatory Assignment was previously recorded in the Register) and such Lender shall be treated for all purposes hereof as an initial Lender party to this Agreement on and as of the Restatement Effective Date.

(5) Upon the consummation of the Mandatory Assignments at the Initial Assignment Time, the Required Lenders and the Assignees shall constitute all of the Lenders under the Existing Credit Agreement and shall consent to and approve (and by having executed this Agreement (including by delivery of Lender Addenda) shall be deemed to have consented to and approved) this Agreement and the amendment and restatement of the Existing Credit Agreement and other transactions contemplated by this Agreement.

(6) Notwithstanding anything to the contrary in Section 9.04 of this Agreement, immediately upon (and as of) the Restatement Effective Date, any Lender that shall have consented to and approved (including by delivery of Lender Addenda) this Agreement and the transactions contemplated hereby and that shall have held, immediately prior to the occurrence of the Restatement Effective Date, an aggregate principal amount of Loans and/or Commitments in excess of the aggregate principal amount of Loans and/or Commitments under (and as defined in) this Agreement allocated to such Lender by the Lead Arranger (such excess, the “Reduction Amount”), without advance notice to any Person or any requirement of consent of any Person, hereby irrevocably assigns, delegates and sells all of its interests, rights and obligations under the Existing Credit Agreement and the related Loan Documents in respect of such Reduction Amount to BNP Paribas (or such Assignee as BNP Paribas shall have designated) and BNP Paribas (or such Assignee) hereby assumes, accepts and purchases all such interests, rights and obligations, at par (in the case of any Loans or Commitments so assumed, accepted and purchased) and otherwise on the terms set forth in the form of Assignment and Assumption prescribed by this Agreement (including all of the representations and warranties set forth therein, which shall be deemed to have been made on and as of the Restatement Effective Date by such Lender (as assignor thereunder) and the Assignee (as assignee thereunder), as applicable), but without any requirement of execution of an Assignment and Assumption by such Lender or the applicable Assignee or any other conditions thereto (and no assignment fee shall be payable in connection therewith), all of the foregoing to be effected automatically on and as of the Restatement Effective Date and with the cooperation of the Administrative Agent.

[Remainder of page intentionally blank.]

I-3

SCHEDULE 3.06

to

Disclosure Supplement

Dated as of April 3, 2013

Litigation

The Borrower and its Subsidiaries are currently involved in various actions, suits and/or proceedings. Except for the matters listed below, none of the actions, suits and/or proceedings in which the Borrower or its Subsidiaries are currently involved could, individually, as of the Closing Date, result in a Material Adverse Effect:

1. In June 2004, the Borrower received notice of a third-party claim for property damage incurred during 2002 and 2001 at several detention facilities that the Borrower’s Australian subsidiary formerly operated pursuant to its discontinued operation. The claim relates to property damage caused by detainees at the detention facilities. The notice was given by the Australian government’s insurance provider and did not specify the amount of damages being sought. In May 2005, the Borrower received additional correspondence indicating that the insurance provider still intends to pursue the claim against the Borrower’s Australian subsidiary. Although the claim is in the initial stages and the Borrower is still in the process of fully evaluating its merits, the Borrower believes that it has defenses to the allegations underlying the claim and intends to vigorously defend the Borrower’s rights with respect to this matter. While the insurance provider has not quantified its damage claim and the outcome of this matter discussed above cannot be predicted with certainty, based on information known to date, and management’s preliminary review of the claim, the Borrower believes that, if settled unfavorably, this matter could have a material adverse effect on the Borrower’s financial condition, results of operations and cash flows. The Borrower is uninsured for any damages or costs that it may incur as a result of this claim, including the expenses of defending the claim. The Borrower has accrued a reserve related to this claim based on its estimate of the most probable costs that may be incurred based on the facts and circumstances known to date, and the advice of its legal counsel.

2. On June 22, 2011, a verdict for $6.5 million was entered against The GEO Group, Inc. (“GEO”) in a wrongful death action brought by the family of a former inmate at a GEO Oklahoma state correctional facility. On August 22, 2011, the court entered judgment against GEO. GEO disagrees with the verdict and is pursuing an appeal. A supersedeas bond in the amount of $10 million has been posted by the Insurance Company of the State of Pennsylvania. GEO intends to vigorously defend its rights with respect to this matter. Under its insurance plan, GEO is responsible for the first $3.0 million of liability with respect to this matter. Aside from this amount which GEO would pay directly from general corporate funds, GEO believes it has insurance coverage for this matter. A tentative settlement has been reached between the parties**. The settlement documents are being drafted but have not yet been signed.

**	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

SCHEDULE 3.14 PART A

to

Disclosure Supplement

Dated as of April 3, 2013

Indebtedness

Senior Unsecured Notes:

The GEO Group, Inc. 7 3/4 Senior Unsecured Notes due 2017 issued on October 20, 2009 in the amount of $250,000,000

The GEO Group, Inc. 6 5/8 Senior Unsecured Notes due 2021 issued on February 10, 2011 in the amount of $300,000,000

The GEO Group, Inc. 5 1/8 Senior Unsecured Notes due 2023 issued on March 19, 2013 in the amount of $300,000,000

Capital Leases:

The GEO Group, Inc. Capital Lease of Arizona State Prison Phoenix-West from Correctional Services Corporation commencing November 4, 2005.

The GEO Group, Inc. Capital Lease of Arizona State Prison Florence-West from Correctional Services Corporation commencing November 4, 2005.

Undrawn Corporate Guarantee:

Corporate Guarantee by The GEO Group, Inc. in favor of South African Custodial Services (Pty) Limited (Unrestricted Subsidiary).

Guarantee & Put Agreement Between The GEO Group, Inc. & South African Custodial Holdings, Ltd. (Unrestricted Subsidiary) & BOE Merchant Bank & South African Custodial Services (Pty) Limited.

Guarantee & Put Agreement Between The GEO Group, Inc. & South African Custodial Holdings, Ltd. (Unrestricted Subsidiary) & Firstrand Bank Limited & South African Custodial Services (Pty) Limited.

Non-Recourse Bonds:

South Texas Detention Complex Local Development Corporation Taxable Revenue Bonds issued August 1, 2004.

CSC of Tacoma LLC Taxable Revenue Bonds issued June 1, 2003.

CSC of Tacoma LLC Taxable Revenue Bonds issued December 1, 2011.

SCHEDULE 3.14 PART B

to

Disclosure Supplement

Dated as of April 3, 2013

Liens

Form UCC-1 Financing Statement, filed September 15, 2005, File No. 52865492 by GEO RE Holdings LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed June 27, 2003, File No. 31645160 by Correctional Services Corporation as Debtor, in favor of U.S. Bank National Association as Bond Trustee under Indenture of Trust dated as of June 1, 2003 as Secured Party

Form UCC-1 Financing Statement, filed September 24, 2004, File No. 42688978 by Correctional Services Corporation as Debtor, in favor of U.S. Bank National Association as Secured Party

Form UCC-1 Financing Statement, filed April 17, 2006, File No. 61388693 by Correctional Services Corporation as Debtor, in favor of U.S. Bank National Association and ACA Financial Guaranty Corporation as Secured Parties

Form UCC-1 Financing Statement, filed September 15, 2005, File No. 52865468 by Correctional Services Corporation as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070314558 by GEO Holdings I, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070316405 by CPT Operating Partnership L.P. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070316561 by CPT Limited Partner LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070316348 by Correctional Properties Prison Finance LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070314368 by Public Properties Development and Leasing LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 24, 2007, File No. 20070316298 by GEO Acquisition II, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 5, 2010, File No. 20102723645 by Correctional Services Corporation as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed February 10, 2011, File No. 20110499932 by BII Holding Corporation as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed February 10, 2011, File No. 20110499981 by BII Holding I Corporation as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed February 10, 2011, File No. 20110499809 by Behavioral Holding Corp. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed February 10, 2011, File No. 20110499668 by Behavioral Acquisition Corp. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 5, 2010, File No. 20102723942 by GEO RE Holdings LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 5, 2010, File No. 20102723751 by CPT Operating Partnership L.P. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 5, 2010, File No. 20102723728 by CPT Limited Partner, LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 5, 2010, File No. 20102723546 by Correctional Properties Prison Finance LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 5, 2010, File No. 20102724189 by Public Properties Development and Leasing LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 5, 2010, File No. 20102723785 by GEO Acquisition II, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 20102832875 by Cornell Companies, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 20102833121 by Cornell Corrections Management, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 20102833451 by Cornell Corrections of Texas, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 20102833253 by Cornell Corrections of Rhode Island, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 20102832826 by Cornell Abraxas Group, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 20102833832 by WBP Leasing, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 20102832784 by CCG I Corporation as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 20102833808 by Correctional Systems, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 31, 2012, File No. 20123395250 by Municipal Corrections Finance, L.P. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 31, 2012, File No. 20123395375 by GEO MCF LP, LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 31, 2012, File No. 20123395292 by MCF GP, LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed February 10, 2011, File No. 20112006379 by B.I. Incorporated as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 2, 2013, File No. 201308172441 by Cornell Abraxas Group OS, LLC LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed December 31, 2012, File No. 20125110368 by Cornell Companies of California OS, LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed December 31, 2012, File No. 20125110392 by Cornell Companies of Texas OS, LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed December 31, 2012, File No. 20125110319 by Cornell Interventions OS, LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 2, 2013, File No. 201308172468 by GEO Corrections and Detention, LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 2, 2013, File No. 201308172476 by GEO Corrections Holdings, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 2, 2013, File No. 201308172433 by GEO Operations, LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed January 2, 2013, File No. 20130817245X by GEO Re-entry Services, LLC as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 15512407 by Cornell Interventions, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 2010-70177-6 by Cornell Corrections of Alaska, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 13, 2010, File No. 10-7242071559 by Cornell Corrections of California, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 5, 2010, File No. 201002996072 by GEO Transport, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 5, 2010, File No. 20102723835 by GEO Holdings I, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed August 5, 2010, File No. 201002996099 by The GEO Group, Inc. as Debtor, in favor of BNP Paribas as Secured Party

Form UCC-1 Financing Statement, filed December 9, 2011, File No. 201105805679 by The GEO Group, Inc. as Debtor in favor of US Bank National Association as Secured Party

SCHEDULE 3.16 PART A

to

Disclosure Supplement

Dated as of April 3, 2013

Restricted Subsidiaries

Entity Name	Jurisdiction of Organization	Jurisdiction(s) in Which Qualified to do Business
B.I. Incorporated	Colorado	Alabama, Arkansas, California, Colorado, Delaware, Florida, Hawaii, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Wisconsin, Wyoming
Behavioral Acquisition Corp.	Delaware	Delaware
Behavioral Holding Corp.	Delaware	Delaware
BII Holding Corporation	Delaware	Delaware
BII Holding I Corporation	Delaware	Delaware
CCG I, LLC	Delaware	Delaware
Cornell Abraxas Group OS, LLC	Florida	Delaware, Florida, New York, Ohio, Pennsylvania, South Carolina, Texas
Cornell Abraxas Group, Inc.	Delaware	Colorado, Delaware, Louisiana, Maryland, Ohio, Pennsylvania, West Virginia
Cornell Companies of California OS, LLC	Delaware	Colorado, Delaware
Cornell Companies of Texas OS, LLC	Delaware	Delaware, New Mexico, Texas
Cornell Companies, LLC	Delaware	Alaska, Delaware, Washington DC, Georgia, New York, Ohio, Oklahoma, Pennsylvania, Texas
Cornell Corrections Management, LLC	Delaware	Colorado, Delaware, Texas
Cornell Corrections of Alaska, Inc.	Alaska	Alaska, Colorado
Cornell Corrections of California, Inc.	California	California, Colorado, Georgia, Nevada, North Carolina, Texas, Utah
Cornell Corrections of Rhode Island, Inc.	Delaware	Delaware, Rhode Island, Texas
Cornell Corrections of Texas, Inc.	Delaware	Delaware, Florida, Georgia, Mississippi, New Mexico, Oklahoma, Pennsylvania, Texas
Cornell Interventions OS, LLC	Delaware	Delaware, Illinois
Cornell Interventions, Inc.	Illinois	Illinois, Indiana, South Dakota
Correctional Properties Prison Finance LLC	Delaware	Delaware
Correctional Services Corporation, LLC	Delaware	Alabama, Arizona, Delaware, Georgia, Illinois, Louisiana, Mississippi, New York, Texas, Virginia, Washington, Wyoming
Correctional Systems, LLC	Delaware	California, Delaware, Kansas, New Mexico, Texas

Entity Name	Jurisdiction of Organization	Jurisdiction(s) in Which Qualified to do Business
CPT Limited Partner, LLC	Delaware	Delaware
CPT Operating Partnership L.P.	Delaware	California, Colorado, Delaware, Louisiana, Michigan, New Jersey, New Mexico, New York, North Carolina, Oklahoma, Texas
GEO Acquisition II, Inc.	Delaware	Delaware, Florida
GEO Corrections and Detention, LLC	Florida	Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Michigan, Mississippi, New Mexico, New York, North Carolina, Oklahoma, Pennsylvania, Texas, Virginia, Washington
GEO Corrections Holdings, Inc.	Florida	California, Florida, North Carolina, Pennsylvania, Texas
GEO Holdings I, Inc.	Delaware	Delaware
GEO MCF LP, LLC	Delaware	Delaware
GEO Operations, LLC	Florida	Florida
GEO RE Holdings LLC	Delaware	Delaware
GEO Re-entry Services, LLC	Florida	Alaska, California, Florida, Kansas, Nevada, Texas, Utah
GEO Transport, Inc.	Florida	Alabama, Alaska, Arkansas, Arizona, California, Colorado, Connecticut, Washington DC, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wyoming
MCF GP, LLC	Delaware	Alaska, Delaware, Georgia, Ohio, Oklahoma, Pennsylvania, Texas
Municipal Corrections Finance, L.P.	Delaware	Delaware
Public Properties Development and Leasing LLC	Delaware	Delaware, Colorado
The GEO Group, Inc.	Florida	Alabama, California, Colorado, Connecticut, Delaware, Washington DC, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin,Wyoming
WBP Leasing, LLC	Delaware	Alaska, California, Colorado, Delaware, Illinois, Mississippi, Nevada, Ohio, Pennsylvania, Texas

Unrestricted Subsidiaries

Entity Name	Jurisdiction of Organization	Jurisdiction(s) in Which Qualified to do Business
Australasian Correctional Investment Ltd.	Australia	Australia
Australasian Correctional Services Pty. Ltd.	Australia	Australia
BI Puerto Rico, Inc.	Puerto Rico	Puerto Rico
Canadian Correctional Management, Inc.	Canada	Canada
CSC of Tacoma, LLC	Delaware	Delaware and Washington, D.C.
GEO Amey PECS Ltd.	UK
GEO Australasia Pty, Ltd.	Australia	Australia
GEO Custodial Ltd. (Mauritius)	Mauritius	Mauritius
GEO Design Services, Inc.	Florida	Florida
GEO International Holdings, LLC	Delaware	Delaware
GEO/FL/03, Inc.	Florida
Miramichi Youth Centre Management, Inc.	Canada	Canada
Pacific Rim Employment Pty, Ltd.	Australia	Australia
Sentencing Concepts, Inc.	California
South African Custodial Holdings	South Africa	South Africa
South Africa Custodial Services (Louis Trichard)	South Africa	South Africa
The GEO Group Australasia Pty, Ltd.	Australia	Australia
The GEO Group Australia Pty, Ltd.	Australia	Australia
The GEO Group UK Ltd.	United Kingdom	United Kingdom
WCC Development, Inc.	Florida	Florida, Utah, Massachusetts, New Mexico, New Jersey, Wisconsin, New Hampshire, Tennessee, Arizona, Minnesota
WCC Financial, Inc.	Delaware	Delaware
GEO/FL/01, Inc.	Florida	Florida
GEO/FL/02, Inc.	Florida	Florida
The GEO Group Ltd.	United Kingdom	United Kingdom

SCHEDULE 3.16 PART A

to

Disclosure Supplement

Dated as of April 3, 2013

Subsidiaries and Ownership

Entity Name	Capitalization	Shareholders and/or Members and Shares and/or Percentage Interests Owned
Australasian Correctional Investments Ltd.	100,000,000 shares of common stock authorized/5,440,504 shares issued	The GEO Group Australasia Pty Ltd. owns 100%
Australasian Correctional Services Pty Ltd.	100 shares of common stock authorized/100 shares issued	The GEO Group Australasia Pty Ltd owns 25%, GEO Australasia Pty Ltd (1)(GA) owns 75%
B.I. Incorporated (*)	100 shares of common stock authorized/10 shares issued	Behavioral Acquisition Corp. owns 100%
BI Puerto Rico, Inc.	100 shares of common stock authorized	B.I. Incorporated owns 100%
Behavioral Acquisition Corp. (*)	500 shares of common stock authorized/110 shares issued	Behavioral Holding Corp. owns 100%
Behavioral Holding Corp. (*)	1,000,000 shares of common stock authorized/564,728 shares issued	BII Holding I Corporation owns 100%
BII Holding Corporation (*)	1,000 shares of common stock authorized/1,000 shares issued	GEO Corrections Holdings, Inc. owns 100%
BII Holding I Corporation (*)	1,000 shares of common stock authorized/10 shares issued	BII Holdings Corporation owns 100%
Canadian Correctional Management, Inc.	Unlimited shares of common stock authorized/100 shares issued	The GEO Group, Inc. owns 100%
CCG I, LLC (*)	N/A	GEO Corrections Holdings, Inc. owns 100%
Cornell Abraxas Group OS, LLC (*)	N/A	GEO Corrections Holdings, Inc. owns 100%
Cornell Abraxas Group, Inc. (*)	10,000 shares of common stock authorized/ shares issued	Cornell Corrections Management, LLC owns 100%

Entity Name	Capitalization	Shareholders and/or Members and Shares and/or Percentage Interests Owned
Cornell Companies of California OS, LLC (*)	N/A	GEO Corrections Holdings, Inc. owns 100%
Cornell Companies of Texas OS, LLC (*)	N/A	GEO Corrections Holdings, Inc. owns 100%
Cornell Companies, LLC (*)	N/A	GEO owns 100%
Cornell Corrections Management LLC (*)	N/A	Cornell Companies, LLC owns 100%
Cornell Corrections of Alaska, Inc. (*)	100,000 shares of common stock authorized/1,000 shares issued	Cornell Corrections Management, LLC owns 100%
Cornell Corrections of California, Inc. (*)	100,000 shares of common stock authorized/3,160 shares issued	Cornell Corrections Management, LLC owns 100%
Cornell Corrections of Rhode Island, Inc. (*)	1,000 shares of common stock issued/1,000 shares issued	GEO Corrections Holdings, Inc. owns 100%
Cornell Corrections of Texas, Inc. (*)	1,000 shares of common stock issued/1,000 shares issued	Cornell Corrections Management, LLC owns 100%
Cornell Interventions OS, LLC (*)	N/A	GEO Corrections Holdings, Inc. owns 100%
Cornell Interventions, Inc. (*)	1,000 shares of common stock issued/1,000 shares issued	Cornell Corrections Management, LLC owns 100%
Correctional Properties Prison Finance LLC (*)	N/A	CPT Operating Partnership L.P. owns 100%
Correctional Services Corporation (“CSC”) (*)	1,000 shares of common stock authorized/100 shares issued	GEO owns 100%
Correctional Systems, LLC (*)	N/A	GEO owns 100%
CPT Limited Partner, LLC (*)	N/A	GEO Acquisition II, Inc. owns 100%
CPT Operating Partnership L.P. (*)	N/A	CPT Limited Partner, LLC 1% limited partner; GEO Acquisition II, Inc. 98% limited partner and 1% general partner
CSC of Tacoma, LLC	N/A	CSC owns 100%
GEO Acquisition II, Inc. (*)	1,000 shares of common stock authorized/1,000 shares issued	GEO Holdings I, Inc. owns 100%

Entity Name	Capitalization	Shareholders and/or Members and Shares and/or Percentage Interests Owned
GEO Amey PECS Ltd.	1 ordinary share A and 1 ordinary share B authorized and issued.	The GEO Group Ltd. owns 1 ordinary share A (50%)
GEO Australasia Pty, Ltd.	1,000,000 shares of common stock authorized/2 shares issued	The GEO Group Australasia Pty Ltd. owns 100%
GEO Corrections and Detention, LLC (*)	N/A	GEO Corrections Holdings, Inc. owns 100%
GEO Corrections Holdings, Inc. (*)	1,000 shares of common stock issued/1,000 shares outstanding	GEO owns 100%
GEO Design Services, Inc.	100,000 shares of common stock authorized/100,000 shares issued	GEO Corrections Holdings, Inc. owns 100%
GEO Holdings I, Inc. (*)	3,000 shares of common stock authorized/3,000 shares issued	GEO owns 100%
GEO International Holdings, Inc.	100 shares of common stock authorized, 100 shares issued; 100 shares of preferred stock authorized, 100 shares issued	GEO owns 100%
GEO MCF LP, LLC (*)	N/A	Cornell Companies, LLC owns 100%
GEO Operations, LLC (*)	N/A	GEO Corrections Holdings, Inc. owns 100%
GEO RE Holdings LLC(*)	N/A	GEO owns 100%
GEO Re-entry Services, LLC (*)	N/A	GEO Corrections Holdings, Inc. owns 100%
GEO Transport, Inc. (*)	1,000 shares of common stock authorized/1,000 shares issued	GEO Corrections Holdings owns 100%
GEO/FL/01, Inc.	100,000 shares of common stock authorized/100,000 shares issued	GEO Corrections Holdings, Inc. owns 100%
GEO/FL/02, Inc.	100,000 shares of common stock authorized/100,000 shares issued	GEO Corrections Holdings, Inc. owns 100%
GEO/FL/03, INC.	1,000 shares of common stock issued/1,000 shares issued	GEO Corrections Holdings owns 100%
MCF GP, LLC (*)	N/A	Cornell Companies, LLC owns 100%
Miramichi Youth Centre Management, Inc.	Unlimited shares of common stock authorized/100 shares issued	GEO Corrections Holdings, Inc. owns 100%

Entity Name	Capitalization	Shareholders and/or Members and Shares and/or Percentage Interests Owned
Municipal Corrections Finance, L.P. (*)	N/A	MCF GP, LLC owns 100% of the general partner and Class B limited partner interests, GEO MCF LP, LLC owns 100% of the Class A-1 and Class A-2 limited partner interests
Pacific Rim Employment Pty, Ltd.	1 share of common stock authorized/1 share issued	The GEO Group Australasia Pty Ltd.- 100%
Public Properties Development and Leasing LLC (*)	N/A	CPT Operating Partnership L.P. owns 100%
Sentencing Concepts, Inc.	1,000 shares of common stock authorized/1,000 shares issued	Correctional Systems, LLC owns 100%
South African Custodial Holdings	1 share of common stock authorized/1 share issued	GEO Custodial Ltd. owns 100%
South African Custodial Services (Louis Trichard)		South African Custodial Holdings owns 100%
South African Custodial Management		South African Custodial Services (Louis Trichard) owns 100%
The GEO Group Australasia Pty, Ltd.	100,000,000 shares of common stock authorized/6,840,056 shares issued	GEO International Holdings, LLC owns 100%
The GEO Group Australia Pty, Ltd.	1,000,000 shares of common stock authorized/100,000 shares issued	The GEO Group Australasia Pty Ltd. owns 100%
The GEO Group Ltd.	1,000,000 authorized ordinary shares/ 1 share issued	The GEO Group UK Ltd owns 100%
The GEO Group UK Ltd.	1,000,000 shares of common stock authorized/125,002 shares issued	GEO International Holdings, LLC owns 100%
The GEO Group, Inc. (“GEO”)

90,000,000 shares of common stock, par value $.01 per share, 71,593,105 shares issued, 86,182,101 shares outstanding at 3/21/13. 14,588,996 shares are held in treasury;

30,000,000 shares of preferred stock, par value $.01 per share, no shares issued and outstanding at 3/21/13;

Stock options to purchase 1,015,143 shares of common stock issued and outstanding at 3/21/13.

See Proxy Statement, dated March 28, 2013.

Entity Name	Capitalization	Shareholders and/or Members and Shares and/or Percentage Interests Owned
WBP Leasing, LLC (*)	N/A	Cornell Corrections Management, LLC owns 100%
WCC Development, Inc.	100,000 shares of common stock authorized/100,000 shares issued	GEO Corrections Holdings, Inc. owns 100%
WCC Financial, Inc.	3,000 shares of common stock authorized/1,000 shares issued	GEO Corrections Holdings, Inc. owns 100%

(*)	Restricted Subsidiary

SCHEDULE 3.16 PART B

to

Disclosure Supplement

Dated as of April 3, 2013

Investments

Loan by Correctional Services Corporation to CSC of Tacoma, LLC.

Loan by Correctional Services Corporation to South Texas Local Development Corporation,.

Loan by The GEO Group, Inc. to The GEO Group UK Ltd.

Investment Account

Financial Institution	Account Number	Address of Financial Institution	Account Purpose
TD Ameritrade	**	PO Box 2209 Omaha, NE 68103-2209	Investment Account

**	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

SCHEDULE 3.17

to

Credit Agreement

Dated as of April 3, 2013

Real Estate Owned

D. Ray James Correctional Facility

3262 Highway 252 and 3423 Highway 80 West

Folkston, GA 31537

Owner: Municipal Corrections Finance, L.P. * (as to 96.57 acre parcel) and WPB Leasing, LLC

(successor by conversion of WBP Leasing, Inc.) (as to 9.64 acre adjacent parcel)

*Subject to Mortgage as of the Restatement Effective Date

Great Plains Correctional Facility

700 Sugar Creek Drive

Hinton, OK 73047

Owner of Leasehold Improvements: Municipal Corrections Finance, L.P.†

*Subject to Mortgage as of the Restatement Effective Date

Riverbend Correctional Facility

196 Laying Farm Road Milledgeville, GA 31061

Milledgeville, GA

Owner of Leasehold Improvements: The GEO Group, Inc.

*Subject to Mortgage as of the Restatement Effective Date

Guadalupe County Correctional Facility

South Highway 54

Santa Rosa, NM 88435

Owner: The GEO Group, Inc.

*Subject to Mortgage as of the Restatement Effective Date

Northlake Correctional Facility

1805 West 32nd Street

Baldwin, MI 49304

Owner: The GEO Group, Inc.

*Subject to Mortgage as of the Restatement Effective Date

*	And, WBP Leasing, LLC (successor by conversion of WBP Leasing, Inc.) as to an unrecorded ownership interest in certain improvements located thereon.
†	And, WBP Leasing, LLC (successor by conversion of WBP Leasing, Inc.) as to an unrecorded ownership interest in certain improvements located thereon.

Rivers Correctional Institution

145 Parker’s Fishery Road

Winton, NC 27986

Owner: The GEO Group, Inc.

*Subject to Mortgage as of the Restatement Effective Date

Val Verde Correctional Facility

253 FM 2523 Hamilton Lane

Del Rio, TX 78840

Owner: The GEO Group, Inc.

*Subject to Mortgage as of the Restatement Effective Date

Central Valley Community Correctional Facility

254 Taylor Avenue

McFarland, CA 93250

Owner: CPT Operating Partnership, L.P.

*Subject to Mortgage as of the Restatement Effective Date

Golden State Modified Community Correctional Facility

611 Frontage Road

McFarland, CA 93250

Owner: CPT Operating Partnership, L.P.

*Subject to Mortgage as of the Restatement Effective Date

Desert View Community Correctional Facility

10450 Rancho Road

Adelanto, CA 92301

Owner: CPT Operating Partnership, L.P.

*Subject to Mortgage as of the Restatement Effective Date

Adelanto Correctional Facility

10400 Rancho Road

Adelanto, CA 92301

Owner: The GEO Group, Inc.

*Subject to Mortgage as of the Restatement Effective Date

Adelanto West

10250 Rancho Road

Adelanto, CA 92301

Owner: The GEO Group, Inc.

*Subject to Mortgage as of the Restatement Effective Date

Mesa Verde Modified Community Correctional Facility

425 Golden State Highway

Bakersfield, CA

Owner: CPT Operating Partnership, L.P.

McFarland Community Correctional Facility

120 Taylor Road

McFarland, CA 92350

Owner: CPT Operating Partnership, L.P.

Karnes County Correctional Center

810 Commerce Street

Karnes City, TX 78118

Owner: CPT Operating Partnership, L.P.

*Subject to Mortgage as of the Restatement Effective Date

Lawton Correctional Facility

8607 South East Flower Mound Road

Lawton, OK 73501

Owner: CPT Operating Partnership, L.P.

*Subject to Mortgage as of the Restatement Effective Date

Aurora/I.C.E. Processing Center

11901 East 30th Avenue

Aurora, CO 80010

Owner: CPT Operating Partnership, L.P. (main parcel)

*Subject to Mortgage as of the Restatement Effective Date

Aurora/I.C.E. Processing Center

11870 East 30th Avenue

Aurora, CO 80010

Owner: The GEO Group, Inc. (parking lot)

*Subject to Mortgage as of the Restatement Effective Date

***Located within Flood Zone

Queens Private Correctional Facility

182-22 150th Avenue

Jamaica, NY 11413

Owner: CPT Operating Partnership, L.P.

Jena Juvenile Justice Center

830 Pinehill Road

Jena, LA 71342

Owner: CPT Operating Partnership, L.P.

*Subject to Mortgage as of the Restatement Effective Date

Broward Transitional Center

3900 North Powerline Road

Pompano Beach, FL 33073

Owner: The GEO Group, Inc.

*Subject to Mortgage as of the Restatement Effective Date

***Located within Flood Zone

Rio Grande Detention Center

1001 San Rio Blvd.

Laredo, TX 78046

Owner: Correctional Services Corporation, LLC and The GEO Group, Inc.

*Subject to Mortgage as of the Restatement Effective Date

Delaney Hall

451-479 Doremus Avenue

Newark, NJ 07105

Owner: CPT Operating Partnership, L.P.

*Subject to Mortgage as of the Restatement Effective Date

***Located within Flood Zone

Moshannon Valley Correctional Center

555 Cornell Drive

Phillipsburg, PA 16866

Owner: WBP Leasing, LLC

*Subject to Mortgage as of the Restatement Effective Date

Baker Community Correctional Facility

10 Lakeview Road

Baker, CA 92309

Owner: WBP Leasing, LLC

High Plains Correctional Facility

901 Industrial Park Road

Brush, CO 80723

Owner: WBP Leasing, LLC

Abraxas II

502 West 6th Street

Erie, PA 16507

Owner: WBP Leasing, LLC

Erie Residential Behavioral Health Program

437 West 6th Street

Erie, PA 16507

Owner: WBP Leasing, LLC

Psychosocial Rehabilitation Unit

429 West 6th Street

Erie, PA 16507

Owner: WBP Leasing, LLC

Abraxas III

437 Turrett Street

Pittsburgh, PA 15206

Owner: WBP Leasing, LLC

Abraxas Academy
Mailing:	Site:
P.O. Box 645	1000 Academy Drive
Morgantown, PA 19543	New Morgan, PA 19543
Owner: WBP Leasing, LLC

Beaumont Transitional Center

2495 Gulf Street

Beaumont, TX 77703

Owners: WBP Leasing, LLC & Correctional Systems, LLC

Contact Interventions Chicago Alt Ed

26991 Anderson Road

Wauconda, IL 60084

Owner: WBP Leasing, LLC

Contact Interventions Residential School (Woodridge)

2221 64th Street

Woodridge, IL 60517

Owner: WBP Leasing, LLC

Dupage Adolescent Center

11 South 250 Illinois Route 83

Hinsdale, IL 60514

Owner: WBP Leasing, LLC

Jos Arz – Washington

220 Taylor Drive, NE.

Washington, DC 20017

Owner: WBP Leasing, LLC

Las Vegas Community Correctional Center

2901 Industrial Road

Las Vegas, NV 89109

Owner: WBP Leasing, LLC

McCabe Center

1915 E. Martin Luther King Jr.

Austin, TX 78702

Owner: WBP Leasing, LLC

Midtown Center

2508 Margies Place

Anchorage, AK 99501

Owner: WBP Leasing, LLC

Oakland Center

205 MacArthur Boulevard

Oakland, CA 94610

Owner: WBP Leasing, LLC

Philadelphia Community Based Programs

3121 W. Hunting Park

Philadelphia, PA 19132

Owner: WBP Leasing, LLC

Reality House

405 E. Washington Street

Brownsville, TX 78520

Owner: Correctional Systems, LLC

Southern Peaks Regional Treatment Center

700 Four Mile Parkway

Canon City, CO 81212

Owner: Cornell Corrections of California, Inc.

Southwood Interventions

5701 South Wood

Chicago, IL 60636

Owner: WBP Leasing, LLC

Taylor Street Center

111 Taylor Street

San Francisco, CA 94102

Owner: Atlantic Financial Group, Ltd. (dba. AFG, Equity, L.P.)

Texas Adolescent Treatment Center

8550 Huebner Road

San Antonio, TX 78240

Owner: Cornell Companies, LLC

International Building

5202 A Street

Anchorage Alaska

Owner: Cornell Companies, LLC or a Restricted Subsidiary

Lea County

6900 West Millen Drive

Hobbs, NM 88240

Owner of leasehold improvements: CPT Operating Partnership, L.P.

*Subject to Mortgage as of the Restatement Effective Date

***Located within Flood Zone

OTHER REAL ESTATE:

Industrial Building

182-11 150th Road

Springfield Gardens, NY 11413

Owner: The GEO Group, Inc.

VACANT LAND:

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160 Acres

**

Owner: The GEO Group, Inc.

23 Acres

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**

Owner: The GEO Group, Inc.

6 Acres

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**

Owner: The GEO Group, Inc.

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11.1 Acres

**

**

Owner: The GEO Group, Inc.

10.9 Acres

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**

Owner: The GEO Group, Inc.

**

34 Acres

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**

**	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

Owner: The GEO Group, Inc.

70 Acres

**

**

Owner: CPT Operating Partnership, L.P.

**

**

**

Owner: Borrower or a Restricted Domestic Subsidiary

**

51 Acres

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Owner: The GEO Group, Inc.

70 Acres

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Owner: The GEO Group, Inc.

**

34.75 Acres

**

Owner: WBP Leasing, LLC (successor by conversion of WBP Leasing, Inc.)

**

**

**

**

Owner: Borrower or a Restricted Domestic Subsidiary

**

440 Acres

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**

Owner: The GEO Group, Inc.

68 Acres

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Owner: The GEO Group, Inc.

**	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

**

**

**

**

Owner: The GEO Group, Inc.

**

250 Acres

**

Owner: The GEO Group, Inc.

**

**

160 Acres

Owner: The GEO Group, Inc.

200 Acres

Owner: The GEO Group, Inc.

40 Acres

Owner: The GEO Group, Inc.

**

21 Acres

**

**

Owner: The GEO Group, Inc.

29 Acres

**

**

Owner: The GEO Group, Inc.

**

108 Acres

**

Owner: The GEO Group, Inc.

22.21 Acres

**

**

**

Owner: Borrower or a Restricted Domestic Subsidiary

**	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

22.9 Acre,

**

**

**

**

**

**

Owner: Correctional Services Corporation, LLC

200 Acres

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**

Owner: The GEO Group, Inc.

Leased Property

1. (CPT Master Lease) That certain Master Agreement to Lease between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 1998 (the “CPT Master Lease”) including the following agreements that are subject to the CPT Master Lease:

(a) (Central Valley, CA) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings, Inc.), as Tenant, dated April 28, 1998 for the Central Valley Correctional Facility located in McFarland, Kern County, California. *Subject to fee Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

(i) (Central Valley, CA) That certain First Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 2008 for the Central Valley Correctional Facility located in McFarland, Kern County, California.

(ii) (Central Valley, CA) That certain Second Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 20, 2008 for the Central Valley Correctional Facility located in McFarland, Kern County, California.

(b) (Desert View, CA) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings, Inc.), as Tenant, dated April 28, 1998 for the Desert View Correctional Facility located in Adelanto, San Bernardino County, California. *Subject to fee Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

**	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

(i) (Desert View, CA) That certain First Amendment to Lease Agreement between WCC RE Holdings, LLC (f.k.a. WCC RE Holdings, Inc.), as Landlord, and The GEO Group, Inc. (f.k.a Wackenhut Corrections Corporation), as Tenant, dated April 28, 2008 for the Desert View Correctional Facility located in Adelanto, San Bernardino County, California.

(ii) (Desert View, CA) That certain Second Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a Wackenhut Corrections Corporation), as Tenant, dated June 20, 2008 for the Desert View Correctional Facility located in Adelanto, San Bernardino County, California.

(c) (Golden State, CA) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings, Inc.), as Tenant, dated April 28, 1998 for the Golden State Correctional Facility located in McFarland, Kern County, California. *Subject to fee Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

(i) (Golden State, CA) That certain First Amendment to Lease Agreement between WCC RE Holdings, LLC (f.k.a. WCC RE Holdings, Inc.), as Landlord, and The GEO Group Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 2008 for the Golden State Correctional Facility located in McFarland, Kern County, California.

(ii) (Golden State, CA) That certain Second Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 20, 2008 for the Golden State Correctional Facility located in McFarland, Kern County, California.

(d) (McFarland, CA) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and GEO RE Holdings LLC (f.k.a. WCC RE Holdings, Inc.), as Tenant, dated April 28, 1998 for the McFarland Community Correctional Facility located in McFarland, Kern County, California.

(i) (McFarland, CA) That certain Third Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated November 2008 for the McFarland Community Correctional Facility located in McFarland, Kern County, California.

(e) (Aurora, CO) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 1998 for the Aurora INS Processing Center located in Aurora, Adams County, Colorado. *Subject to fee Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

(i) (Aurora, CO) That certain First Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 2008 for the Aurora INS Processing Center located in Aurora, Adams County, Colorado.

(ii) (Aurora, CO) That certain Second Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 20, 2008 for the Aurora INS Processing Center located in Aurora, Adams County, Colorado.

(iii) (Aurora, CO) That certain Third Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated November 8, 2010 for the Aurora INS Processing Center located in Aurora, Adams County, Colorado.

(f) (Lea County, NM) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated October 30, 1998, as amended by that certain First Amendment to Lease Agreement and Memorandum of Lease between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated January 15, 1999 for the Hobbs, New Mexico Correctional and Detention Facility, Lea County, New Mexico. *Subject to leasehold Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

(i) (Lea County, NM) That certain Second Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 20, 2008 for the Hobbs, New Mexico Correctional and Detention Facility.

(ii) (Lea County, NM) That certain Third Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated December 1, 2008 for the Hobbs, New Mexico Correctional and Detention Facility.

(g) (Queens, NY) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 1998 for the Queens Private Correctional Facility, New York, Queens County, New York.

(i) (Queens, NY) That certain First Amendment Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 20, 2008 for the Queens Private Correctional Facility, New York, Queens County, New York.

(h) (Karnes County, TX) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 1998 for the Karnes County Correctional Facility, Karnes County, Texas. *Subject to fee Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

(i) (Karnes County, TX) That certain First Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated April 28, 2008 for the Karnes County Correctional Facility, Karnes County, Texas.

(ii) (Karnes County, TX) That certain Second Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 20 2008 for the Karnes County Correctional Facility, Karnes County, Texas.

(i) (Lawton, OK) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated January 15, 1999 for the Lawton, Oklahoma Correction and Detention Facility, Comanche County, Oklahoma. *Subject to fee Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

(i) (Lawton, OK) That certain First Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated May 27, 2005 for the Lawton, Oklahoma Correction and Detention Facility, Comanche County, Oklahoma.

(ii) (Lawton, OK) That certain Third Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated November 2008 for the Lawton, Oklahoma Correction and Detention Facility, Comanche County, Oklahoma.

(j) (LaSalle, LA) That certain Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated January 7, 2000 for the LaSalle Correctional Facility in Jena, Louisiana. *Subject to fee Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

(i) (LaSalle, LA) That certain Third Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated November 2008 for the LaSalle Correctional Facility in Jena, Louisiana.

(ii) (LaSalle, LA) That certain Fourth Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated June 3, 2009 for the LaSalle Correctional Facility in Jena, Louisiana.

(iii) (LaSalle, LA) That certain Fifth Amendment to Lease Agreement between CPT Operating Partnership L.P., as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated February 8, 2010 for the LaSalle Correctional Facility in Jena, Louisiana.

2. (Western Region Detention Facility) That certain Standard Form Lease Agreement (Ground Lease of Undeveloped Property), as may be amended, between the County of San Diego, as Lessor, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Lessee, dated March 19, 1999 for the Central Jail Detention Facility, San Diego County, California.

3. (North Texas) That certain Lease Agreement, as may be amended, between Fort Worth Industrial Development, Inc., as Lessor, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Lessee, effective as of October 1, 1996 for that certain premises located in Tarrant County, Texas, as more particularly described in the Lease Agreement.

(i) (North Texas) That certain Second Amendment to Lease Agreement between Fort Worth Industrial Development, Inc., as Lessor, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Lessee, effective as of June 2008 for that certain premises located in Tarrant County, Texas, as more particularly described in the Lease Agreement.

4. (Central, Texas) That certain Lease Agreement, as may be amended, between Bexar County, Texas, as Landlord, and The GEO Group, Inc. (f.k.a. Wackenhut Corrections Corporation), as Tenant, dated October 1, 1996 for that certain premises located in Bexar County, Texas, as more particularly described in the Lease Agreement.

5. (Bronx, NY) That certain Lease Agreement, as may be amended, between Creston Realty Associates, as Landlord, and Correctional Services Corporation, LLC, as Tenant, dated October 1, 1996 for that certain premises located in Bronx, New York, as more particularly described in the Lease Agreement.

(a) (Bronx, NY) That certain First Amendment to Lease Agreement between Creston Realty Associates, as Landlord, and Correctional Services Corporation, LLC, as Tenant, dated October 1, 2001 for that certain premises located in Bronx, New York, as more particularly described in the Lease Agreement.

(b) (Bronx, NY) That certain Second Amendment to Lease Agreement between Creston Realty Associates, as Landlord, and Correctional Services Corporation, LLC, as Tenant, dated October 1, 2006 for that certain premises located in Bronx, New York, as more particularly described in the Lease Agreement.

6. (Brooklyn, NY) That certain Lease Agreement, as may be amended, between Myrtle Avenue Family Center, Inc., as Owner, and Correctional Services Corporation, LLC, as Tenant, dated January 1, 1994 for that certain premises located in Brooklyn, New York, as more particularly described in the Lease Agreement.

(a) (Brooklyn, NY) That certain First Amendment to Lease Agreement between Myrtle Avenue Family Center, Inc., as Owner, and Correctional Services Corporation, LLC, as Tenant, dated December 31, 2003 for that certain premises located in Brooklyn, New York, as more particularly described in the Lease Agreement.

7. (Ft. Worth, TX) That certain Lease Agreement, as may be amended, between Regions Enterprises, Inc., as Landlord, and Correctional Services Corporation, LLC, as Tenant, dated May 16, 1994 for that certain premises located in Ft. Worth, Texas, as more particularly described in the Lease Agreement.

8. (Frio County, TX) That certain Lease Agreement, as may be amended, between Frio County as Lessor, and Correctional Services Corporation, LLC, as Lessee, dated November 26, 1997 for that certain premises located in Pearsall, Texas, as more particularly described in the Lease Agreement.

(a) (Frio County, TX) That certain First Amendment to Lease Agreement, as may be amended, between Frio County, as Lessor, and Correctional Services Corporation, LLC, as Lessee, dated January 1, 2001 for that certain premises located in Pearsall, Texas, as more particularly described in the Lease Agreement.

(b) (Frio County, TX) That certain Second Amendment to Lease Agreement, as may be amended, between Frio County, as Lessor, and Correctional Services Corporation, LLC, as Lessee, dated February 22, 2001 for that certain premises located in Pearsall, Texas, as more particularly described in the Lease Agreement.

9. (Florence West) That certain Management Agreement, as may be amended, between Florence West Prison LLC, as Owner, and Correctional Services Corporation, LLC, as Manager, dated December 1, 2002 for that certain premises located in Florence, Arizona, as more particularly described in the Management Agreement.

10. (Phoenix West) That certain Operating Agreement, as may be amended, between Phoenix West Prison, LLC, as Owner, and Correctional Services Corporation, LLC, as Manager, dated July 1, 2002 for that certain premises located in West Phoenix, AZ, as more particularly described in the Lease Agreement.

11. (Val Verde, TX) That certain Lease Agreement by and between Val Verde County, Texas, as Lessor, and Wackenhut Corrections Corporation, as Lessee, dated December 18, 1998, recorded on December 31, 1998, in Volume 701, Pages 646-657, Official Public Records, Val Verde County, Texas, as corrected by that certain Lease Agreement by and between Val Verde County, Texas, as Lessor, and Wackenhut Corrections Corporation, as Lessee, dated December 18, 1998, recorded on January 6, 1999, in Volume 702, Pages 7-21, Official Public Records, Val Verde County, Texas, and as restated in that certain Novated Lease Agreement by and between Val Verde County, Texas, as Lessor, and Wackenhut Corrections

Corporation, as Lessee, dated May 24, 1999, recorded on August 12, 1999, in Volume 719, Pages 375-387, Official Public Records, Val Verde County, Texas; as assigned by that certain Assignment of Leasehold Interest dated September 30, 1999, by Wackenhut Corrections Corporation, as Assignor, to First Security Bank, N.A., not individually but solely as owner trustee of Wackenhut Corrections Trust 1977-1, as Assignee, recorded on September 30, 1999, in Volume 723, Pages 221-226, Official Public Records, Val Verde County, Texas; and further assigned by that certain Assignment of Leasehold Interest dated December 12, 2002, by Wells Fargo Bank Northwest, N.A., f/k/a First Security Bank, N.A., not individually but solely as owner trustee of Wackenhut Corrections Trust 1997-1, as Assignor, to Wackenhut Corrections Corporation, as Assignee, recorded on December 13, 2002, in Volume 830, Pages 895-200, Official Public Records, Val Verde County, Texas, for that certain premises located in Val Verde County, Texas, as more particularly described in the Lease Agreement. (Note: In 2003 Wackenhut Corrections Corporation filed articles of amendment in the State of Florida to change its name to The GEO Group, Inc., however, we are not certain if the Val Verde public records reflect the name change). *Subject to fee and leasehold Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

12. (R. A. Deyton) That certain Lease Agreement, as may be amended, between Clayton County, as Lessor, and The GEO Group Inc., as Lessee, dated April 23, 2007 for that certain premises located in Jonesboro, Georgia as more particularly described in the Lease Agreement.

13. (Hobbs, NM - Lea County Correctional Facility) That certain Amended and Restated Lease Agreement dated as of October 19,1998 between Lea County, New Mexico, a Political Subdivision, as Lessor and CPT Operating Partnership L.P., as Lessee, recorded in Book 916, Page 546 of the County Clerks Office of Lea County, New Mexico on November 2, 1998. *Subject to leasehold Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

14. (Tacoma, WA – Northwest Detention Center) That certain Use Agreement, as may be amended, between CSC of Tacoma, LLC, as Owner / Lesser, and Correctional Services Corporation, LLC., as Lessee / Operator, dated June 30, 2003 for that certain premises located in Tacoma, Washington as more particularly described in the Lease Agreement.

15. (Central Arizona) That certain Management Agreement, as may be amended, between Florence West Prison Expansion, LLC, as Owner / Lesser, and Correctional Services Corporation, LLC, as Lessee / Operator, dated August 1, 2004 for that certain premises located in Florence, Arizona as more particularly described in the Lease Agreement.

16. (South Texas Detention) That certain Operating Agreement, as may be amended, between South Texas Detention Complex Local Corporation, as Borrower / Owner / Lesser, and Correctional Services Corporation, LLC, as Lessee / Manager, dated February 10, 2006 for that certain premises located in Pearsall, Texas as more particularly described in the Lease Agreement.

17. (Western Region Office) That certain Lease Agreement, as may be amended, between TRIZEC 6100 HHC, LLC, as Lessor, and The GEO Group Inc., as Lessee, dated March, 2010 for that certain premises located in Los Angeles, California as more particularly described in the Lease Agreement.

18. (Eastern Office) That certain Lease Agreement, as may be amended, between Ballantyne Two, LLC., as Lessor, and The GEO Group Inc., as Lessee, dated April 1, 2007 for that certain premises located in Charlotte, North Carolina as more particularly described in the Lease Agreement.

19. (Central Region Office - New) That certain Lease Agreement, as may be amended, between EQUASTONE 1777 TOWER, LP, as Lessor, and The GEO Group Inc., as Lessee, dated July 26, 2010 for that certain premises located in San Antonio, Texas as more particularly described in the Lease Agreement.

20. (Corporate Office) That certain Lease Agreement, as may be amended, between Campro Investments, Ltd., as Lessor, and The GEO Group Inc., as Lessee, dated September 12, 2002 for that certain premises located in Boca Raton, Florida as more particularly described in the Lease Agreement.

(a) (Corporate Office) That certain Ninth Amendment to Lease Agreement, as may be amended, between Campro Investments, Ltd., as Lessor, and The GEO Group Inc., as Lessee, dated October 27, 2010 for that certain premises located in Boca Raton, Florida as more particularly described in the Lease Agreement.

21. (MCF Master Lease) That certain Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC, as Tenant, dated August 14, 2001 (the “MCF Master Lease”) including the following agreements that are subject to the MCF Master Lease:

(a) (D. Ray James, GA) That certain Addendum to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC (successor by conversion of Cornell Companies, Inc.), as Tenant, dated August 14, 2001 for the D. Ray James Prison located in Folkston, Georgia. *Subject to fee Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

(b) (Big Spring, TX) That certain Addendum [Subleased Premises] to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC (successor by conversion of Cornell Companies, Inc.), as Sub-Tenant, dated August 14, 2001 for Big Spring Correctional Facility located in Big Spring, Texas.

(i) (Big Spring – Airpark Unit, TX) That certain Lease Agreement between the City of Big Spring, Texas as Landlord, and Cornell Companies of Texas, Inc. (assigned from Ed Davenport July 1, 1996), as Lessee, dated August 7, 1990 for Big Spring Correctional Facility located in Big Spring, Texas. [Assigned to MCF]

(ii) (Big Spring – Interstate Unit, TX) That Lease Agreement between the City of Big Spring, Texas as Landlord, and Cornell Companies of Texas, Inc. (assigned from Ed Davenport July 1, 1996), as Lessee, dated July 1, 1996 for Big Spring Correctional Facility located in Big Spring, Texas. [Assigned to MCF]

(iii) (Big Spring – Cedar Hill Unit, TX) That certain Lease Agreement between the City of Big Spring, Texas as Landlord, and Cornell Companies of Texas, Inc. as Lessee, dated May 7, 1997 for Big Spring Correctional Facility located in Big Spring, Texas. [Assigned to MCF]

(iv) (Big Spring – Flightline Unit, TX) That certain Lease Agreement between the City of Big Spring, Texas as Landlord, and Cornell Companies of Texas, Inc. (assigned from Ed Davenport July 1, 1996), as Lessee, dated February 18, 1994 for Big Spring Correctional Facility located in Big Spring, Texas. [Assigned to MCF]

(c) (Great Plains, OK) That certain Addendum [Subleased Premises] to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC (successor by conversion of Cornell Companies, Inc.), as Sub-Tenant, dated August 14, 2001 for the Great Plains Correctional Facility located in Hinton, Oklahoma

(i) (Great Plains, OK) That certain Lease Agreement among the Hinton Economic Development Authority, the Town of Hinton, Oklahoma, and Cornell Corrections of Oklahoma, Inc., as Tenant, dated December 31, 1999 for the certain premises located in Hinton, Oklahoma as more particularly described in the Lease Agreement. – [Assigned to MCF] *Subject to leasehold Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

(d) (Abraxas I, PA) That certain Addendum to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC, as Tenant, dated August 14, 2001 for the Abraxas I facility located in Marienville, Pennsylvania.

(e) (Abraxas of Ohio, OH) That certain Addendum to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC, as Tenant, dated August 14, 2001 for Abraxas of Ohio facility located in Columbus, Ohio.

(f) (Cordova Center, AK) That certain Addendum to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC, as Tenant, dated August 14, 2001 for the Cordova Center facility located in Anchorage, Alaska.

(g) (Hector Garza, TX) That certain Addendum to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC, as Tenant, dated August 14, 2001 for the Hector Garza Residential Treatment Center located in San Antonio, Texas.

(h) (Leidel, TX) That certain Addendum to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC, as Tenant, dated August 14, 2001 for the Leidel Comprehensive Sanction Center located in Houston, Texas.

(i) (Parkview Center, AK) That certain Addendum to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC, as Tenant, dated August 14, 2001 for the Parkview Center located in Anchorage, Alaska.

(j) (Reid Center, TX) That certain Addendum to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC, as Tenant, dated August 14, 2001 for the Reid Center located in Houston, Texas.

(k) (Tundra Center, AK) That certain Addendum to the Master Lease Agreement between Municipal Corrections Finance, L.P., as Landlord, and Cornell Companies, LLC, as Tenant, dated August 14, 2001 for the Tundra Center located in Bethel, Alaska.

22. (Abraxas Columbus, OH) That certain Lease Agreement between Columbus Area, Inc., as Landlord, and Cornell Abraxas Group, Inc., as Tenant, dated March, 2008 for the certain premises located in Columbus, Ohio as more particularly described in the Lease Agreement.

23. (Abraxas II – Palace Center, PA) That certain Lease Agreement between Thomas Kennedy (dba. Palace Center), as Landlord, and Cornell Abraxas Group, Inc., as Tenant, dated August 26, 2009 for the certain premises located in Erie, Pennsylvania as more particularly described in the Lease Agreement.

24. (Abraxas Youth Center, PA) That certain Lease Agreement between The Commonwealth of Pennsylvania (Department of General Services as agent for the Department of Public Welfare), as Landlord, and Cornell Abraxas Group, Inc., as Tenant, dated September 20, 1999 for the certain premises located in Erie, Pennsylvania as more particularly described in the Lease Agreement.

25. (Cordova Center, AK) That certain Lease Agreement between WBP Leasing, LLC, as Landlord, and Cornell Correction of Alaska, Inc., as Tenant, dated December 31, 2007 for the certain premises located in Anchorage, Alaska as more particularly described in the Lease Agreement.

26. (Corporate, Texas) That certain Lease Agreement between CMD Realty Investment Fund III, L.P., as Landlord, and Cornell Corrections, Inc., as Tenant, dated August 4, 1998 for the certain premises located in Houston, Texas as more particularly described in the Lease Agreement.

(a) (Corporate, Texas) That certain First Amendment to the Lease Agreement between CMD Realty Investment Fund III, L.P., as Landlord, and Cornell Corrections, Inc., as Tenant, dated December 18, 1998 for the certain premises located in Houston, Texas as more particularly described in the Lease Agreement.

(b) (Corporate, Texas) That certain Second Amendment to the Lease Agreement between CMD Realty Investment Fund III, L.P., as Landlord, and Cornell Corrections, Inc., as Tenant, dated January 29, 1999 for the certain premises located in Houston, Texas as more particularly described in the Lease Agreement.

(c) (Corporate, Texas) That certain Third Amendment to the Lease Agreement between CMD Realty Investment Fund III, L.P., as Landlord, and Cornell Corrections, Inc., as Tenant, dated June 28, 2004 for the certain premises located in Houston, Texas as more particularly described in the Lease Agreement.

27. (Delaware Community Based) That certain Lease Agreement between 1001 MattLind Way LLC., as Landlord, and Cornell Abraxas, Inc., as Tenant, dated February 19, 2003 for the certain premises located in Smynra, Delaware as more particularly described in the Lease Agreement.

(a) (Delaware Community Based) That certain Lease Renewal between 1001 MattLind Way LLC., as Landlord, and Cornell Abraxas, Inc., as Tenant, dated February 25, 2008 for the certain premises located in Smynra, Delaware as more particularly described in the Lease Agreement.

28. (El Monte, CA) That certain Lease Agreement between Clark Moseley, Stephene F. Moseley, husband and wife, as to a undivided  1/2 interest, and Virginia R. Moseley and E. Clark Moseley, Co-Trustees of The JS and VR Moseley Family Trust as Landlord, and Cornell Corrections of California, Inc., as Tenant, dated May 1, 2001 for the certain premises located in El Monte, California as more particularly described in the Lease Agreement.

(a) (El Monte, CA) That certain Subordination, Non-disturbance & Attornment Agreement between 1st Central Bank, as Bank and Cornell Corrections of California, Inc., as Tenant, dated September 21 2006 for the certain premises located in El Monte, California as more particularly described in the Lease Agreement.

29. (Grossman, KS) That certain Lease Agreement between James B. Studdard Transfer & Storage Company, Inc., as Landlord, and The Canyon Mitchell Group, Inc., as Tenant, dated June 27, 2002 for the certain premises located in Leavenworth, Kansas as more particularly described in the Lease Agreement.

(a) (Grossman, KS) That certain Lease Agreement between The Canyon Mitchell Group, Inc., as Lessee, and Correctional Systems, Inc., as Sub-Lessee, dated June 27,2002 for the certain premises located in Leavenworth, Kansas as more particularly described in the Lease Agreement.

30. (Abraxas of Harrisburg – 2950 7th Street) That certain Lease Agreement between Italian Lake Office Center as Landlord, and Cornell Abraxas Group, Inc., as Tenant, dated August 31, 2001 for the certain premises located in Harrisburg, PA as more particularly described in the Lease Agreement.

(a) (Abraxas of Harrisburg – 2950 7th Street That certain Lease Agreement between Capital Property Investments, LP., as Landlord, and Cornell Abraxas Group, Inc., as Tenant, dated February 11, 2005 for the certain premises located in Harrisburg, PA as more particularly described in the Lease Agreement.

(b) (Abraxas of Harrisburg – 2950 7th Street) That certain Lease Agreement between Capital Property Investments, LP., as Landlord, and Cornell Abraxas Group, Inc., as Tenant, dated February 23, 2010 for the certain premises located in Harrisburg, PA as more particularly described in the Lease Agreement.

31. (Leadership Development Program) That certain Lease Agreement between The Commonwealth of Pennsylvania (Department of General Services as agent for the Department of Public Welfare), as Landlord, and Abraxas Foundation, Inc., as Tenant, dated July 21, 1994 for the certain premises located in South Mountain, PA as more particularly described in the Lease Agreement.

32. (Lehigh Valley, PA) That certain Lease Agreement between Hotel Taylor, LLC., as Landlord, and Cornell Abraxas Group, Inc., as Tenant, dated April 29, 2009 for the certain premises located in Allentown, PA as more particularly described in the Lease Agreement.

33. (Leo Chesney, CA) That certain Lease Agreement between Correction Corporation of America., as Landlord, and Cornell Corrections of California, Inc., as Tenant, dated September 1, 2002 for the certain premises located in Live Oak, CA as more particularly described in the Lease Agreement.

(a). (Leo Chesney, CA) That certain First Amendment to the Lease Agreement between Correction Corporation of America., as Landlord, and Cornell Corrections of California, Inc., as Tenant, dated October 1, 2005 for the certain premises located in Live Oak, CA as more particularly described in the Lease Agreement.

(b) (Leo Chesney, CA) That certain Second Amendment to the Lease Agreement between Correction Corporation of America., as Landlord, and Cornell Corrections of California, Inc., as Tenant, dated June 23, 2007 for the certain premises located in Live Oak, CA as more particularly described in the Lease Agreement.

(c) (Leo Chesney, CA) That certain Third Amendment to the Lease Agreement between Correction Corporation of America., as Landlord, and Cornell Corrections of California, Inc., as Tenant, dated April 16, 2010 for the certain premises located in Live Oak, CA as more particularly described in the Lease Agreement.

34. (Lifeworks, IL) That certain Lease Agreement between John V. Bays, as Landlord, and Interventions, as Tenant, dated September 14, 1998 for the certain premises located in Joliet, IL as more particularly described in the Lease Agreement.

(a) (Lifeworks, IL) That certain Lease Agreement between John V. Bays, as Landlord, and Cornell Interventions, Inc., as Tenant, dated June 6, 2003 for the certain premises located in Joliet, IL as more particularly described in the Lease Agreement.

(b) (Lifeworks, IL) That certain Lease Agreement between John V. Bays, as Landlord, and Cornell Interventions, Inc., as Tenant, dated August 28, 2008 for the certain premises located in Joliet, IL as more particularly described in the Lease Agreement.

(c). (Lifeworks, IL) That certain Lease Agreement between John V. Bays, as Landlord, and Cornell Interventions, Inc., as Tenant, dated December 18, 2008 for the certain premises located in Joliet, IL as more particularly described in the Lease Agreement.

(d) (Lifeworks, IL) That certain Lease Agreement between John V. Bays, as Landlord, and Cornell Interventions, Inc., as Tenant, dated November 30, 2009 for the certain premises located in Joliet, IL as more particularly described in the Lease Agreement.

35. (Marvin Gardens, CA) That certain Lease Agreement between Thomas T. Anderson, as Landlord, and Cornell Companies, LLC, as Tenant, dated February 21, 2002 for the certain premises located in Los Angeles, California as more particularly described in the Lease Agreement.

(a) (Marvin Gardens, CA) That certain Extension to the Lease Agreement between Thomas T. Anderson, as Landlord, and Cornell Companies, LLC, as Tenant, dated February 7, 2007 for the certain premises located in Los Angeles, California as more particularly described in the Lease Agreement.

36. (McCabe, TX) That certain Lease Agreement between WBP Leasing,LLC, as Landlord, and Correctional Systems, LLC, as Tenant, dated December 31, 2005 for the certain premises located in Austin, Texas as more particularly described in the Lease Agreement.

37. (Mesa Verde, CA) That certain Lease Agreement between CPT Operating Partnership, LP., as Landlord, and Cornell Corrections of California, Inc., as Tenant, dated December 29, 2005 for the certain premises located in Bakersfield, California as more particularly described in the Lease Agreement.

38. (Mid Valley, TX) That certain Lease Agreement between T. Warren Investments, Inc., as Landlord, and Correctional Systems, LLC, as Tenant, dated January 1, 1999 for the certain premises located in Edinburg, TX as more particularly described in the Lease Agreement.

(a) (Mid Valley, TX) That certain First Amendment to the Lease Agreement between T. Warren Investments, Inc., as Landlord, and Correctional Systems, LLC, as Tenant, dated September 26, 2000 for the certain premises located in Edinburg, TX as more particularly described in the Lease Agreement.

(b) (Mid Valley, TX) That certain First Amendment to the Lease Agreement between T. Warren Investments, Inc., as Landlord, and Correctional Systems, LLC, as Tenant, dated February 1, 2008 for the certain premises located in Edinburg, TX as more particularly described in the Lease Agreement.

39. (Midtown, AK) That certain Lease Agreement between WBP Leasing, LLC, as Landlord, and Cornell Corrections of Alaska, Inc., as Tenant, dated January 1, 2000 for the certain premises located in Anchorage, AK as more particularly described in the Lease Agreement.

40. (Northstar Center, AK) That certain Lease Agreement between Parks Hiway Enterprises, LLC and Cornell Corrections Inc., as Tenant, dated October 31, 2007 for the certain premises located in Fairbanks, AK as more particularly described in the Lease Agreement.

41. (Oakland, CA) That certain Lease Agreement between WBP Leasing, LLC, as Landlord, and Cornell Corrections of California, Inc., as Tenant, dated              for the certain premises located in Oakland, CA as more particularly described in the Lease Agreement.

42. (Parkview, AK) That certain Lease Agreement between Parkview Manor Apartments., as Landlord, and St. John Investments, as Tenant, dated February 26, 1992 for the certain premises located in Anchorage, AK as more particularly described in the Lease Agreement.

43. (Regional CC, NM) That certain Lease Agreement between The County of Bernalillo, as Landlord, and Cornell Companies, LLC, as Tenant, dated October 14, 2003 for the certain premises located in Albuquerque, NM as more particularly described in the Lease Agreement.

(a) (Regional CC, NM) That certain First Amendment to the Lease Agreement between The County of Bernalillo, as Landlord, and Cornell Companies, LLC, as Tenant, dated March 1, 2008 for the certain premises located in Albuquerque, NM as more particularly described in the Lease Agreement.

(b) (Regional CC, NM) That certain First Option to the Lease Agreement between The County of Bernalillo, as Landlord, and Cornell Companies, LLC, as Tenant, dated April 15, 2009 for the certain premises located in Albuquerque, NM as more particularly described in the Lease Agreement.

44. (Salt Lake City, UT) That certain Lease Agreement between Kimwell Corporation, as Landlord, and Cornell Corrections, Inc., as Tenant, dated 1995 for the certain premises located in Salt Lake City, Utah as more particularly described in the Lease Agreement.

(a) (Salt Lake City, UT) That certain First Amendment to the Lease Agreement between Kimwell Corporation, as Landlord, and Cornell Corrections, Inc., as Tenant, dated October 1, 2000 for the certain premises located in Salt Lake City, Utah as more particularly described in the Lease Agreement.

(b). (Salt Lake City, UT) That certain Second Amendment to the Lease Agreement between Kimwell Corporation, as Landlord, and Cornell Corrections, Inc., as Tenant, dated November 7, 2005 for the certain premises located in Salt Lake City, Utah as more particularly described in the Lease Agreement.

45. (Taylor St, CA) That certain Lease Agreement between WBP Leasing, as Landlord, and Cornell Corrections, Inc., as Tenant, dated December 1, 1998 for the certain premises located in San Francisco, CA as more particularly described in the Lease Agreement.

46. (York County, PA) That certain Lease Agreement between Barbra J. Buffington, as Landlord, and Abraxas Foundation, Inc., as Tenant, dated January 10, 2007 for the certain premises located in York, PA as more particularly described in the Lease Agreement.

(a) (York County, PA) That certain Lease Agreement between Barbra J. Buffington, as Landlord, and Abraxas Foundation, Inc., as Tenant, dated July 21, 2008 for the certain premises located in York, PA as more particularly described in the Lease Agreement.

(b) (York County, PA) That certain Lease Agreement between Barbra J. Buffington, as Landlord, and Abraxas Foundation, Inc., as Tenant, dated June 29, 2009 for the certain premises located in York, PA as more particularly described in the Lease Agreement.

47. (Seaside, AK) That certain Lease Agreement between the WMS, LLC., as Landlord, and St. Johns Investments, Inc., as Tenant, dated August 12, 1998 for the certain premises located in Nome, Alaska as more particularly described in the Lease Agreement.

(a) (Seaside, AK) That certain First Amendment to the Lease Agreement between the WMS, LLC, as Landlord, and WBP Leasing, LLC, as Tenant, dated July 12, 1999 for the certain premises located in Nome, Alaska as more particularly described in the Lease Agreement.

(b) (Seaside, AK) That certain Second Amendment to the Lease Agreement between the WMS, LLC, as Landlord, and WBP Leasing, LLC, as Tenant, dated July 20, 1999 for the certain premises located in Nome, Alaska as more particularly described in the Lease Agreement.

(c) (Seaside, AK) That certain Renewal to the Lease Agreement between the WMS, LLC, as Landlord, and WBP Leasing, LLC, as Tenant, dated June 3, 2002 for the certain premises located in Nome, Alaska as more particularly described in the Lease Agreement.

(d) (Seaside, AK) That certain Third Amendment to the Lease Agreement between the WMS, LLC, as Landlord, and WBP Leasing, , as Tenant, dated April 1, 2003 for the certain premises located in Nome, Alaska as more particularly described in the Lease Agreement.

(e) (Seaside, AK) That certain Fourth Amendment to the Lease Agreement between the WMS, LLC, as Landlord, and WBP Leasing, LLC, as Tenant, dated January 1, 2006 for the certain premises located in Nome, Alaska as more particularly described in the Lease Agreement.

(f) (Seaside, AK) That certain Renewal to the Lease Agreement between the WMS, LLC, as Landlord, and WBP Leasing, LLC, as Tenant, dated August 3, 2009 for the certain premises located in Nome, Alaska as more particularly described in the Lease Agreement.

48. (Hudson – Land Tract, CO) That certain Lease Agreement between the PPD Hudson Associates, LLC, as Landlord, and WBP Leasing, LLC, as Tenant, dated June 9, 2010 for the certain premises located in Hudson, Colorado as more particularly described in the Lease Agreement.

49. (Youth Admin – Pittsburg, PA) That certain Lease Agreement between SJS Development Company, as Landlord, and Cornell Companies, LLC, as Tenant, dated June 6, 2003 for the certain premises located in Pittsburg, Pennsylvania as more particularly described in the Lease Agreement.

(a) (Youth Admin – Pittsburg, PA) That certain First Amendment to the Lease Agreement between SJS Development Company, as Landlord, and Cornell Companies, LLC, as Tenant, dated April 23, 2008 for the certain premises located in Pittsburg, Pennsylvania as more particularly described in the Lease Agreement.

(a) (Youth Admin – Pittsburg, PA) That certain Second Amendment to the Lease Agreement between SJS Development Company, as Landlord, and Cornell Companies, LLC, as Tenant, dated June 5, 2008 for the certain premises located in Pittsburg, Pennsylvania as more particularly described in the Lease Agreement.

50. (Riverbend – Milledgeville, GA) That certain Ground Lease between The State of Georgia acting by and through The State Properties Commission, as Landlord, and The GEO Group, Inc., as Tenant, dated July 30, 2010 for the use of certain real property located in Milledgeville, Georgia as more particularly described in the Lease Agreement. *Subject to leasehold Mortgage as of the Restatement Effective Date per above Real Estate Owned disclosure

51. (RCC Warehouse – Albuquerque, NM) That certain Lease Agreement between James R. McClintock (dba McClintock), as Landlord, and Cornell Companies, LLC, as Tenant, dated June 9, 2004 for the certain premises located in Albuquerque, New Mexico as more particularly described in the Lease Agreement.

52. (Florida City Land – Miami-Dade County, FL) That certain Lease Agreement between The City of Florida City, Florida, as Landlord, and GEO Design Services, Inc., as Tenant, dated October 28, 2010 for the certain premises located in Miami-Dade County, Florida as more particularly described in the Lease Agreement.

53. (One Citizens Plaza, 800 Main Street, Anderson, Indiana, 46016) Amendment to Indenture of Lease Agreement dated August 7, 2008 between Citizens Plaza Building, LLC, as landlord, and B.I. Incorporated, as tenant.

54. (6400 Lookout Road, Suite 101, Boulder, Colorado 80301) Lease Agreement dated March     , 2009 between Point II, LLC, a Colorado limited liability company, as landlord, and B.I. Incorporated, as tenant.

55. (Suite 140, 26461 Crown Valley Parkway, Mission Viejo, California) Office Lease dated November 13, 2001 between Albert M. Wray and Evelyn Wray, as Trustees for the Wray Family Living Trust of 1992, dated June 28, 1992 and Richard K. Wray and Virginia R. Wray, as Trustees for the Wray Family Trust of 1998, dated May 7, 1998 (collectively, “Original LL”), and BI Incorporated, as tenant, as amended by First Amendment to Lease dated November 19, 2001, Second Amendment not provided, Third Amendment to Lease dated October 20, 2004 between Joe and Eileen Boswell, Trustees of the Boswell Family Trust dated September 17, 1993, and Michelle L. Boswell, as successors in interest to Original LL (collectively, “LL”), and BI Incorporated; Fourth Amendment to Lease dated August 7, 2005; Fifth Amendment to Lease dated August 27, 2007; Exercise Letter dated October 27, 2009 from BI Incorporated to WRA Property Management, Inc.; and Exercise Letter dated July 16, 2010 from BI Incorporated to WRA Property Management Inc.

56. (55 Marietta St., Suite 300, Atlanta, Georgia 30303) Office Lease Agreement dated July 2, 2009 between First Amendment to Lease dated August 1, 2009 between Bank Building Limited Partnership, as landlord, and B.I. Incorporated, as tenant.

57. (231 East Baltimore Street, Suite 1002 Baltimore, Maryland 21202) Office Lease dated May 19, 2004 between Orion Properties I, LLC, a Maryland limited liability company, as landlord, and B.I. Incorporated, as tenant, as amended by Extension and Amendment to Lease dated June     , 2007 and Second Extension and Amendment to Lease dated June 8, 2009.

58. (7850 Metro Parkway, Suite 203, Bloomington, Minnesota) (Standard Office) Lease Agreement dated May 3, 2004 between Metropolitan Airports Commission, as landlord, and BI Incorporated, as tenant, as amended by Amendment No. 1 to Lease dated August 15, 2006.

59. (129 Portland Street, 5th Floor, Boston, Massachusetts 02114) Lease dated              2009 between Olympia Group Limited Partnership, as landlord, and B.I. Incorporated.

60. (Suite 2B, 410 E. 189th Street, Bronx, City of New York, New York 10458) Standard Form of Office Lease dated December 1, 2009 between Banner Realty Company, LLC, as landlord, and BI Incorporated, as tenant.

61. (408 Jay Street, 5th Floor, Brooklyn, New York 11201) Office Lease dated January 19, 2010 between Jay Street Realty Associates, as landlord, and B.I. Incorporated, as tenant.

62. (465 Main Street, Annex Building, Buffalo, New York 14203) Lease Agreement dated August 17, 2009 between Upwood Associates, LLC, as landlord, and B.I. Incorporated, as tenant, as amended by First Amendment to Lease dated August 17, 2009.

63. (Suite #230, 5000 Nations Crossing Road, Charlotte, North Carolina 28217) Office Lease dated June 29, 2009 between TAC Holdings, LP, as landlord, and B.I. Incorporated, as tenant.

64. (Suite 240, 820 West Jackson Boulevard, Chicago, Illinois 60607) Office Building Lease dated June 29, 2009, between 820 West Jackson L.L.C., as landlord, and B.I. Incorporated, as tenant.

65. (Suite 620, 7929 Brookriver Drive, Dallas Texas 75427) Lease Agreement dated June, 2009 between 7929 Brookriver, LP, as landlord, and B.I. Incorporated, as tenant, as amended by First Amendment to Lease dated July 8, 2010.

66. (4723 West Atlantic Avenue, Building A, Suites 15, 16 & 17, Delray Beach, Florida 33445) Delray Office Plaza Standard Lease between Delray Office Plaza Ltd, as landlord, and B.I. Incorporated, as tenant.

67. (6551 South Revere Parkway Centennial, Colorado 80111) Office Space Lease dated June 9, 2009 between Eaglecreek Associates IV, as landlord, and BI Incorporated, as tenant.

68. (Chene Square Shopping Center, 2636 East Jefferson Avenue, Detroit, Michigan) Lease dated July 2009 between Ammori Investments, Inc., as landlord, and B.I. Incorporated, as tenant.

69. (1535 Hawkins Boulevard, Suites D & E, El Paso, Texas 79925-2648) Standard Shopping Center Lease Marios Holdings, LLC, as landlord, and B.I. Incorporated, as tenant dated June 18, 2009.

70. (Suite #2-101, 75 Charter Oak Avenue, Hartford, Connecticut 06106) Lease dated September 1, 2009 between 75 Charter Oak, L.P., as landlord, and B.I. Incorporated, as tenant.

71. (Suite Nos. 150, 151 and a portion of 160, 450 N. Sam Houston Parkway E., Houston, Texas 77060) Office Building Lease dated July 8, 2009 between Shomer VI, Ltd., as landlord, and B.I. Incorporated, as tenant.

72. (4613 N.W. Gateway Riverside, Missouri 64150) Commercial Lease between G. Winston Peeler II and Brenda J. Peeler, as landlord, and BI Incorporated, as tenant.

73. (Suite 400, 316 West Second Street, Los Angeles, California 90012) Lease dated October 5, 2007 between Broadway Civic Center, L.P., as landlord, and BI Incorporated, as tenant, as amended by First Amendment to Lease dated July 30, 2008 and Second Amendment to Lease dated June 7, 2010.

74. (52 Duane Street, Suite B, Lower Level, New York, New York) Standard Form of Office Lease - The Real Estate Board of New York, Inc. dated January 29, 2010 between 52 Duane Associates LLC, as landlord, and B.I. Incorporated, as tenant.

75. (Units 500-505, 12550 Biscayne Boulevard, Miami, Florida 33181) Lease dated October 13, 2009 between NRD Investments, LLC, as landlord, and BI Incorporated, as tenant.

76. (318 South Broad Street, New Orleans, Louisiana 70119) Gross Commercial Lease Agreement dated June 30, 2009 between Elite Acquisitions, Inc., as landlord, and BI Incorporated, as tenant.

77. (7th floor, 972 Broad Street, Newark, New Jersey 07102) Lease Agreement dated as of July 2009 between Sunrise Newark Development, Inc., as landlord, and BI Incorporated, as tenant.

78. (Suite 160, 9500 Satellite Boulevard, Orlando, Florida 32827) Commercial Lease Agreement effective as of October 1, 2010 between 9500 Satellite Boulevard, LLC, as landlord, and BI Incorporated, as tenant.

79. (42 South 15th Street, Suite 1010, Philadelphia, Pennsylvania) Office Lease [undated] between 15th & Chestnut, L.P., as landlord, and BI Incorporated, as tenant, as amended by First Amendment to Lease dated November 18, 2009.

80. (Suite #1215, One Thomas Office Building, 2828 N. Central Avenue, Phoenix, Arizona 85004) Office Lease dated as of July 14, 2009 between Eldan Properties, LLC, as landlord, and BI Incorporated, as tenant.

81. (Suite 500, 10 NW 3rd Avenue, Portland, Oregon 97209) Office Lease dated as of April 28, 2004 between Fritz Hotel Building, LLC, as landlord, and BI Incorporated, as tenant, with Addendum to Lease, as amended by First Amendment to Lease dated March 16, 2010.

82. (7th floor, Suites 17 and 18, 163-18 Jamaica Avenue, Jamaica, New York) Agreement of Lease dated December 4, 2007 between 163-18 Jamaica Realty Corp., as landlord, and BI Incorporated, as tenant, together with Rider to Lease, as amended by Lease Modification and Extension Agreement dated June 22, 2010.

83. (Suite 105, 5296 South Commerce Drive, Murray, Utah) Lease dated as of July 2, 2009 between 5300 South Commerce Dr. Assoc., L.C., as landlord, and BI Incorporated, as tenant.

84. (Suite 160, 1800 N.E. Loop 410, San Antonio, Texas 78218) Lease Agreement dated as of July 22, 2009 between James F. Cotter, as landlord, and BI Incorporated, as tenant.

85. (Suite 313 and Suite 308, 255 North D Street, San Bernardino, California) Commercial Lease dated as of March 21, 2008 between Luxor Properties, Inc. (as successor-in-interest to Eugene Sussli), as landlord, and BI Incorporated, as tenant, as amended by Amendment to the Commercial Lease dated November 18, 2008, as amended by Lease Extension/Month to Month Tenancy dated May 26, 2009, Third Amendment to Lease dated August 19, 2009 and Fourth Amendment to Lease dated December 22, 2009.

86. (Suite 101, 520 West Ash Street, San Diego, California 92101) Standard Multi-Tenant Office Lease dated June 29, 2009 between D&A Semi-Annual Mortgage Fund III, LP, as landlord, and BI Incorporated, as tenant , together with Addendum.

87. (323-325 Pacific Avenue, 1st Floor, San Francisco, California) Standard Multi-Tenant Office Lease dated June 9, 2009 between 325 Pacific Avenue Partners, as landlord, and BI Incorporated, as tenant , together with Addendum.

88. (Suite 160, 901 Civic Center Drive, Santa Ana, California 92702) Office Lease Agreement dated May 12, 2008 between NNN VF 901 Civic, LLC, as landlord, and BI Incorporated, as tenant .

89. (Suite A-160, 14220 Interurban Avenue South, Tukwila, Washington 98188) Office Lease dated July 9, 2009 between Principle Equity Properties, LP on behalf of the tenant in common owners of Fairway Center, as landlord, and BI Incorporated, as tenant.

90. (Suite 200, 2721 Prosperity Avenue, Fairfax, Virginia 22031) Industrial Lease Agreement dated June 26, 2009 between PS Business Parks, LP, as landlord, and BI Incorporated, as tenant.

91. (26 South Pennsylvania Avenue, 4th Floor, Atlantic City, New Jersey) Lease Agreement Business and Commercial between 26 South Pennsylvania Avenue Realty Co., as landlord, and B.I. Incorporated, as tenant.

92. (15290 E. 6th Avenue, Suite #160, Chambers Office Centre, Aurora, Colorado 80011) Office Lease (Chambers Centre Shopping Center Office Building) aka Chambers Office Centre dated April 23, 2003, between Chambers Center LLC, as landlord, and B.I. Incorporated, as amended by Lease Extension and Amendment Agreement (Chambers Centre) dated May 28, 2008.

93. (402 Beavercreek Road, Suite 105, Oregon City, Oregon 97045) Commercial Lease dated September 26, 2007 between Red Soils Business and Industrial Park, L.L.C., as landlord, and B.I. Inc., as tenant.

94. (Green Front Center, 341 W. Compton Boulevard, Compton, California 90220) Standard Industrial/Commercial Multi-Tenant Lease – Gross-Modified dated as of September 27, 2010 between Mac R. Esfandi and the Mac R. Esfandi Trust, as landlord, and BI Incorporated, as tenant , together with, Option to Extend Addendum and Addendum.

95. (876 West Grand Avenue, Decatur, Illinois 62522) Lease dated December 2, 2004 between William P. Glasscock, as landlord, and B.I. Incorporated, as tenant, as amended by that certain Amendment to Lease dated March 11, 2008 and that certain Second Amendment to Lease dated October 22, 2009.

96. (700 W. Colfax Avenue, Denver, Colorado 80204) Standard Commercial Lease dated              between RMO, Inc. (d/b/a Rocky Mountain Orthodontics, Inc.), as landlord, and B.I. Incorporated, as tenant.

97. (Certain areas in St. Paul’s Episcopal Church, 161 Mansion Street, Poughkeepsie, New York 12601) Lease dated as of September 1, 1997 between the Vicar, Church Wardens and Vestrypersons of St. Paul’s Episcopal Church, as landlord, and BI Incorporated, as tenant, as amended by Letter Agreement dated December 15, 2009 and First Amendment to Lease dated September 14, 2010.

98. (Unit B204, 960 Chambers Avenue in Building “B” of Chambers Avenue Professional Center, Eagle, Colorado 81631) Lease Agreement dated January 21, 2009 between Roberts Family LLC, as landlord, and B.I. Incorporated, as tenant.

99. (208 Commerce Place, 2nd Floor, Elizabeth, New Jersey 07201) Business Lease dated August 1, 2007 between 208 Commerce LLC, as landlord, and B.I. Industries, as tenant.

100. (699 Summit Boulevard, Suite J, Frisco, Colorado 80443) Commercial Lease effective as of July 1, 2009 between Glynd McDowell, Edith M. McDowell, as landlord, and Behavioral Interventions, as tenant.

101. (Suites 1319C and 1319D, 1319 Grand Avenue, Glenwood Springs, Colorado 81602) Commercial Lease Agreement dated June 4, 2010 between Roaring Fork Counseling Center, as landlord, and BI, Inc., as tenant.

102. (810 9th Street, Greely, Colorado 80631) Lease Agreement dated July 19, 2005 between Thomas and Tyler, LLC, as landlord, and BI Incorporated, as tenant, as amended by that certain Amendment of Lease Agreement dated September 19, 2005, that certain Amendment to Lease Agreement dated August 24, 2006 and that certain Amendment of Lease Agreement dated March 31, 2008.

103. (500 Baker Street, Bakersfield, California) Agreement for Sublease dated as of October 26, 2010 between the County of Kern, State of California, as sublandlord, and BI Incorporated, as subtenant, subject to that certain Agreement for Lease dated October 15, 2009 between the landlord thereunder and the County of Kern, State of California.

104. (Units P-R, 2099 Wadsworth Boulevard, Lakewood, Colorado) Parkridge Plaza Lease between R.M.T.O limited liability company, as landlord, and BI Incorporated, as tenant, executed October 28, 2002, as amended by Lease Addendum for Relocation and Reduction and Extension of Term of the Demised Premises (addendum to Lease Agreement dated October 28, 2002 as amended by that certain Addendum to Lease Extension dated October 28, 2005 between JB One, LLC, as landlord, and BI Incorporated, as tenant, and Addendum for Lease Extension dated October 28, 2002.

105. (Suite 2, 125 North Wilkes-Barre Boulevard, Wilkes-Barre, Pennsylvania 18702) Lease dated August 8, 2007 between Joseph J. Bennett and/or Debra Kay Bennett, as landlord, and BI Incorporated, as tenant.

106. (Suite 4, 125 North Wilkes-Barre Boulevard, Wilkes-Barre, Pennsylvania 18702) Lease dated May 25, 2010 between Joseph J. Bennett and/or Debra Kay Bennett, as landlord, and BI Incorporated, as tenant.

107. (3345 M Street, Merced, California 95348) Commercial Lease Agreement dated January 9, 2008 between John A. Lucas, Ila A. Lucas, Trustees, as landlord, and BI Incorporated, as tenant, as amended by Third Amendment to Lease dated January 14, 2010.

108. (Lower Level, East End, Door A, 2040 Sixth Avenue, Neptune City, New Jersey 07753 ) Lease Agreement dated July 30, 2008 between Jersey Shore Plaza, L.L.C., as landlord, and BI Incorporated, as tenant.

109. (530 Malley Drive, Suite 506, Northglenn, Colorado 80233) Shopping Center Lease dated as of August 15, 2007 between Malley Heights, LLC, as landlord, and BI Inc., as tenant.

110. (4750 N. Sheridan Road, Suite 200, Chicago, Illinois 60640) Memorandum of Understanding dated as of November 1, 2009 between The Institute of Cultural Affairs (Ecumenical Institute), as landlord, and BI Incorporated, as tenant.

111. (205-207 New Brunswick Avenue, Suite C, Perth Amboy, New Jersey 08861) Agreement of Lease dated as of February 10, 2006 between 203 New Brunswick, LLC, as landlord, and BI Incorporated, as tenant, as amended by First Amendment to Lease dated February 24, 2010 and Letter Amendment dated December 9, 2010.

112. (1224 Tacoma Avenue, Tacoma, Washington 98402) Lease Agreement dated as of October 6, 2010 between Roberson Building Company, as landlord, and BI Incorporated, as tenant, together with (i) Addendum/ Amendment to CBA Leases, (ii) Rent Rider, (iii) Parking Rider, and (iv) Option to Extend Rider.

113. (1430-F Railroad Avenue, Rifle, Colorado 81650) Commercial Lease Agreement dated as of June 4, 2010 between Roaring Fork Counseling Center, as landlord, and BI, Inc., as tenant.

114. (Suites 213 & 217 located at 119 Church Street, Rockford, Illinois 61101) Office Lease dated as of December 1, 2004 between The Chicago Trust Company, as successor trustee to First America Trust Co, under Trust #669, as landlord, and BI Incorporated, as tenant, together with Rider, and amended by Amendment to Lease dated March 14, 2008 and Amendment to Lease dated November 5, 2009.

115. (Suite 1, 427 Pajaro Street, Salinas, California 93901) Standard Multi-Tenant Office Lease dated as of November 3, 2009 between Beverly Peterson and Rose Marie Pozas, as landlord, and BI Incorporated, as tenant.

116. (3211 Jefferson Street, San Diego, California) Commercial Building Lease dated as of August 31, 2010 between P and G Company, as landlord, and BI Incorporated, as tenant.

117. (Suite 225, 1513 Line Avenue, Shreveport, Louisiana) P&S Building Lease dated as of May 11, 2010 between Mid-City Plaza, L.L.C., as landlord, and BI Incorporated, as tenant.

118. (Honor Farm Barracks A, B and C located at 7000 Michael N. Canlis Road, French Camp, California 95231 aka 1003 W. Matthew Road, French Camp, California 95231) Office Lease dated March 1, 2008 between San Joaquin County, California, as landlord, and BI Incorporated, as tenant, as amended by Letter re: Exercise of First Lease Option dated January 5, 2010.

119. (3311 S. Fairway, Visalia, California 9327) Commercial Lease and Deposit Receipt dated January 7, 2010 between Jon E. Marling & Tamara Marling Family Partnership, as landlord, and BI Incorporated, as tenant.

120. (3490 W. Grand Avenue, Chicago, Illinois) Office Lease dated April     , 2005 between Millennium Properties, Inc., as agent for landlord, and BI Incorporated, as tenant, as amended by First Amendment to Lease dated April 30, 2008 and Second Amendment to Lease dated April 28, 2010.

121. (703 East 21st North, Wichita, Kansas 67214) Commercial Lease dated as of May 31, 2002 between Webb Road Development, Inc., as landlord (“WRD”), and Community Solutions, Inc. (“CSI”); Lease Guaranty Agreement/Construction Funding dated May 31, 2002 between the City of Wichita, Kansas (“City”), WRD and CSI; Assignment and Assumption of Lease and Landlord’s Consent dated November     , 2005 between CSI, BI Incorporated, and WRD; Agreement Regarding Lease and Guaranty dated December 13, 2005 between City, WRD, CSI and BI Incorporated; Second Agreement Regarding Lease and Guaranty dated December     , 2008 between BI Incorporated and City; Services Agreement dated June 1, 2006 between Sedgwick County, Kansas and BI Incorporated, together with Amendment to Services Agreement dated December 14, 2006, Addendum to Services Agreement dated December 19, 2007 and Second Addendum to Services Agreement dated June 17, 2008.

And, any other owned or leased real estate interests which in the aggregate are not material.

Schedule 3.19

to

Disclosure Supplement

Dated as of April 3, 2013

Employee Relations

Collective Bargaining Agreement, dated November 26, 2012, between** and The GEO Group, Inc. (**)

Collective Bargaining Agreement, dated April 26, 2012, between** and Cornell Interventions, Inc. (**)

Collective Bargaining Agreement, dated March 8, 2012, between** , and The GEO Group, Inc. (**)

Collective Bargaining Agreement, dated December 7, 2011, between** and The GEO Group, Inc. (**)

Collective Bargaining Agreement, dated November 17, 2011, between** and The GEO Group, Inc. (**)

Collective Bargaining Agreement, dated August 10, 2011, between** and The GEO Group, Inc. (**)

Collective Bargaining Agreement, dated July 10, 2011, between** and Cornell Abraxas Group, Inc. (**)

Collective Bargaining Agreement, dated May 19, 2011, between** and The GEO Group, Inc. (**)

Collective Bargaining Agreement, dated March 17, 2011, between** and The GEO Group, Inc. (**)

Collective Bargaining Agreement, dated March 3, 2011, between** and The GEO Group, Inc. (**)

Collective Bargaining Agreement, dated April 22, 2010, between** and The GEO Group, Inc. (**)

**	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

SCHEDULE 6.07

to

Disclosure Supplement

Dated as of April 3, 2013

Restrictive Agreements

None

EXHIBIT A-1

to

Amended and Restated Credit Agreement

dated as of April 3, 2013

by and among

The GEO Group, Inc. and

GEO Corrections Holdings, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

BNP Paribas,

as Administrative Agent

FORM OF TERM LOAN NOTE

[FORM OF]

TERM LOAN PROMISSORY NOTE

$[ ]	[ ] [ ], 2013
New York, New York

FOR VALUE RECEIVED, The GEO Group, Inc., a Florida corporation (“GEO”), hereby promises to pay to [NAME OF LENDER] (the “Lender”), at such of the offices of the Administrative Agent as shall be notified to GEO from time to time, the principal sum of [DOLLAR AMOUNT] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Lender to GEO under the Credit Agreement referred to below), in Dollars and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Term Loan made by the Lender to GEO, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Promissory Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of GEO to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Term Loans made by the Lender.

This Promissory Note evidences Term Loans made by the Lender under the Amended and Restated Credit Agreement dated as of April 3, 2013 (as amended, amended and restated, modified and supplemented and in effect from time to time, the “Credit Agreement”) among GEO, GEO Corrections Holdings, Inc., the lenders party thereto (including the Lender) and BNP Paribas, as Administrative Agent. Terms used but not defined in this Promissory Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Promissory Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms and conditions specified therein.

To the extent permitted by applicable law, GEO hereby waives presentement, demand, protest or notice of any kind in connection with this Promissory Note. Except as permitted by Section 9.04 of the Credit Agreement, this Promissory Note may not be assigned by the Lender to any other Person.

This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows.]

A-1-1

THE GEO GROUP, INC.

By:
Name:
Title:

A-1-2

SCHEDULE TO TERM LOAN PROMISSORY NOTE

This Promissory Note evidences a Term Loan made, continued or converted under the within-described Credit Agreement to GEO on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

Date	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Interest Period (if any)	Amount Paid, Prepaid, Continued or Converted	Notation Made by

A-1-3

EXHIBIT A-2

to

Amended and Restated Credit Agreement

dated as of April 3, 2013

by and among

The GEO Group, Inc. and

GEO Corrections Holdings, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

BNP Paribas,

as Administrative Agent

FORM OF REVOLVING CREDIT LOAN NOTE

[FORM OF]

REVOLVING CREDIT LOAN PROMISSORY NOTE

$[ ]	[ ] [ ], 2013
New York, New York

FOR VALUE RECEIVED, The GEO Group, Inc., a Florida corporation (“GEO”) and GEO Corrections Holdings, Inc., a Florida corporation (“Corrections”), hereby jointly and severally promise to pay to [NAME OF LENDER] (the “Lender”), at such of the offices of the Administrative Agent as shall be notified to GEO from time to time, the principal sum of [DOLLAR AMOUNT] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to GEO or Corrections under the Credit Agreement referred to below), in Dollars and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Lender to GEO or Corrections, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Promissory Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of GEO or Corrections to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Lender.

This Promissory Note evidences Revolving Credit Loans made by the Lender under the Amended and Restated Credit Agreement dated as of April 3, 2013 (as amended, amended and restated, modified and supplemented and in effect from time to time, the “Credit Agreement”) among GEO, Corrections, the lenders party thereto (including the Lender) and BNP Paribas, as Administrative Agent. Terms used but not defined in this Promissory Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Promissory Note upon the occurrence of certain events and for prepayments of Revolving Loans upon the terms and conditions specified therein.

To the extent permitted by applicable law, each of GEO and Corrections hereby waives presentement, demand, protest or notice of any kind in connection with this Promissory Note. Except as permitted by Section 9.04 of the Credit Agreement, this Promissory Note may not be assigned by the Lender to any other Person.

This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

A-2-1

THE GEO GROUP, INC.

By:
Name:
Title:

GEO CORRECTIONS HOLDINGS, INC.

By:
Name:
Title:

A-2-2

SCHEDULE TO REVOLVING CREDIT LOAN PROMISSORY NOTE

This Promissory Note evidences a Revolving Credit Loan made, continued or converted under the within-described Credit Agreement to GEO or Corrections, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

Date	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Interest Period (if any)	Amount Paid, Prepaid, Continued or Converted	Notation Made by

A-2-3

EXHIBIT B

to

Amended and Restated Credit Agreement

dated as of April 3, 2013

by and among

The GEO Group, Inc. and

GEO Corrections Holdings, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

BNP Paribas,

as Administrative Agent

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represent the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swingline loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	____________________

2.	Assignee:	[and is an Affiliate/Approved Fund1]

3.	Borrower(s):	The GEO Group, Inc. (“GEO”) and GEO Corrections Holdings, Inc. (“Corrections”)

4.	Administrative Agent:	BNP Paribas as administrative agent under the Credit Agreement

5.	Credit Agreement	The $1,000,000,000 Credit Agreement dated as of April 3, 2013 among GEO, Corrections, the Lenders party thereto and BNP Paribas, as Administrative Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
Revolving Credit Commitment	$	$		%
Term Loan	$	$		%

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[1]	Select as applicable.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

By:
Name:
Title:

[Consented to and]3 Accepted:

BNP PARIBAS, as

Administrative Agent [, Swingline Lender and Issuing Bank]4

By:
Title:

[Consented to:][5]

THE GEO GROUP, INC.

By:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of Swingline Lender or Issuing Bank is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of GEO is required by the terms of the Credit Agreement.

ANNEX 1

$1,000,000,000 AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF APRIL 3, 2013 AMONG THE GEO GROUP, INC. AND GEO CORRECTIONS HOLDINGS, INC., AS BORROWERS, THE LENDERS PARTY THERETO, BNP PARIBAS, AS ADMINISTRATIVE AGENT, AND THE OTHER PARTIES THERETO

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder, (iii) the financial condition of GEO, Corrections any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by GEO, Corrections, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of section 9.04(b) of the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

EXHIBIT C

to

Amended and Restated Credit Agreement

dated as of April 3, 2013

by and among

The GEO Group, Inc. and

GEO Corrections Holdings, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

BNP Paribas,

as Administrative Agent

FORM OF COLLATERAL AGREEMENT

FORM OF

AMENDED AND RESTATED COLLATERAL AGREEMENT

dated as of April 3, 2013

by and among

THE GEO GROUP, INC.,

GEO CORRECTIONS HOLDINGS, INC.

and certain Subsidiaries,

as Grantors,

in favor of

BNP PARIBAS,

as Administrative Agent

EXHIBITS:

Exhibit A-1	Form of Assignment of Government Contract

Exhibit A-2	Form of Notice of Assignment

SCHEDULES:

Schedule 3.6	Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations

Schedule 3.9	Deposit Accounts; Securities Accounts

Schedule 3.10	Intellectual Property

Schedule 3.12	Investment Property and Partnership/LLC Interests

Schedule 3.13	Commercial Tort Claims

AMENDED AND RESTATED COLLATERAL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 3, 2013, by and among THE GEO GROUP, INC., a Florida corporation (“GEO”), GEO CORRECTIONS HOLDINGS, INC., a Florida corporation (“Corrections” and, together with GEO, the “Borrowers”), certain Subsidiaries of GEO indentified on the signature pages hereto as grantors hereunder and any Additional Grantors (as defined below) who may become party to this Agreement (such Subsidiaries and Additional Grantors, collectively, with the Borrowers, the “Grantors”), and certain Subsidiaries of GEO identified on the signature pages hereto as Issuers (as defined below) and any additional Issuers who may become party to this Agreement, in favor of BNP PARIBAS, as Administrative Agent under the Credit Agreement referred to below (the “Administrative Agent”) for the ratable benefit of the Secured Parties.

STATEMENT OF PURPOSE

WHEREAS, GEO, BNP Paribas, as administrative agent, and certain other parties entered into a Credit Agreement dated as of August 4, 2010 (as amended, modified and supplemented to, and as in effect immediately before giving effect to the amendment and restatement thereof on, the Restatement Effective Date, the “Existing Credit Agreement”);

WHEREAS, in conjunction with the Existing Credit Agreement, GEO, certain Subsidiaries of GEO (together with each Subsidiary that became a “Grantor” thereunder prior to the date hereof, the “Existing Grantors”), and BNP Paribas, as administrative agent, entered into the Collateral Agreement dated as of August 4, 2010 (as amended, modified and supplemented to, and as in effect immediately before giving effect to the amendment and restatement thereof contemplated hereby on, the date hereof, the “Existing Collateral Agreement”) pursuant to which such Existing Grantors granted a security interest in substantially all of their personal property as collateral to secure the payment and performance in full of all obligations described therein;

WHEREAS, pursuant to the terms of the Amended and Restated Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the financial institutions (the “Lenders”) from time to time parties thereto and the Administrative Agent, the Lenders have agreed to make (or continue) extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, any or all of the Borrowers and the Restricted Subsidiaries are and may from time to time be obligated to the Hedge Counterparties in respect of one or more Hedging Agreements (such Hedging Agreements being referred to herein as “Secured Hedging Agreements”);

WHEREAS, pursuant to the terms of the Guaranty Agreement, certain Subsidiaries of GEO who are party hereto have guaranteed payment and performance of the Obligations; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make (or continue) their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make (or continue) their respective extensions of credit thereunder and to induce the Hedge Counterparties to enter into (or continue) the Secured Hedging Agreements, each Grantor has agreed to grant a security interest in the Collateral as security for the Obligations.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Terms Defined in the Uniform Commercial Code.

(a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in Section 1.2 below) as in effect from time to time: “Account”, “Account Debtor”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Entitlement Holder”, “Equipment”, “Financial Asset”, “Fixture”, “General Intangible”, “Instrument”, “Inventory”, “Investment Property”, “Issuer”, “Letter-of-Credit Right”, “Proceeds”, “Record”, “Securities Entitlement”, “Securities Intermediary”, “Securities Account”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”.

(b) Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

Section 1.2 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Subsidiary of GEO which hereafter becomes a Grantor pursuant to Section 7.15.

“Applicable Laws” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Assignment Agreement” means each Assignment Agreement executed by any Grantor with respect to any Material Government Contract to which such Grantor is a party, substantially in the form of Exhibit A-1 attached hereto.

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

“Collateral” shall have the meaning assigned thereto in Section 2.2.

“Collateral Account” shall have the meaning assigned thereto in Section 4.6(e).

“Collection Account” means the Deposit Account of GEO under the Control of the Administrative Agent into which the payments and proceeds of all Material Government Contracts entered into by any Grantor will be credited pursuant to Section 4.6(c) and Section 4.8(d).

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Controlled Depositary” shall have the meaning assigned thereto in Section 4.6(a).

“Controlled Intermediary” has the meaning assigned thereto in Section 4.6(a).

“Copyrights” means collectively, all of the following of any Grantor: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.10, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.10, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance satisfactory to the Administrative Agent.

“Excess Collateral” has the meaning assigned thereto in Section 4.6(d).

“Existing Grantor” has the meaning set forth in the Statement of Purpose of this Agreement.

“Existing Collateral Agreement” has the meaning set forth in the Statement of Purpose of this Agreement.

“Existing Credit Agreement” has the meaning set forth in the Statement of Purpose of this Agreement.

“Grantors” has the meaning set forth in the Preamble of this Agreement.

“Guarantors” means the collective reference to each Person executing a Guaranty Agreement.

“Intellectual Property” means collectively, all of the following of any Grantor: (a) all systems software, applications software and internet rights, including, without limitation, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer’s notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business.

“Notice of Assignment” means each Notice of Assignment executed by any Grantor with respect to any Material Government Contract to which such Grantor is a party, substantially in the form of Exhibit A-2 attached hereto.

“Obligations” means with respect to each Borrower, the meaning assigned thereto in the Credit Agreement and with respect to each Guarantor, the obligations of such Guarantor under the Guaranty Agreement executed by such Guarantor.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Patents” means collectively, all of the following of any Grantor: (a) all patents, rights and interests in patents, patentable inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.10, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Patent License” means all agreements now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.10.

“Prisoner Account” means any Deposit Account established and maintained by GEO or a Restricted Subsidiary solely as a (x) prisoner trust account, (y) prisoner welfare account or (z) prisoner trust and welfare account.

“Release Date” means the date on which the Obligations (excluding Obligations not yet due and payable under the Secured Hedging Agreements that have not been terminated and any unasserted contingent indemnification obligations) shall have been indefeasibly paid and discharged in full, the Commitments shall have been terminated and all Letters of Credit shall have been terminated or cash collateralized in accordance with the Credit Agreement.

“Restricted Securities Collateral” has the meaning assigned thereto in Section 5.3(a).

“Secured Hedging Agreement” has the meaning set forth in the Statement of Purpose of this Agreement.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Credit Agreement.

“Specified BoA Accounts” means, collectively, the Deposit Accounts (i) of CCG I, LLC with numbers ** and **, (ii) of GEO Corrections and Detention, LLC with number **, (iii) of GEO Re-Entry Services, LLC with number ** and (iv) Cornell Abraxas Group OS, LLC with number **, each held at Bank of America on the date hereof as indicated on Schedule 3.9.

“Specified Deposit Account” means any (x) Prisoner Account, (y) Deposit Account established solely for the purpose of funding payroll and other compensation and benefits to employees of GEO or its Subsidiaries and (z) so long as no Default has occurred and is continuing, Deposit Accounts (other than any Collection Account or Collateral Account) with amounts on deposit that, when aggregated with the amounts on deposit in all other Deposit Accounts of GEO and its Restricted Subsidiaries over which the Administrative Agent does not have Control (other than those specified in clauses (x) and (y) of this definition), do not exceed $1,000,000 at any time.

**	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

“Specified Investment Account” means the investment account of GEO held at TD Ameritrade (with number **) on the date hereof as indicated on Schedules 3.9 and 3.12.

“Subsidiary Issuer” means any Issuer of Investment Property or any Partnership/LLC Interests, which such Issuer is a direct or indirect Subsidiary of GEO.

“Trademarks” means collectively, all of the following of any Grantor: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith anywhere in the world, including, without limitation, those listed on Schedule 3.10, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Trademark License” means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.10.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the laws of any state and all tires and all other appurtenances to any of the foregoing.

Section 1.3 Other Definitional Provisions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Exhibit and Schedule references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

**	Confidential terms omitted and provided separately to the Securities and Exchange Commission.

ARTICLE II

SECURITY INTEREST

Section 2.1 Continuing Grant of Security. Notwithstanding the amendment and restatement of the Existing Credit Agreement on the Restatement Effective Date pursuant to the Credit Agreement, each Existing Grantor hereby confirms that the Existing Collateral Agreement and all Collateral (as defined therein) encumbered thereby will continue to secure, to the fullest extent permitted under applicable law and as contemplated by this Agreement, the payment and performance of the Obligations, whether now or hereafter existing under or in respect of the Credit Agreement or any other Loan Document. The Grantors also hereby amend and restate their grant of security interest in its entirety as set forth in Section 2.2 below.

Section 2.2 Grant of Security Interest. Each Grantor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, a security interest in, all of such Grantor’s right, title and interest in the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights;

(n) all Vehicles;

(o) all other personal property not otherwise described above;

(p) all books and records pertaining to the Collateral; and

(q) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and Supporting Obligations given by any Person with respect to any of the foregoing;

provided that the Security Interest shall not cover any Excluded Property, and provided, further, that the Security Interests are subject to the provisions of Applicable Law (e.g., UCC Section 9-408(c)).

Section 2.3 Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any other Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make (or continue) their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

Section 3.1 Existence. Each Grantor is duly organized, validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization other than in such jurisdiction where failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

Section 3.2 Authorization of Agreement; No Conflict. Each Grantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the duly authorized officers of each Grantor and this Agreement constitutes the legal, valid and binding obligation of the Grantors enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. The execution, delivery and performance by the Grantors of this Agreement will not (including by the passage of time, the giving of notice or otherwise) violate any material provision of any Applicable Law or Material Contract and will not result in the creation or imposition of any Lien, other than the Security Interests, upon or with respect to any property or revenues of any Grantor.

Section 3.3 Consents.

(a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Grantor of this Agreement except (i) as may be required by Applicable Law affecting the offering and sale of securities generally, (ii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (iii) filings under the Uniform Commercial Code of the applicable jurisdictions with respect to the Collateral and (iv) those notices, consents and authorizations which have been obtained prior to the Restatement Effective Date.

(b) Each of the Grantors (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance in all material respects with each Governmental Approval applicable to it and is in compliance in all material respects with all other Applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law.

Section 3.4 Perfected First Priority Liens. Each financing statement naming any Grantor as a debtor is in appropriate form for filing in the appropriate filing offices of the jurisdictions specified on Schedule 3.6. The Security Interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral (other than, solely with respect to perfection, (x) the Specified Deposit Accounts and (y) prior to the date on which the Administrative Agent obtains Control with respect thereto as required by Section 4.6(a), the Specified BoA Accounts) in favor of the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted pursuant to Section 6.02 of the Credit Agreement.

Section 3.5 Title, No Other Liens. Except for the Security Interests, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Liens permitted pursuant to Section 6.02 of the Credit Agreement. No financing statement under the

UCC of any state which names a Grantor as debtor or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, pursuant to this Agreement or the Existing Collateral Agreement or in connection with Liens permitted by Section 6.02 of the Credit Agreement. No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that (a) the Administrative Agent or its designee may have possession or Control of Collateral as contemplated hereby, (b) a depositary bank may have Control of a Deposit Account owned by a Grantor at such depositary bank and a Securities Intermediary may have Control over a Securities Account owned by a Grantor at such Securities Intermediary, in each case subject to the terms of any deposit account control agreement or securities control agreement, as applicable and to the extent required by Section 4, in favor of the Administrative Agent, and (c) a bailee, consignee or other Person may have possession of the Collateral as contemplated by, and so long as, the applicable Grantors have complied to the satisfaction of the Administrative Agent with the applicable provisions of Section 4.

Section 3.6 Legal Name; Jurisdiction of Organization; Location of Inventory, Equipment and Fixtures; Other Information.

(a) Each Grantor was and remains organized under the laws of the jurisdiction identified on Schedule 3.6 for such Grantor. Each Grantor’s federal taxpayer identification number and registered state organization number are set forth on Schedule 3.6.

(b) All Collateral consisting of Inventory, Equipment and Fixtures (whether now owned of hereafter acquired) is (or will be) located at the locations specified on Schedule 3.6, except as otherwise permitted hereunder.

(c) The exact legal name of each Grantor, as such name appears on its respective certificate of incorporation or formation (or equivalent document on file with the relevant Governmental Authority of such Grantor’s jurisdiction of organization), is set forth on Schedule 3.6, together with each other legal name such Grantor has had in the past five years and the date of each change of such names. The mailing address, chief place of business, chief executive office and the offices where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest are specified on Schedule 3.6 for such Grantor. No Grantor has any other places of business except those set forth on Schedule 3.6 for such Grantor. No Grantor does business nor has done business during the past five years under any trade name or fictitious business name except as set forth on Schedule 3.6 for such Grantor. Except as indicated on Schedule 3.6 for any Grantor, no Grantor has acquired any material asset from any Person, other than assets acquired in the ordinary course of such Grantor’s business, during the past five years.

Section 3.7 Accounts and Material Government Contracts.

(a) Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor. The amount represented by each Grantor to the Administrative Agent as owing by each Account Debtor is, or will be, the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable. No Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce Administrative Agent’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument that has not been pledged (and delivered, if applicable) to the Administrative Agent in accordance with the terms hereof.

(b) No Borrower nor any of GEO’s Subsidiaries is on the date hereof party to any Material Government Contract.

Section 3.8 Chattel Paper. As of the date hereof, no Grantor holds any Chattel Paper in the ordinary course of its business.

Section 3.9 Deposit Accounts; Securities Accounts; Control. As of the date hereof, (a) all (x) Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts) other than Prisoner Accounts and (y) Securities Accounts, in each case owned by any Grantor are listed on Schedule 3.9, and (b) all such Deposit Accounts (other than the Specified Deposit Accounts and the Specified BoA Accounts) and Securities Accounts (other than the Specified Investment Account) are under the Control of the Administrative Agent.

Section 3.10 Intellectual Property.

(a) All United States Copyright registrations, Copyright applications, issued Patents, Trademark registrations and Trademark applications owned by any Grantor in its own name on the date hereof is listed on Schedule 3.10.

(b) Except as set forth in Schedule 3.10 on the date hereof, none of the Intellectual Property owned by any Grantor is the subject of any written licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, other than any such agreement that by itself or in the aggregate with other such agreements could not reasonably be expected to have a Material Adverse Effect.

Section 3.11 Inventory. Collateral consisting of Inventory is of good and merchantable quality, normal wear and tear excepted, free from any defects. To the knowledge of each Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to manufacture and/or sell such Inventory. The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.

Section 3.12 Investment Property; Partnership/LLC Interests.

(a) As of the date hereof, all Investment Property (including, without limitation, Securities Accounts and cash management accounts that are Investment Property) and all Partnership/LLC Interests owned by any Grantor is listed on Schedule 3.12.

(b) All Investment Property and all Partnership/LLC Interests issued by any Subsidiary Issuer to any Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of the capital stock (or equivalent Equity Interests) of such Subsidiary Issuer issued to such Grantor except as set forth on Schedule 3.12.

Section 3.13 Commercial Tort Claims. As of the date hereof, all Commercial Tort Claims held by any Grantor are set forth on Schedule 3.13, together with a reasonably detailed description thereof.

ARTICLE IV

COVENANTS

Until the Release Date shall have occurred, each Borrower and each Grantor covenants and agrees with the Lenders that:

Section 4.1 Maintenance of Perfected Security Interest; Further Information.

(a) Each Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 3.4 and shall defend such Security Interest against the claims and demands of all Persons whomsoever.

(b) Each Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

Section 4.2 Maintenance of Insurance.

(a) Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft, fraud and such other casualties, including business interruption, as may be reasonably satisfactory to the Administrative Agent in amounts and with deductibles as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (ii) insuring such Grantor and the Administrative Agent, for the ratable benefit of the Secured Parties, against liability for hazards, risks and liability to persons and property relating to the Collateral, in amounts and with deductibles as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, such policies to be in such form and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Required Lenders.

(b) All such insurance shall (i) name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional insured as its interests may appear (to the extent covering any other risk), (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (or such lesser number as the Administrative Agent shall have agreed in its sole discretion) days after receipt by the Administrative Agent of written notice thereof and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

(c) Upon the request of the Administrative Agent, each Grantor shall deliver to the Administrative Agent and the Lenders periodic information from a reputable insurance broker with respect to the insurance referred to in this Section 4.2.

Section 4.3 Changes in Locations; Changes in Name or Structure. No Grantor will, except upon thirty (or such lesser number as the Administrative Agent shall agree in its sole discretion) days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements and amendment filings (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to the Schedules of this Agreement:

(i) permit any Deposit Account to be held by a depositary bank other than the depositary bank that held such Deposit Account as of the date hereof as set forth on Schedule 3.9, unless such new depositary bank is at such time and at all times thereafter a Controlled Depositary with respect to such Deposit Account and such Grantor shall have notified the Administrative Agent in writing prior to such change of depositary bank;

(ii) permit any of the Inventory, Equipment or Fixtures to be kept at a location other than those listed on Schedule 3.6, except as otherwise permitted hereunder;

(iii) permit any Investment Property (other than Certificated Securities delivered to the Administrative Agent pursuant to Section 4.5) to be held by a Securities Intermediary other than the Securities Intermediary that held such Investment Property as of the date hereof as set forth on Schedule 3.12, unless such new Securities Intermediary is the Administrative Agent or is at such time and at all times thereafter a Controlled Intermediary with respect to such Investment Property and such Grantor shall have notified the Administrative Agent in writing prior to such change of Securities Intermediary;

(iv) change its jurisdiction of organization or the location of its chief executive office from those identified on Schedule 3.6; or

(v) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by or on behalf of the Administrative Agent and/or naming the Administrative Agent as secured party in connection with this Agreement would become misleading.

Section 4.4 Required Notifications. Each Grantor shall promptly notify the Administrative Agent, in writing, of: (a) any Lien (other than the Security Interests or Liens permitted pursuant to Section 6.02 of the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests,

(c) any Collateral acquired after the date hereof which, to the knowledge of such Grantor, constitutes a Government Contract, (d) the acquisition or creation by such Grantor of any Deposit Account (other than any Specified Deposit Account) or Investment Property, in each case, after the date hereof, and (e) the occurrence of any material dispute, holdback, claim of set-off or other claim by the applicable Governmental Authority under any Material Government Contract or receipt by any Grantor of any notice of material suspension, debarment, cure notice, show cause notice or notice of termination for default issued by any Governmental Authority to any Grantor.

Section 4.5 Delivery Covenants. Each Grantor will pledge and deliver to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, all Certificated Securities, Partnership/LLC Interests evidenced by a certificate, negotiable Documents, Instruments, and Tangible Chattel Paper from time to time owned or held by such Grantor, in each case, in original (i.e., not merely photocopy) form and together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable.

Section 4.6 Control Covenants.

(a) Each Grantor shall instruct, and otherwise use its reasonable efforts to cause, (i) each depositary bank (other than the Administrative Agent unless requested by the Administrative Agent) holding a Deposit Account owned by such Grantor and (ii) each Securities Intermediary holding any Investment Property or a Securities Account owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent with Control of such Deposit Account, Investment Property or Securities Account, as the case may be, and otherwise in form and substance satisfactory to the Administrative Agent (any such depositary bank executing and delivering any such control agreement, a “Controlled Depositary”, and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”), within twenty Business Days following any request thereof by the Administrative Agent (or, solely with respect to the Specified Investment Account and the Specified BoA Accounts, within 60 days of the Restatement Effective Date); provided that, notwithstanding the foregoing, no Grantor shall be required to obtain a control agreement with respect to any Specified Deposit Account. In the event any such depositary bank or Securities Intermediary refuses to execute and deliver such control agreement (or otherwise grant or provide the Administrative Agent Control over the relevant Deposit Account, Investment Property or Securities Account in a manner and pursuant to documentation satisfactory to the Administrative Agent), the Administrative Agent, in its sole discretion, may require the applicable Deposit Account and Investment Property to be transferred to the Administrative Agent or a Controlled Depositary or Controlled Intermediary, as applicable. Following any such request and except as set forth above, all Deposit Accounts and all Investment Property will be maintained with the Administrative Agent or a Controlled Depositary or a Controlled Intermediary, as applicable.

(b) Each Grantor will take such actions and deliver all such agreements as are requested by the Administrative Agent to provide the Administrative Agent with Control of all Letter-of-Credit Rights and Electronic Chattel Paper owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.

(c) No Grantor will change the depositary bank or account number of the Collection Account or permit any payments or proceeds of any Material Government Contracts to be directed by such Governmental Authority to an account other than the Collection Account, except upon twenty (or such lesser number as the Administrative Agent shall agree in its sole discretion) Business Days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (i) all additional financing statements or amendment filings (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests, (ii) if applicable, a written supplement to Schedule 3.9 if any Grantor acquires ownership of a Deposit Account after the date hereof, and (iii) a control agreement, executed by such Grantor and such depositary bank and in form and substance satisfactory to the Administrative Agent, granting the Administrative Agent Control of the Collection Account.

(d) If any Collateral (other than Collateral specifically subject to the provisions of Section 4.6(a) and Section 4.6(b)) exceeding in value $250,000 in the aggregate (such Collateral exceeding such amount, the “Excess Collateral”) is at any time in the possession or control of any consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, such Grantor shall notify in writing such Person of the Security Interests created hereby, shall use its reasonable efforts to obtain such Person’s agreement in writing to hold all such Collateral for the Administrative Agent’s account subject to the Administrative Agent’s instructions, and shall cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral together with an Effective Endorsement and Assignment; provided that if such Grantor is not able to obtain such agreement and cause the delivery of such items, the Administrative Agent, in its sole discretion, may require such Excess Collateral to be moved to another location specified thereby. Further, each Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement in all appropriate filing offices, providing any written notices required to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such Inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise. Upon the Administrative Agent’s request, all such financing statements filed pursuant to this Section 4.6(d) shall be assigned, on the face thereof, to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties.

(e) The Administrative Agent will cause to be established at a banking institution to be selected by the Administrative Agent a cash collateral account (the “Collateral Account”), that

(i) to the extent of all Investment Property or Financial Assets (other than cash) credited thereto shall be a Securities Account in respect of which the Administrative Agent shall be the Entitlement Holder,

(ii) to the extent of any cash credited thereto shall be a Deposit Account in respect of which the Collateral Agent shall be the depository bank’s customer, and

(iii) into which each Grantor agrees to deposit from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant to any of the Loan Documents, or pursuant hereto, and into which any Grantor may from time to time deposit any additional amounts that it wishes to provide as additional collateral security hereunder.

The Collateral Account, and any money or other property from time to time therein, shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied as hereinafter provided.

(f) Each Issuer hereby agrees that if at any time such Issuer issues or shall have issued any Uncertificated Securities constituting Collateral to any Grantor, such Issuer shall comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Administrative Agent and relating to such Uncertificated Securities without further consent by such Grantor or any other Person, and each such Grantor hereby consents to the foregoing agreement by each such Issuer; provided, that the Administrative Agent shall not issue any such instructions without the consent of such Grantor unless an Event of Default shall have occurred and be continuing.

Section 4.7 Filing Covenants. Pursuant to Section 9-509 of the UCC and any other Applicable Law in any jurisdiction, each Grantor authorizes the Administrative Agent to file or record (or cause to be filed or recorded) financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or protect the Security Interests of the Administrative Agent under this Agreement; provided, that no such protective filing or recordation shall purport to terminate any financing statement or other filing or recording document or instrument naming any other Person as secured party, unless such other Person shall have consented thereto. Such financing statements and other filing or recording documents may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property”. Further, a photographic or other reproduction of this Agreement (or any intellectual property “short-form” security agreement executed in connection herewith) shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments, if any, filed by (or on behalf of) Administrative Agent in any jurisdiction on or prior to the date of this Agreement.

Section 4.8 Accounts; Material Government Contracts.

(a) Other than in the ordinary course of business consistent with its past practice, no Grantor will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

(b) Each Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any material Account.

(c) The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

(d) With respect to each Material Government Contract entered into by any Grantor after the date hereof, such Grantor shall (i) promptly deliver, following the date of required notice to the Administrative Agent of such new Material Government Contract under this Agreement, the Credit Agreement or any other Loan Document, an Assignment Agreement duly executed by such Grantor party to such Material Government Contract in compliance with the Assignment of Claims Act (or analogous state Applicable Law, if applicable), (ii) ensure that all payments made to such Grantor with respect to such Material Government Contract are paid directly (through the use of a lock box or otherwise) by such Governmental Authority to the Collection Account, and (iii) if the Collection Account is not then under the Control of the Administrative Agent, deliver to the Administrative Agent a control agreement, executed by such Grantor and the applicable depositary bank and in form and substance satisfactory to the Administrative Agent, granting the Administrative Agent Control of the Collection Account.

(e) Upon the occurrence of a Default, the Administrative Agent may deliver (i) all Assignment Agreements and (ii) all Notices of Assignment to the applicable Governmental Authority for each Material Government Contract, and the Grantors agree to exert their best good faith efforts in having such Notices of Assignment acknowledged in writing by the appropriate Governmental Authority promptly after delivery thereof.

Section 4.9 Intellectual Property.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through licensees) (i) will continue to use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and not permit any licensee or sublicensee thereof to)

do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (and will not permit any licensee or sublicensee thereof to) do any act whereby any material portion of the Copyrights may fall into the public domain.

(b) Each Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in any material Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(d) Each Grantor will take all reasonable and necessary steps, at such Grantor’s sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(e) In the event that any material Intellectual Property owned by a Grantor is infringed, misappropriated or diluted by a third party, the applicable Grantor shall (i) at such Grantor’s sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns of such infringement, misappropriation or dilution.

Section 4.10 Investment Property; Partnership/LLC Interests; Uncertificated Securities.

(a) Other than with the prior written consent of the Administrative Agent or as expressly permitted by the Credit Agreement, no Grantor will (i) vote to enable, or take any other action to permit, any Issuer to issue any Investment Property or Partnership/LLC Interests, except for such additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Administrative Agent, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.

(b) If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent in accordance with the terms hereof.

(c) If any Grantor shall become entitled to receive or shall receive or own any Uncertificated Securities constituting Collateral and issued to such Grantor or its nominee directly by the Issuer thereof, such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent (it being understood that the control agreement set forth in Section 4.6(f) is satisfactory to the Administrative Agent with respect to Uncertificated Securities issued to a Grantor by a Subsidiary Issuer party to this Agreement), either (i) cause such Issuer to agree to comply with instructions from the Administrative Agent as to such Uncertificated Securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of such Uncertificated Securities.

Section 4.11 Equipment. Each Grantor will maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted), and in accordance with any manufacturer’s manual, and will as quickly as practicable provide all maintenance, service and repairs necessary for such purpose and will promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment.

Section 4.12 Vehicles. Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, all applications for certificates of title or ownership indicating the Administrative Agent’s first priority Lien on the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem reasonably advisable to perfect its Liens on the Vehicles. Prior thereto, each certificate of title or ownership relating to each Vehicle shall be maintained by the applicable Grantor in accordance with Applicable Law to reflect the ownership interest of such Grantor.

Section 4.13 Further Assurances. Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the assignment of any Material Contract, (ii) with respect to Government Contracts, assignment agreements and notices of assignment, in form and substance satisfactory to the Administrative Agent, duly executed by any Grantor party to such Government Contract in compliance with the Assignment of Claims Act (or analogous state Applicable Law), (iii) with respect to Material Government Contracts, Assignment Agreements and Notices of Assignment, in form and substance the same as that set forth on Exhibit A-1 and Exhibit A-2, respectively, duly executed by any Grantors party to such Material Government Contract in compliance with the Assignment of Claims Act (or analogous state Applicable Law) and acknowledged in writing by the appropriate Governmental Authority, and (iv) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request or as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate by the Administrative Agent for the effective exercise of any rights under this Agreement.

Section 4.14 Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $250,000, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Administrative Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE V

REMEDIAL PROVISIONS

Section 5.1 General Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand for performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may disclaim any warranties of title, possession and quiet enjoyment. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption held by any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party, in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.

Section 5.2 Specific Remedies.

(a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Accounts, under the Administrative Agent’s direction and control or as otherwise provided in this Agreement; provided that, the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance reasonably satisfactory to the Administrative Agent) its Account Debtors and parties to the Material Contracts subject to a Security Interest that such Accounts and the Material Contracts have been assigned to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties;

(ii) each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance reasonably satisfactory to the Administrative Agent;

(iii) whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into the Collateral Account or in a Deposit Account at a Controlled Depositary, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account at a Controlled Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and the other Secured Parties and as property of the Administrative Agent and the other Secured Parties, separate from the other funds of such Grantor, and the Administrative Agent shall have the right to transfer or direct the transfer of the balance of each Deposit Account to the Collateral Account. All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4;

(iv) the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Partnership/LLC Interests or other Proceeds paid in respect of any Investment Property or Partnership/LLC Interests, and any or all of any Investment Property or Partnership/LLC Interests shall, if so directed by the Administrative Agent, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property or Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and Partnership/LLC Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor hereby agrees that each Issuer shall be fully protected in so complying, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or Partnership/LLC Interests directly to the Administrative Agent; and

(v) the Administrative Agent shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any Material Contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided that such acts are not inconsistent with, or in violation of, the terms of the Credit Agreement or any other Loan Documents or Applicable Law, and (C) sell, assign or otherwise transfer any Material Contract in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each other party to such Material Contract, to the extent required under the Material Contract; and

(c) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Partnership/LLC Interests; provided that, no vote shall be cast or other corporate, company and partnership right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would result in a Default or a default under any provision of any Secured Hedging Agreement.

Section 5.3 Registration Rights.

(a) If, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall determine that in order to exercise its right to sell any or all of the Collateral it is necessary or advisable to have such Collateral registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), the relevant Grantor will, upon the request of the Administrative Agent, cause each applicable Subsidiary Issuer (and the officers and directors thereof), and will use its best efforts to cause each other applicable Issuer, to (i) execute and deliver all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or advisable to register such Restricted Securities Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Restricted Securities Collateral, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause each applicable Subsidiary Issuer

(and the officers and directors thereof), and will use its best efforts to cause each other applicable Issuer, to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Restricted Securities Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other Applicable Laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default exists under the Credit Agreement.

Section 5.4 Application of Proceeds. At such intervals as may be agreed upon by GEO and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral as provided in Section 7.02(b) of the Credit Agreement.

Section 5.5 Waiver, Deficiency. Except to the extent prohibited under Applicable Law (including Section 9-602 of the UCC), each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Sections 9-210, 9-607, 9-608, 9-610, 9-615, 9-620, 9-621, 9-623, 9-624, 9-625 or 9-627 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys retained by the Administrative Agent or any other Secured Party to collect such deficiency.

ARTICLE VI

THE ADMINISTRATIVE AGENT

Section 6.1 Administrative Agent’s Appointment as Attorney-In-Fact.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and continuation of an Event of Default:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Material Contract subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary or desirable to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

(c) The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

Section 6.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 6.3 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendments and Waivers. The terms and provisions of this Agreement may be waived, amended, supplemented or otherwise modified only by an instrument in writing duly executed by each Grantor and the Administrative Agent (with the consent of such Lenders (if any) as are required by Section 9.02 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Secured Parties and the Grantors.

Section 7.2 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 9.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 9.01; provided that notices and communications to any Grantor may be given to GEO on such Grantor’s behalf and shall be deemed received by such Grantor upon receipt by GEO or by such Grantor. In furtherance of the foregoing, each Grantor agrees that for purposes of this Agreement, GEO shall be each Grantor’s representative subject to and in accordance with the provisions of Section 2.20 of the Credit Agreement.

Section 7.3 No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4 Enforcement Expenses, Indemnification.

(a) Each Grantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all its reasonable costs and expenses incurred in connection with enforcing or preserving any rights under this Agreement, the other Loan Documents and the Secured Hedging Agreements to which such Grantor is a party (including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding and the reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent).

(b) Each Grantor agrees to pay, and to hold the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (in each case, subject to Section 2.15 of the Credit Agreement) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to hold the Administrative Agent and the other Secured Parties harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Grantor would be required to do so pursuant to Section 9.03 of the Credit Agreement.

(d) The agreements in this Section 7.4 shall survive termination of the Commitments, repayment of the Obligations, termination of the Letters of Credit and repayment of the LC Disbursements, and all other amounts payable under the Credit Agreement, the other Loan Documents and the Secured Hedging Agreements.

Section 7.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.6 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Collateral Agreement), the Administrative Agent and the other Secured Parties and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (with the consent of such Lenders (if any) as are required by Section 9.02 of the Credit Agreement).

Section 7.7 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party at any time and from time to time pursuant to Section 9.08 of the Credit Agreement, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such other Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such other Secured Party hereunder and claims of every nature and description of the Administrative Agent or such other Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document, any Secured Hedging Agreement or otherwise, as the Administrative Agent or such other Secured Party may elect, whether or not the Administrative Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each other Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Secured Party under this Section 7.7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Secured Party may have.

Section 7.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or by electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 7.9 Severability. Any provision of this Agreement or any other Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.10 Section Heading. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 7.11 Integration. This Agreement, the other Loan Documents and the Secured Hedging Agreements represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents or Secured Hedging Agreements.

Section 7.12 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without regard to the conflicts of law provisions of such state.

Section 7.13 Consent to Jurisdiction and Venue.

(a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

(b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.13(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

Section 7.14 Acknowledgements.

(a) Each Grantor hereby acknowledges that: (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents and Secured Hedging Agreements to which it is a party, (ii) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, any of the other Loan Documents or any of the Secured Hedging Agreements, and the relationship among the Grantors, on the one hand, and the

Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and (iii) no joint venture is created hereby or by the other Loan Documents or Secured Hedging Agreements or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.

(b) Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.

Section 7.15 Additional Grantors. Each Subsidiary of GEO that is required (pursuant to Section 5.09 of the Credit Agreement) or intends to become a party to this Agreement or any other Person that intends to become a Grantor hereunder shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary or other Person of a Joinder Agreement.

Section 7.16 Releases.

(a) At such time as the Release Date shall have occurred, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the written request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor (or its designee) any Collateral held by the Administrative Agent hereunder, and execute and deliver (in each case, without representation or warranty by or recourse to the Administrative Agent or any other Secured Party) to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver (in each case, without representation or warranty by or recourse to the Administrative Agent or any other Secured Party) to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. In the event that all the Equity Interests of any Grantor shall be sold, transferred or otherwise disposed of in its entirety in a transaction permitted by the Credit Agreement, then, at the request of GEO and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that GEO shall have delivered to the Administrative Agent, at least ten (or such lesser number as the Administrative Agent shall agree in its sole discretion) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price and consideration thereof and any expenses in connection therewith, together with a certification by GEO stating that such transaction is in compliance with the Credit Agreement, the other Loan Documents and the Secured Hedging Agreements.

Section 7.17 Judgment Currency. The provisions of Section 9.15 of the Credit Agreement shall also apply with respect to any payments to or proceeds received by the Administrative Agent hereunder and such provisions are hereby incorporated herein by reference, in each case mutatis mutandis.

Section 7.18 Affirmation. Each Grantor hereby reaffirms, as of the Restatement Effective Date, (i) the covenants and agreements made by such Grantor contained in each Loan Document to which it is a party and (ii) its continuing pledges and other grants of Liens in respect of the Obligations pursuant to any Security Document, in each case, as such covenants, agreements and other provisions may be modified, supplemented or amended on the Restatement Effective Date. Each Grantor further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the occurrence of the Restatement Effective Date, all references in such Loan Documents to the “Credit Agreement”, the “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Loan Documents as amended or otherwise modified on (and after giving effect to the occurrence of) the Restatement Effective Date.

Section 7.19 Amendment and Restatement. As of the Restatement Effective Date, this Agreement shall amend, and restate as amended, the Existing Collateral Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Collateral Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Collateral Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Collateral Agreement contained herein were set forth in an amendment to the Existing Collateral Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of the Credit Agreement, the Existing Credit Agreement, this Agreement or the Existing Collateral Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be executed by their duly authorized officers, all as of the date first written above.

THE GEO GROUP, INC.

By:
Name:
Title:

GEO CORRECTIONS HOLDINGS, INC.

By:
Name:
Title:

CORRECTIONAL SERVICES CORPORATION, LLC

By:
Name:
Title:

CORRECTIONAL PROPERTIES PRISON FINANCE LLC

By:
Name:
Title:

CPT LIMITED PARTNER, LLC

By:
Name:
Title:

CPT OPERATING PARTNERSHIP L.P.
By:	GEO Acquisition II, Inc., as General Partner

By:
Name:
Title:

GEO ACQUISITION II, INC.

By:
Name:
Title:

GEO HOLDINGS I, INC.

By:
Name:
Title:

GEO RE HOLDINGS LLC

By:
Name:
Title:

GEO TRANSPORT, INC.

By:
Name:
Title:

PUBLIC PROPERTIES DEVELOPMENT AND LEASING LLC

By:
Name:
Title:

CORNELL COMPANIES, LLC

By:
Name:
Title:

CCG I, LLC

By:
Name:
Title:

CORNELL ABRAXAS GROUP OS, LLC

By:
Name:
Title:

CORNELL CORRECTIONS MANAGEMENT, LLC

By:
Name:
Title:

CORNELL CORRECTIONS OF ALASKA, INC.

By:
Name:
Title:

CORNELL CORRECTIONS OF CALIFORNIA, INC.

By:
Name:
Title:

CORNELL CORRECTIONS OF RHODE ISLAND, INC.

By:
Name:
Title:

CORNELL CORRECTIONS OF TEXAS, INC.

By:
Name:
Title:

CORNELL INTERVENTIONS, INC.

By:
Name:
Title:

CORNELL ABRAXAS GROUP INC.

By:
Name:
Title:

CORNELL COMPANIES OF CALIFORNIA OS, LLC

By:
Name:
Title:

CORNELL COMPANIES OF TEXAS OS, LLC

By:
Name:
Title:

CORNELL INTERVENTIONS OS, LLC

By:
Name:
Title:

CORRECTIONAL SYSTEMS, LLC

By:
Name:
Title:

WBP LEASING, LLC

By:
Name:
Title:

BII HOLDING CORPORATION

By:
Name:
Title:

BII HOLDING I CORPORATION

By:
Name:
Title:

BEHAVIORAL HOLDING CORP.

By:
Name:
Title:

BEHAVIORAL ACQUISITION CORP.

By:
Name:
Title:

B.I. INCORPORATED

By:
Name:
Title:

MCF GP, LLC

By:
Name:
Title:

GEO MCF LP, LLC

By:
Name:
Title:

MUNICIPAL CORRECTIONS FINANCE, L.P.,
By:	MCF GP, LLC, as General Partner

By:
Name:
Title:

GEO CORRECTIONS AND DETENTION, LLC

By:
Name:
Title:

GEO RE-ENTRY SERVICES, LLC

By:
Name:
Title:

GEO OPERATIONS, LLC

By:
Name:
Title:

BNP PARIBAS,
as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A-1

to

Amended and Restated Collateral Agreement

[FORM OF] ASSIGNMENT OF GOVERNMENT CONTRACT

ASSIGNMENT (this “Agreement”), dated as of [DATE] by and among [CONTRACTING PARTY], a [STATE] [ENTITY], with its chief executive offices at [ADDRESS] (the “Assignor”), in favor of BNP Paribas, as Administrative Agent (the “Assignee”) for the ratable benefit of the Secured Parties. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement (as defined below).

STATEMENT OF PURPOSE

WHEREAS, pursuant to the Amended and Restated Credit Agreement dated April 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among THE GEO GROUP, INC., a Florida corporation (“GEO”), GEO CORRECTIONS HOLDINGS, INC., a Florida corporation (“Corrections” and, together with GEO, the “Borrowers”), the financial institutions (collectively, the “Lenders”) from time to time parties thereto and BNP Paribas, as administrative agent, the Lenders have agreed to make (or continue) certain extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Credit Agreement, the Borrowers and the Restricted Subsidiaries may from time to time be obligated to the Hedge Counterparties in respect of one or more Hedging Agreements (such Hedging Agreements being referred to herein as “Secured Hedging Agreements”); and

WHEREAS, the Credit Agreement and the Collateral Agreement require the Assignor to execute and deliver this Agreement to the Assignee, for the ratable benefit of itself and the other Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Assignor hereby agrees with the Assignee (for the ratable benefit of the Secured Parties) as follows:

SECTION 1. Assignment. The Assignor hereby sells, assigns and transfers to the Assignee, for the ratable benefit of itself and the other Secured Parties, all of the Assignor’s rights, title and interest in and to all moneys due and to become due from the United States of America, or from any Agency or Department thereof, together with all rights to receive the same, under a certain [NAME OF THE CONTRACT BEING ASSIGNED], dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Contract”), under the Contract No. [Contract Number] between the United States of America acting through [APPLICABLE AGENCY, DEPARTMENT, INSTRUMENTALITY] and the Assignor,

including any letter of intent, letter of award, letter of acceptance of bid or proposal, informal or incomplete contract or agreement, order, authorization to commence performance or similar instrument or communication made or received by the Assignor in anticipation of or in connection with the Contract.

SECTION 2. Direction of Payment. The Assignor hereby authorizes and directs the United States of America to make all payments due under the Contract directly to the Assignee, in accordance with any payment instructions received therefrom, by checks or other orders, payable to the order of the Assignee, and constitutes and appoints the Assignee its true and lawful attorney, irrevocably with full power of substitution for it, in its name or in the name of the Assignor or otherwise, to ask, require, demand and receive and give acquittance for any and all said monies due or to become due, and to endorse the name of the Assignor on any checks, drafts or other orders for the payment of money payable to the Assignor in payment thereof.

SECTION 3. Representations and Warranties. The Assignor hereby represents and warrants that (a) it is the lawful owner of all rights under the Contract, (b) it has good right to assign same, (c) its rights under such Contract are free from all liens and encumbrances and (d) it will warrant and defend such Contract against the lawful claims and demands of all persons.

SECTION 4. Covenants. The Assignor hereby agrees (a) that, if any payments under the Contract shall be made to the Assignor, it will receive and hold the same in trust for the Assignee and will forthwith upon receipt deliver the same to the Assignee in the identical form of payment received by the Assignor, and (b) that it will execute and deliver all such further instruments and do all such further acts and things as the Assignee may reasonably request or as shall be necessary or desirable to further and more perfectly assure to the Assignee its rights under the Contract.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized officers, all as of the date first written above.

[NAME OF ASSIGNOR]

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

STATE OF

COUNTY OF

On the      day of             ,          before me personally appeared              to me known, who, being by me duly sworn, did say that s/he is the              of             ; and that s/he signed her/his name thereto by her/his free act and deed and acknowledged the said Assignment to be the free act and deed of said corporation.

[Notarial Seal]
Notary Public

My Commission Expires:

EXHIBIT A-2

to

Amended and Restated Collateral Agreement

[FORM OF] NOTICE OF ASSIGNMENT OF GOVERNMENT CONTRACT

Dated as of: [DATE]

TO:	[COMPLETE NAME AND

ADDRESS OF

APPROPRIATE

CONTRACTING ENTITY]

Attention: [NAME OF CONTRACTING OFFICER]

Reference is made to the [NAME OF THE CONTRACT BEING ASSIGNED], dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Contract”), under the Contract No. [CONTRACT NUMBER] between the United States of America acting through [APPLICABLE AGENCY, DEPARTMENT, INSTRUMENTALITY] and [ASSIGNOR], a [STATE] [ENTITY], with its chief executive offices at [ADDRESS] (the “Assignor”).

Moneys due or to become due under the Contract have been assigned to the undersigned under the provisions of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. 3727, 41 U.S.C. 15.

A true copy of the Assignment Agreement, dated as of [DATE] executed by the Assignor in favor of BNP Paribas, as Administrative Agent (the “Assignee”) for the ratable benefit of the Secured Parties referred to in the Amended and Restated Credit Agreement, dated as of April 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among THE GEO GROUP, INC., a Florida corporation (“GEO”), GEO Corrections Holdings, Inc., a Florida corporation (“Corrections” and, together with GEO, the “Borrowers”), the financial institutions from time to time party thereto as lenders and the Assignee, is attached hereto.

Payments due or to become due under the Contract should be made to the Assignee.

Please return to the undersigned the three enclosed copies of this Notice of Assignment with appropriate notations showing the date and hour of receipt, and signed by the person acknowledging receipt on behalf of the addressee. Please mail the three copies of this Notice of Assignment and all inquiries and correspondence regarding this matter to the address specified on the signature page hereto.

[Signature Page Follows]

Very truly yours,

BNP PARIBAS,
as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

Address of Administrative Agent:

BNP Paribas 28th Floor 787 Seventh Avenue New York, New York 10019 Attention: Brendan Heneghan Telephone No.: (212) 841-3885 Telecopy No.: (212) 841-2868

[Acknowledgement Follows]

ACKNOWLEDGEMENT

Receipt of the foregoing Notice of Assignment and Assignment dated as of [DATE], from BNP Paribas to the undersigned, attached thereto (collectively, the “Assignment Documents”), is hereby acknowledged. The Assignment Documents were received at              [a.m.][p.m.] on [DATE].

[Insert name of U.S. Government Contracting Entity]

By:
Name:
Title:

On behalf of:

EXHIBIT D

to

Amended and Restated Credit Agreement

dated as of April 3, 2013

by and among

The GEO Group, Inc. and

GEO Corrections Holdings, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

BNP Paribas,

as Administrative Agent

FORM OF GUARANTY AGREEMENT

[FORM OF]

AMENDED AND RESTATED GUARANTY AGREEMENT

AMENDED AND RESTATED GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of April 3, 2013, by and among THE GEO GROUP, INC., a Florida corporation (“GEO”), GEO CORRECTIONS HOLDINGS, INC., a Florida corporation (“Corrections” and, together with GEO, the “Borrowers”), certain subsidiaries of GEO identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (together with Corrections, collectively, the “Guarantors”; and, together with the Borrowers, collectively, the “Obligors”), in favor of BNP PARIBAS, as Administrative Agent under the Credit Agreement referred to below (the “Administrative Agent”), for the ratable benefit of the Secured Parties.

STATEMENT OF PURPOSE

WHEREAS, GEO, BNP Paribas, as administrative agent, and certain other parties entered into a Credit Agreement dated as of August 4, 2010 (as amended, modified and supplemented to, and as in effect immediately before giving effect to the amendment and restatement thereof on, the Restatement Effective Date, the “Existing Credit Agreement”);

WHEREAS, in conjunction with the Existing Credit Agreement, GEO, certain Subsidiaries of GEO (together with each Subsidiary that became a “Guarantor” thereunder prior to the date hereof, the “Existing Guarantors”), and BNP Paribas, as administrative agent, entered into the Guaranty Agreement dated as of August 4, 2010 (as amended, restated, supplemented and otherwise modified to, and as in effect immediately before giving effect to the amendment and restatement thereof contemplated hereby on, the date hereof, the “Existing Guaranty”);

WHEREAS, pursuant to the terms of the Amended and Restated Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the financial institutions (the “Lenders”) from time to time parties thereto and the Administrative Agent, the Lenders have agreed to make (or continue) extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, any or all of the Borrowers and the Restricted Subsidiaries are and may from time to time be obligated to the Hedge Counterparties in respect of one or more Hedging Agreements (such Hedging Agreements being referred to herein as “Secured Hedging Agreements”);

WHEREAS, the Obligors, though separate legal entities, comprise one integrated financial enterprise, and all extensions of credit to the Borrowers under the Credit Agreement and all Secured Hedging Agreements will inure, directly or indirectly, to the benefit of each of the Obligors; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make (or continue) their respective extensions of credit to the Borrowers under the Credit Agreement that the Obligors shall have executed and delivered this Guaranty to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make (or continue) their respective extensions of credit thereunder and to induce the Hedge Counterparties to enter into (or continue) the Secured Hedging Agreements, the Obligors have agreed to guarantee the Guaranteed Obligations pursuant hereto.

Accordingly, the parties hereto agree as follows:

SECTION 1. Definitions.

(a) The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Additional Obligor” means each Subsidiary of GEO which hereafter becomes a Guarantor and an Obligor pursuant to Section 28.

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code).

“Applicable Laws” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

“Existing Credit Agreement” has the meaning set forth in the statement of purpose.

“Existing Guarantors” has the meaning set forth in the statement of purpose.

“Existing Guaranty” has the meaning set forth in the statement of purpose.

“Guaranteed Obligations” has the meaning set forth in Section 2(a).

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Obligor that has total assets exceeding $10,000,000 at the time such Swap Obligations are incurred.

“Release Date” means the date on which the Obligations and all Guaranteed Obligations (excluding Obligations and Guaranteed Obligations, respectively, not yet due and payable under the Secured Hedging Agreements that have not been terminated and any unasserted contingent indemnification obligations) shall have been indefeasibly paid and discharged in full, the Commitments shall have been terminated and all Letters of Credit shall have been terminated or cash collateralized in accordance with the Credit Agreement.

(b) Capitalized terms used and not otherwise defined in this Guaranty including the preambles and Statements of Purpose hereof shall have the meanings ascribed to them in the Credit Agreement. In the event of a conflict between capitalized terms defined herein and in the Credit Agreement, the Credit Agreement shall control.

(c) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section, Exhibit and Schedule references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Obligor, shall refer to such Obligor’s Collateral or the relevant part thereof.

SECTION 2. Guaranty of Obligations.

(a) Nature of Guaranty. Each Obligor hereby, jointly and severally with the other Obligors, unconditionally guarantees to the Administrative Agent for the ratable benefit of itself and the other Secured Parties, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment and performance of all the Obligations, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against any of the Obligors, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Administrative Agent or any other Secured Party or acquired by the Administrative Agent or any other Secured Party through assignment or endorsement, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Obligors, including all of the foregoing, being hereinafter collectively referred to as the “Guaranteed Obligations”).

(b) General Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Obligor under Section 2(a) would otherwise, taking into account the provisions of Section 2(c), be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2(a), then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Obligor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(c) Rights of Contribution. The Obligors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, then each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 2(c) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 2 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 2(c), (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Guarantor (excluding any shares of stock or other equity interest of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Obligors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Obligors hereunder and under the other Loan Documents and Secured Hedging Agreements) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Restatement Effective Date, as of the Restatement Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

(d) Indemnity by Obligors. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 2(e)), each Obligor agrees that (i) in the event a payment shall be made by any Guarantor under this Agreement to satisfy in whole or in part the Guaranteed Obligation of any Obligor, such Obligor shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part the Guaranteed Obligations of any Obligor, such Obligor shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(e) Subrogation. The Guarantors hereby jointly and severally agree that until the payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments, the Letters of Credit and the Secured Hedging Agreements they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 2(a), whether by subrogation or otherwise, against any Obligor or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations (including, without limitation, any Collateral).

SECTION 3. Taxes.

(a) Each Obligor agrees to pay, and to hold the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (subject to the express terms of the Credit Agreement) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Guaranty.

(b) Each Obligor agrees to pay, and to hold the Administrative Agent and the other Secured Parties harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent any Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement.

(c) The agreements in this Section 3 shall survive the termination of the Commitments, the Letters of Credit and the Secured Hedging Agreements and the repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 4. Nature of Guaranty.

(a) Each Obligor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement, any other Loan Document or any Secured Hedging Agreement or any other agreement, document or instrument to which any of the Obligors or any of their respective Subsidiaries is or may become a party;

(ii) the absence of any action to enforce this Guaranty, the Credit Agreement, any other Loan Document or any Secured Hedging Agreement or the waiver or consent by the Administrative Agent or any other Secured Party with respect to any of the provisions of this Guaranty, the Credit Agreement, any other Loan Document or any Secured Hedging Agreement;

(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for (including, without limitation, any Collateral) or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any other Secured Party in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

(iv) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being agreed by each Obligor that, subject to the first sentence in Section 2(b), its obligations under this Guaranty shall not be discharged until the Release Date shall have occurred.

(b) Each Obligor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the other Secured Parties, the Borrowers or the other Obligors whether now existing or which may arise in the future.

(c) Each Obligor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between any Borrower and any of the other Obligors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 5. Waivers. To the extent permitted by law, each Obligor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a) any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Administrative Agent or any other Secured Party to proceed in respect of the Guaranteed Obligations against any Borrower, any other Obligor or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Obligor;

(b) any defense based upon the failure of the Administrative Agent or any other Secured Party to commence an action in respect of the Guaranteed Obligations against any Borrower, such Obligor, any other guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations;

(c) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Obligor of its obligations under, or the enforcement by the Administrative Agent or the other Secured Parties of, this Guaranty;

(d) any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and

(e) any and all right to notice of the creation, renewal, extension, or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon, or acceptance of, this Guaranty.

Each Obligor agrees that any notice or directive given at any time to the Administrative Agent or any other Secured Party which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Administrative Agent or such other Secured Party, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement, the other Loan Documents and the Secured Hedging Agreements and, but for this Guaranty and such waivers, the Administrative Agent and the other Secured Parties would decline to enter into the Credit Agreement, the other Loan Documents and the Secured Hedging Agreements.

SECTION 6. Modification of Loan Documents etc. Neither the Administrative Agent nor any other Secured Party shall incur any liability to any Obligor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Obligor under this Guaranty:

(a) any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b) any action under or in respect of the Credit Agreement, the other Loan Documents or any Secured Hedging Agreement in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refrain from exercising any such remedies, powers or privileges;

(c) any amendment or modification, in any manner whatsoever, of the Credit Agreement, the other Loan Documents or any Secured Hedging Agreement;

(d) any extension or waiver of the time for performance by any Borrower, any other Obligor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement, any other Loan Document or any Secured Hedging Agreement, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) any taking and holding security or collateral for the payment of the Guaranteed Obligations or any sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or any other Secured Party has been granted a Lien, to secure any Indebtedness of any Borrower, any other Obligor or any other Person to the Administrative Agent or the other Secured Parties;

(f) any release of anyone who may be liable in any manner for the payment of any amounts owed by any Borrower, any other Obligor or any other Person to the Administrative Agent or any other Secured Party;

(g) any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Borrower, any other Obligor or any other Person are subordinated to the claims of the Administrative Agent or any other Secured Party; or

(h) any application of any sums by whomever paid or however realized to any amounts owing by any Borrower, any other Obligor or any other Person to the Administrative Agent or any other Secured Party on account of the Guaranteed Obligations in such manner as the Administrative Agent or any other Secured Party shall determine in its reasonable discretion.

SECTION 7. Demand by the Administrative Agent. In addition to the terms set forth in Section 2, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Obligors shall, upon demand in writing therefor by the Administrative Agent to the Obligors, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Notwithstanding the foregoing, each Obligor agrees that, in the event of the dissolution or insolvency of any Borrower or any other Obligor, or the inability or failure of any Borrower or any other Obligor to pay debts as they become due, or an assignment by any Borrower or any other Obligor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Borrower or any other Obligor under bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, each Obligor will pay to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, forthwith the full amount which would be payable hereunder by each Obligor if all such Guaranteed Obligations were then due and payable.

SECTION 8. Remedies. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, enforce against the Obligors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Administrative Agent hereunder, under the Loan Documents or otherwise.

SECTION 9. Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrowers, the Administrative Agent, the Lenders and the other Secured Parties, the obligations of any Borrower under the Loan Documents and the obligations of the Obligors under the Secured Hedging Agreements. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Administrative Agent, any Lender or any other Secured Party to any Person or Persons as permitted under the Credit Agreement, any reference to an “Administrative Agent”, “Lender” or “Secured Party” herein shall be deemed to refer equally to such Person or Persons.

SECTION 10. Termination.

(a) Subject to clause (c) below, this Guaranty shall remain in full force and effect until the Release Date shall have occurred; at which time this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Obligor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b) No payment made by any Borrower, any other Obligor or any other Person received or collected by the Administrative Agent or any other Secured Party from any Borrower, any other Obligor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Obligor hereunder which shall, notwithstanding any such payment (other than any payment made by such Obligor in respect of the obligations of the Obligors hereunder or any payment received or collected from such Obligor in respect of the obligations of the Obligors hereunder), remain liable for the obligations of the Obligors up to the maximum liability of such Obligor hereunder until the Release Date shall have occurred.

(c) Each Obligor agrees that, if any payment made by any Borrower, any other Obligor or any other Person applied to the Obligations or any other Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any Collateral are required to be refunded by the Administrative Agent or any other Secured Party to any Borrower, its estate, trustee, receiver or any other Person (including, without limitation, any Obligor) under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Obligor’s liability hereunder (and any Lien securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Obligor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Obligor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

SECTION 11. Payments. Payments by the Obligors shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available funds (in the same currency as the relevant Guaranteed Obligations) to an account designated by the Administrative Agent or at the office of the Administrative Agent specified in Section 9.01 of the Credit Agreement or at any other address that may be specified in writing from time to time by the Administrative Agent.

SECTION 12. Representations and Warranties. Each Obligor hereby represents and warrants to the Secured Parties and the Administrative Agent (for the benefit of the Secured Parties) that:

(a) each Obligor is duly organized, validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate, limited liability company or other organizational power and authority to own, lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, other than in any such jurisdictions where failure to so qualify could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(b) such Obligor has the right, power and authority to execute, deliver and perform this Guaranty and has taken all necessary corporate, limited liability company or other organizational action to authorize its execution, delivery and performance of this Guaranty;

(c) this Guaranty has been duly executed and delivered by the duly authorized officer(s) of each Obligor and constitutes the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(d) the execution, delivery and performance of this Guaranty will not violate any Applicable Law or contractual obligation of such Obligor and will not result in the creation or imposition of any Lien upon or with respect to any property or revenues of such Obligor;

(e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Obligor), is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty, except such consents, authorizations or filings as may have been obtained or made on or before the Restatement Effective Date (or such later date upon which such Obligor became a party hereto);

(f) as of the Restatement Effective Date (or such later date upon which such Obligor became a party hereto), such Obligor (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it engages and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation on a going concern basis and at present fair saleable value on a going concern basis, greater than the amount required to pay its probable liabilities (including contingencies), (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature, subject in each case to the first sentence of Section 2(b) and (iv) is “solvent” within the meaning given that term and similar terms under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereafter in effect or any successor statute) and other applicable laws relating to fraudulent transfers and conveyances; and

(g) in executing and delivering this Guaranty, such Obligor has: (i) without reliance on the Administrative Agent or any other Secured Party, or any information received from the Administrative Agent or any other Secured Party, and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and of each Borrower and each other Obligor, each Borrower’s and each other Obligor’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, any Borrower, any other Obligor or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (ii) adequate means to obtain from each Borrower and each other Obligor on a continuing basis information concerning such Borrower and such Obligor; (iii) full and complete access to the Loan Documents, any other documents executed in connection with the Loan Documents and the Secured Hedging Agreements; and (iv) not relied and will not rely upon any representations or warranties of the Administrative Agent or any other Secured Party not expressly embodied herein or any acts heretofore or hereafter taken by the Administrative Agent or any other Secured Party (including but not limited to any review by the Administrative Agent or any other Secured Party of the affairs of the Borrowers or any other Obligors).

SECTION 13. Amendments. The terms and provisions of this Guaranty may be amended, waived or otherwise modified only by an instrument in writing duly executed by each Obligor and the Administrative Agent (with the consent of such Lenders (if any) as are required by Section 9.02 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Secured Parties and the Obligors.

SECTION 14. Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 9.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 9.01; provided that notices and communications to any Guarantor may be given to GEO on such Guarantor’s behalf and shall be deemed received by such Guarantor upon receipt by GEO or by such Guarantor. In furtherance of the foregoing, each Guarantor agrees that for purposes of this Guaranty, GEO shall be each Guarantor’s representative subject to and in accordance with the provisions of Section 2.20 of the Credit Agreement.

SECTION 15. Enforcement Expenses, Indemnification.

(a) Each Obligor agrees to pay or reimburse each Secured Party and the Administrative Agent for all its reasonable costs and expenses incurred in connection with enforcing or preserving any rights under this Guaranty and the other Loan Documents to which such Obligor is a party, including, without limitation, the reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.

(b) Each Obligor agrees to pay, and to hold the Administrative Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other non-income taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Guaranty.

(c) Each Obligor agrees to pay, and to hold the Administrative Agent and the other Secured Parties harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent any Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement.

(d) The agreements in this Section 15 shall survive the termination of the Commitments, the Letters of Credit and the Secured Hedging Agreements and the repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 16. Governing Law. This Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without regard to the conflicts of law provisions of such state.

SECTION 17. Consent to Jurisdiction and Venue.

(a) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty against any Obligor or its properties in the courts of any jurisdiction.

(b) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in Section 17(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by applicable law.

SECTION 18. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 19. No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 13), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 20. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Obligor and shall inure to the benefit of each Obligor (and shall bind all Persons who become bound as a Obligor under this Guaranty), the Administrative Agent and the other Secured Parties and their successors and assigns; provided that no Obligor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (with the consent of such Lenders (if any) as are required by Section 9.02 of the Credit Agreement).

SECTION 21. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 22. Headings. The various headings of this Guaranty are inserted for convenience only and shall not affect the meaning or interpretation of this Guaranty or any provisions hereof.

SECTION 23. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts (including by telecopy), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 24. Set-Off. Each Obligor hereby irrevocably authorizes the Administrative Agent and each other Secured Party at any time and from time to time pursuant to Section 9.08 of the Credit Agreement, without notice to such Obligor or any other Obligor, any such notice being expressly waived by each Obligor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Secured Party to or for the credit or the account of such Obligor, or any part thereof in such amounts as the Administrative Agent or such other Secured Party may elect, against and on account of the obligations and liabilities of such Obligor to the Administrative Agent or such other Secured Party hereunder and claims of every nature and description of the Administrative Agent or such other Secured Party against such Obligor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such other Secured Party may elect, whether or not the Administrative Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each other Secured Party shall notify such Obligor promptly of any such set-off and the application made by the Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Secured Party under this Section 24 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Secured Party may have.

SECTION 25. Integration. This Guaranty, the other Loan Documents and the Secured Hedging Agreements represent the agreement of the Obligors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents or in the Secured Hedging Agreements.

SECTION 26. Acknowledgements. Each Obligor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Obligors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Obligors and the Secured Parties.

SECTION 27. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

SECTION 28. Additional Obligors. Each Subsidiary of GEO that is required to become a party to this Guaranty pursuant to Section 5.09 of the Credit Agreement shall become a Guarantor and an Obligor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form substantially in the form of Exhibit A hereto.

SECTION 29. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor hereunder to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 29 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 29, or otherwise under this Guaranty, as it relates to such Obligor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 29 shall remain in full force and effect until the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated, expired or cash collateralized (in accordance with the Credit Agreement) and all Commitments shall have terminated. Each Qualified ECP Guarantor intends that this Section 29 constitute, and this Section 29 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 30. Judgment Currency. The provisions of Section 9.15 of the Credit Agreement shall also apply with respect to the Guarantors’ payment obligations hereunder (including, without limitation, under Section 11) and such provisions are hereby incorporated herein by reference, in each case mutatis mutandis.

SECTION 31. Affirmation. Each Obligor hereby reaffirms, as of the Restatement Effective Date, (i) the covenants and agreements made by such Obligor contained in each Loan Document to which it is a party and (ii) its continuing pledges and other grants of Liens in respect of the Obligations pursuant to any Security Document, in each case, as such covenants, agreements and other provisions may be modified, supplemented or amended on the Restatement Effective Date. Each Obligor further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the occurrence of the Restatement Effective Date, all references in such Loan Documents to the “Credit Agreement”, the “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Loan Documents as amended or otherwise modified on (and after giving effect to the occurrence of) the Restatement Effective Date.

SECTION 32. Amendment and Restatement. As of the Restatement Effective Date, this Guaranty shall amend, and restate as amended, the Existing Guaranty, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Guaranty as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Guaranty not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Guaranty contained herein were set forth in an amendment to the Existing Guaranty in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of the Credit Agreement, the Existing Credit Agreement, this Guaranty or the Existing Guaranty or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the Obligors has executed and delivered this Guaranty by their duly authorized officers, all as of the day and year first above written.

THE GEO GROUP, INC.

By:
Name:
Title:

GEO CORRECTIONS HOLDINGS, INC.

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

CORRECTIONAL SERVICES CORPORATION, LLC

By:
Name:
Title:

CORRECTIONAL PROPERTIES PRISON FINANCE LLC

By:
Name:
Title:

CPT LIMITED PARTNER, LLC

By:
Name:
Title:

CPT OPERATING PARTNERSHIP L.P.
By:	GEO Acquisition II, Inc., as General Partner

By:
Name:
Title:

GEO ACQUISITION II, INC.

By:
Name:
Title:

GEO HOLDINGS I, INC.

By:
Name:
Title:

GEO RE HOLDINGS LLC

By:
Name:
Title:

GEO TRANSPORT, INC.

By:
Name:
Title:

PUBLIC PROPERTIES DEVELOPMENT AND LEASING LLC

By:
Name:
Title:

CORNELL COMPANIES, LLC

By:
Name:
Title:

CCG I, LLC

By:
Name:
Title:

CORNELL ABRAXAS GROUP OS, LLC

By:
Name:
Title:

CORNELL CORRECTIONS MANAGEMENT, LLC

By:
Name:
Title:

CORNELL CORRECTIONS OF ALASKA, INC.

By:
Name:
Title:

CORNELL CORRECTIONS OF CALIFORNIA, INC.

By:
Name:
Title:

CORNELL CORRECTIONS OF RHODE ISLAND, INC.

By:
Name:
Title:

CORNELL CORRECTIONS OF TEXAS, INC.

By:
Name:
Title:

CORNELL INTERVENTIONS, INC.

By:
Name:
Title:

CORNELL ABRAXAS GROUP Inc.

By:
Name:
Title:

CORNELL COMPANIES OF CALIFORNIA OS, LLC

By:
Name:
Title:

CORNELL COMPANIES OF TEXAS OS, LLC

By:
Name:
Title:

CORNELL INTERVENTIONS OS, LLC

By:
Name:
Title:

CORRECTIONAL SYSTEMS, LLC

By:
Name:
Title:

WBP LEASING, LLC

By:
Name:
Title:

BII HOLDING CORPORATION

By:
Name:
Title:

BII HOLDING I CORPORATION

By:
Name:
Title:

BEHAVIORAL HOLDING CORP.

By:
Name:
Title:

BEHAVIORAL ACQUISITION CORP.

By:
Name:
Title:

B.I. INCORPORATED

By:
Name:
Title:

MCF GP, LLC

By:
Name:
Title:

GEO MCF LP, LLC

By:
Name:
Title:

MUNICIPAL CORRECTIONS FINANCE, L.P.,
By:	MCF GP, LLC, as General Partner

By:
Name:
Title:

GEO CORRECTIONS AND DETENTION, LLC

By:
Name:
Title:

GEO RE-ENTRY SERVICES, LLC

By:
Name:
Title:

GEO OPERATIONS, LLC,

By:
Name:
Title:

BNP PARIBAS,
as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

to Amended and Restated Guaranty Agreement

FORM OF

AMENDED AND RESTATED GUARANTY AGREEMENT SUPPLEMENT

AMENDED AND RESTATED GUARANTY AGREEMENT SUPPLEMENT, dated as of [DATE] (this “Supplement”), made by [NEW GUARANTOR], a [STATE] [ENTITY TYPE] (the “Additional Obligor”), in favor of BNP Paribas, as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement for the ratable benefit of itself and the other Secured Parties.

Reference is hereby made to the Guaranty Agreement dated as of April 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time to the date hereof, the “Guaranty Agreement”), made by The GEO Group, Inc. (“GEO”), GEO Corrections Holdings, Inc. (“Corrections” and, together with GEO, the “Borrowers”), certain subsidiaries of GEO party thereto on the Restatement Effective Date or otherwise joined as a party thereto (such subsidiaries, together with Corrections, collectively, the “Guarantors”; and together with the Borrowers, the “Obligors”), in favor of the Administrative Agent for the ratable benefit of itself and the other Secured Parties. This Supplement supplements the Guaranty Agreement, forms a part thereof and is subject to the terms thereof. Capitalized terms used and not defined herein shall have the meanings given thereto or referenced in the Guaranty Agreement.

SECTION 1. The Additional Obligor hereby agrees to unconditionally guarantee to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties (and their respective successors, endorsees, transferees and assigns), the prompt payment (whether at stated maturity, by acceleration or otherwise) of all Obligations to the same extent and upon the same terms and conditions as are contained in the Guaranty Agreement.

SECTION 2. The Additional Obligor hereby agrees that by executing this Supplement it shall be a party to the Guaranty Agreement as if a signatory thereto on the Restatement Effective Date, and the Additional Obligor shall comply with all of the terms, covenants, conditions and agreements and hereby makes each representation and warranty, in each case set forth therein. The Additional Obligor agrees that the “Guaranty Agreement” or “Guaranty” as used therein or in any other Loan Documents shall mean the Guaranty Agreement as supplemented hereby.

SECTION 3. The Additional Obligor hereby acknowledges it has received a copy of the Guaranty Agreement, the Credit Agreement and the other Loan Documents and that it has read and understands the terms thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned hereby causes this Supplement to be executed and delivered as of the date first above written.

[INSERT NAME OF ADDITIONAL OBLIGOR]

By:
Name:
Title:

EXHIBIT E

to

Amended and Restated Credit Agreement

dated as of April 3, 2013

by and among

The GEO Group, Inc. and

GEO Corrections Holdings, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

BNP Paribas,

as Administrative Agent

FORM OF COLLATERAL ASSIGNMENT

[FORM OF]

AMENDED AND RESTATED COLLATERAL ASSIGNMENT AGREEMENT

AMENDED AND RESTATED COLLATERAL ASSIGNMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Assignment”), dated as of April 3, 2013, by and among THE GEO GROUP, INC., a Florida corporation (“GEO”), GEO CORRECTIONS HOLDINGS, INC., a Florida corporation (“Corrections” and, together with GEO, the “Borrowers”), certain Subsidiaries of GEO as identified on the signature pages hereto (together with Corrections, collectively, the “Subsidiary Guarantors”) and each additional Subsidiary of GEO who becomes a party to this Assignment pursuant to Section 18 hereof (each, an “Additional Grantor”; and, together with the Borrowers and the Subsidiary Guarantors, collectively, the “Grantors”) in favor of BNP PARIBAS, as Administrative Agent under the Credit Agreement referred to below (the “Administrative Agent”) for the ratable benefit of the Secured Parties.

STATEMENT OF PURPOSE

WHEREAS, GEO, BNP Paribas, as administrative agent, and certain other parties entered into a Credit Agreement dated as of August 4, 2010 (as amended, modified and supplemented to, and as in effect immediately before giving effect to the amendment and restatement thereof on, the Restatement Effective Date, the “Existing Credit Agreement”);

WHEREAS, in conjunction with the Existing Credit Agreement, GEO, certain Subsidiaries of GEO (together with each Subsidiary that became a “Grantor” thereunder prior to the date hereof, the “Existing Grantors”), and BNP Paribas, as administrative agent, entered into the Collateral Assignment Agreement dated as of August 4, 2010 (as amended, restated, supplemented and otherwise modified to, and as in effect immediately before giving effect to the amendment and restatement thereof contemplated hereby on, the date hereof, the “Existing Assignment”);

WHEREAS, pursuant to the terms of the Amended and Restated Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the financial institutions (the “Lenders”) from time to time parties thereto and the Administrative Agent, the Lenders have agreed to make (or continue) extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, in addition, all or any of the Borrowers and the Restricted Subsidiaries are and may from time to time be obligated to the Hedge Counterparties in respect of one or more Hedging Agreements (such Hedging Agreements being referred to herein as “Secured Hedging Agreements”);

WHEREAS, the Grantors, though separate legal entities, comprise one integrated financial enterprise, and all extensions of credit to the Borrowers under the Credit Agreement will inure, directly or indirectly, to the benefit of each of the Grantors;

WHEREAS, one or more of the Grantors may be party to each of the agreements listed on Schedule A hereto (all such agreements, together with any and all renewals, extensions, amendments, restatements, schedules, lease supplements and other supplements thereto, are collectively referred to in this Assignment as the “Agreements”); and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make (or continue) their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Assignment to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make (or continue) their respective extensions of credit thereunder and to induce the Hedge Counterparties to enter into (or continue) the Secured Hedging Agreements, the Grantors have agreed to assign the Agreements to the Administrative Agent as security for the Obligations.

Accordingly, the parties hereto agree as follows:

SECTION 1. Defined Terms.

(a) The following terms when used in this Assignment shall have the meanings assigned to them below:

“Additional Grantor” shall have the meaning assigned thereto in the recitals.

“Administrative Agent” shall have the meaning assigned thereto in the recitals.

“Agreements” shall have the meaning assigned thereto in the statement of purpose.

“Assignment” shall have the meaning assigned thereto in the recitals.

“Borrowers” shall have the meaning assigned thereto in the recitals.

“Corrections” shall have the meaning assigned thereto in the recitals.

“Counterparty” means any party to an Agreement that is not a Grantor.

“Credit Agreement” shall have the meaning assigned thereto in the statement of purpose.

“Existing Assignment” shall have the meaning assigned thereto in the statement of purpose.

“Existing Credit Agreement” shall have the meaning assigned thereto in the statement of purpose.

“Existing Grantors” shall have the meaning assigned thereto in the statement of purpose.

“GEO” shall have the meaning assigned thereto in the recitals.

“Grantors” shall have the meaning assigned thereto in the recitals.

“Material Agreement” means any Agreement that is or becomes a Material Contract.

“Secured Hedging Agreements” shall have the meaning assigned thereto in the statement of purpose.

“Subsidiary Guarantors” shall have the meaning assigned thereto in the recitals.

(b) Capitalized terms used and not otherwise defined in this Assignment shall have the meanings ascribed to them in the Credit Agreement. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Assignment shall refer to this Assignment as a whole and not to any particular provision of this Assignment, and Article, Section and Schedule references are to this Assignment unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. Assignment of Agreements. As collateral security for the payment and performance of the Obligations, each of the Grantors hereby grants to the Administrative Agent (for the ratable benefit of the Secured Parties) a security interest in, and collaterally assigns, transfers and sets over to the Administrative Agent (for the ratable benefit of itself and the other Secured Parties):

(a) all of such Grantor’s rights, title and interests, powers, privileges and other benefits under the Agreements and the right to effect all waivers and agreements, to give all notices, consents and releases, to take any action upon the occurrence of any default giving rise to a right in favor of such Grantor under any such Agreement, and to do any and all other things whatsoever which such Grantor is or becomes entitled to do under the Agreements; and

(b) such Grantor’s renewal and extension options, if any, under the Agreements or any other agreement to extend the term of the Agreements.

provided, that the security interest and collateral assignment granted under this Assignment shall not cover any rights under any Agreement that contains a valid and enforceable prohibition on assignment of such rights (except to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid.

SECTION 3. No Transfer of Agreements. This Assignment is executed as partial security for the Obligations and, therefore, the execution and delivery of this Assignment shall not subject the Administrative Agent or any other Secured Party to, or transfer or pass to the Administrative Agent or any other Secured Party, or in any way affect or modify, the liability of any Grantor under the Agreements, it being understood and agreed that, notwithstanding this Assignment or any subsequent assignment, and subject to the provisions of Section 2 hereof, all of the obligations of such Grantor to each Counterparty under the Agreements shall be and remain enforceable by such other party, its successors and assigns, against, and only against, such Grantor and not the Administrative Agent or the other Secured Parties or any of their successors and assigns.

SECTION 4. Representations and Warranties. Each of the Grantors represents and warrants to the Secured Parties and the Administrative Agent (for the benefit of the Secured Parties) that:

(a) there are no other assignments or conveyances of any of such Grantor’s rights under the Agreements to any other person or entity, and such Grantor will not grant any such assignment or conveyance;

(b) such Grantor has not done any act or failed to do any act which might prevent the Administrative Agent or any other Secured Party from, or limit the Administrative Agent or any other Secured Party in, acting under any of the provisions contained herein relating to any Material Agreement;

(c) no default exists under the terms of any of Material Agreement, and no prohibition exists in any instrument or other agreement to which such Grantor is a party or by which such Grantor is otherwise bound relating to such Grantor’s right to execute this Assignment and perform all of such Grantor’s obligations contained herein relating to Material Agreements;

(d) except as set forth on Schedule A hereto, to the extent required under any Material Agreement, each Counterparty thereto has consented to this Assignment, in form and substance satisfactory to the Administrative Agent; and

(e) each Material Agreement, if any, is valid and enforceable, and, except as disclosed in writing to the Administrative Agent, has not been altered, modified or amended in any manner.

SECTION 5. Remedies. So long as no Default has occurred and is continuing, each Grantor shall receive all of the benefits accruing under the Agreements, except that such Grantor may not modify, terminate or waive the performance by any party under any Material Agreement without the prior written consent of the Administrative Agent in any instance where such consent is required under any provision of any Loan Document. Upon the occurrence and continuance of any Event of Default, at the option of the Administrative Agent (which option may be exercised independently and from time to time with respect to each of the Agreements), the Administrative Agent shall be entitled to (but shall not be required to):

(a) proceed to perform any and all obligations of such Grantor under any Agreement and exercise all rights of such Grantor thereunder as fully as such Grantor itself could;

(b) do all other acts which the Administrative Agent may deem necessary or proper to protect its security interest granted hereunder, provided that such acts are not inconsistent with, or in violation of, the terms of the Credit Agreement or any other Loan Documents or Applicable Law; and

(c) sell, assign or otherwise transfer any Agreement in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each Counterparty, to the extent required under any Agreement.

SECTION 6. Covenants; Right to Cure. Should any Grantor fail to perform or observe any covenant or comply with any condition contained in the Agreements, the Administrative Agent may (but is not obligated to), but without releasing such Grantor from its obligation to perform such covenant or comply with such condition, perform such covenant or comply with such condition. To the extent that the Administrative Agent or any other Secured Party shall incur any costs or pay any monies in connection with such performance or compliance, including attorneys’ fees and expenses, such costs and expenses shall be included in the Obligations and secured hereby and by all other collateral securing the Obligations.

SECTION 7. Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 9.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 9.01; provided that notices and communications to any Grantor may be given to GEO on such Grantor’s behalf and shall be deemed received by such Grantor upon receipt by GEO or by such Grantor. In furtherance of the foregoing, each Grantor agrees that for purposes of this Assignment, GEO shall be each Grantor’s representative subject to and in accordance with the provisions of Section 2.20 of the Credit Agreement.

SECTION 8. Indemnification. The Administrative Agent may pursue any rights assigned to it hereunder and shall not be liable for any loss sustained by any Grantor as a result of any action taken by the Administrative Agent except to the extent such loss is caused solely by the gross negligence or willful misconduct of the Administrative Agent. The Administrative Agent shall not be obligated to perform or discharge, nor does the Administrative Agent hereby undertake to perform or discharge, any obligation, duty or liability of any Grantor under the Agreements. The Grantors shall, jointly and severally, indemnify the Administrative Agent and the other Secured Parties for, and hold the Administrative Agent and the other Secured Parties harmless from, any and all liability, loss or damage which may, or might, be incurred by it under the Agreements (or under any one of them) or under or by reason of this Assignment, or from any and all claims and demands whatsoever which may be asserted against the Administrative Agent or any other Secured Party by reason of any alleged obligations or undertakings on its part to perform any Grantor’s obligations under the Agreements (or under any one of them). Should the Administrative Agent or any other Secured Party incur any liability under any of the Agreements, or under or by reason of this Assignment, or in defense of any such claims or demands, the amount thereof including costs, expenses and reasonable attorneys’ fees shall be secured hereby and by all other collateral securing the Obligations and the Grantors shall, jointly and severally, reimburse the Administrative Agent or such Secured Party therefor promptly after demand. The foregoing indemnity shall be in addition to any indemnification obligations contained in the Credit Agreement, any other Loan Document or any Secured Hedging Agreement.

SECTION 9. Termination. At such time as the Obligations (excluding Obligations not yet due and payable under the Secured Hedging Agreements that have not been terminated and any unasserted contingent indemnification obligations) shall have been indefeasibly paid and discharged in full, the Commitments shall have been terminated and all Letters of Credit shall have been terminated or cash collateralized in accordance with the Credit Agreement, this Assignment shall automatically terminate and be of no further force and effect.

SECTION 10. Successors. This Assignment shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent, the other Secured Parties and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Assignment without the prior written consent of the Administrative Agent (with the consent of such Lenders (if any) as are required by Section 9.02 of the Credit Agreement). The Grantors and Administrative Agent agree that any Counterparty consenting to this Assignment shall not be deemed to be a party hereto for purposes of Sections 12 and 13 hereof.

SECTION 11. Governing Law. This Assignment shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed by, construed and enforced in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to the conflicts of law principles thereof.

SECTION 12. Consent to Jurisdiction and Venue.

(a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Assignment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Assignment shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Assignment against any Grantor or its properties in the courts of any jurisdiction.

(b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Assignment in any court referred to in Section 12(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Assignment irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Assignment will affect the right of any party to this Assignment to serve process in any other manner permitted by applicable law.

SECTION 13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS ASSIGNMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 14. Other Loan Documents. This Assignment shall supplement the other Loan Documents and does not and shall not be deemed to limit or otherwise restrict any rights or remedies of the Administrative Agent or other Secured Parties under the Credit Agreement, any other Security Document, any other Loan Document or any Secured Hedging Agreement.

SECTION 15. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 16. Headings. The various headings of this Assignment are inserted for convenience only and shall not affect the meaning or interpretation of this Assignment or any provisions hereof.

SECTION 17. Counterparts. This Assignment may be executed by the parties hereto in several counterparts (including by telecopy), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 18. Additional Grantors. Each Additional Grantor that is required (including pursuant to Section 5.09 of the Credit Agreement) or intends to become a party to this Assignment shall become a Grantor for all purposes of this Assignment upon execution and delivery by such Additional Grantor of a supplement to this Assignment substantially in the form of Exhibit I attached hereto.

SECTION 19. Judgment Currency. The provisions of Section 9.15 of the Credit Agreement shall also apply with respect to any payments to or proceeds received by the Administrative Agent hereunder and such provisions are hereby incorporated herein by reference, in each case mutatis mutandis.

SECTION 20. Amendment and Restatement. As of the Restatement Effective Date, this Assignment shall amend, and restate as amended, the Existing Assignment, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Assignment as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Assignment not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Assignment contained herein were set forth in an amendment to the Existing Assignment in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of the Credit Agreement, the Existing Credit Agreement, this Assignment or the Existing Assignment or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized officers, all as of the date first written above.

THE GEO GROUP, INC.

By:
Name:
Title:

GEO CORRECTIONS HOLDINGS, INC.

By:
Name:
Title:

CORRECTIONAL SERVICES CORPORATION, LLC

By:
Name:
Title:

CORRECTIONAL PROPERTIES PRISON FINANCE LLC

By:
Name:
Title:

CPT LIMITED PARTNER, LLC

By:
Name:
Title:

CPT OPERATING PARTNERSHIP L.P.
By: GEO Acquisition II, Inc., as General Partner

By:
Name:
Title:

GEO ACQUISITION II, INC.

By:
Name:
Title:

GEO HOLDINGS I, INC.

By:
Name:
Title:

GEO RE HOLDINGS LLC

By:
Name:
Title:

GEO TRANSPORT, INC.

By:
Name:
Title:

PUBLIC PROPERTIES DEVELOPMENT AND LEASING LLC

By:
Name:
Title:

CORNELL COMPANIES, LLC

By:
Name:
Title:

CCG I, LLC

By:
Name:
Title:

CORNELL ABRAXAS GROUP OS, LLC

By:
Name:
Title:

CORNELL CORRECTIONS MANAGEMENT, LLC

By:
Name:
Title:

CORNELL CORRECTIONS OF ALASKA, INC.

By:
Name:
Title:

CORNELL CORRECTIONS OF CALIFORNIA, INC.

By:
Name:
Title:

CORNELL CORRECTIONS OF RHODE ISLAND, INC.

By:
Name:
Title:

CORNELL CORRECTIONS OF TEXAS, INC.

By:
Name:
Title:

CORNELL INTERVENTIONS, INC.

By:
Name:
Title:

CORNELL ABRAXAS GROUP INC.

By:
Name:
Title:

CORNELL COMPANIES OF CALIFORNIA OS, LLC

By:
Name:
Title:

CORNELL COMPANIES OF TEXAS OS, LLC

By:
Name:
Title:

CORNELL INTERVENTIONS OS, LLC

By:
Name:
Title:

CORRECTIONAL SYSTEMS, LLC

By:
Name:
Title:

WBP LEASING, LLC

By:
Name:
Title:

BII HOLDING CORPORATION

By:
Name:
Title:

BII HOLDING I CORPORATION

By:
Name:
Title:

BEHAVIORAL HOLDING CORP.

By:
Name:
Title:

BEHAVIORAL ACQUISITION CORP.

By:
Name:
Title:

B.I. INCORPORATED

By:
Name:
Title:

MCF GP, LLC

By:
Name:
Title:

GEO MCF LP, LLC

By:
Name:
Title:

MUNICIPAL CORRECTIONS FINANCE, L.P.,
By: MCF GP, LLC, as General Partner

By:
Name:
Title:

GEO CORRECTIONS AND DETENTION, LLC

By:
Name:
Title:

GEO RE-ENTRY SERVICES, LLC

By:
Name:
Title:

GEO OPERATIONS, LLC

By:
Name:
Title:

BNP PARIBAS,
as Administrative Agent,

By:
Name:
Title:

By:
Name:
Title:

Exhibit I

to Amended and Restated Collateral Assignment Agreement

[FORM OF]

AMENDED AND RESTATED COLLATERAL ASSIGNMENT AGREEMENT SUPPLEMENT

AMENDED AND RESTATED COLLATERAL ASSIGNMENT AGREEMENT SUPPLEMENT (this “Supplement”), dated as of [DATE], is hereby made by [NEW GRANTOR], a [STATE] [ENTITY TYPE] (the “Additional Grantor”), in favor of BNP PARIBAS, as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below) for the ratable benefit of the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

STATEMENT OF PURPOSE

Pursuant to the Amended and Restated Credit Agreement dated April 3, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among THE GEO GROUP, INC., a Florida corporation, (“GEO”), GEO Corrections Holdings, Inc., a Florida corporation (“Corrections” and, together with GEO, the “Borrowers”), the financial institutions (the “Lenders”) from time to time party thereto and the Administrative Agent, the Borrowers and certain Subsidiaries of GEO entered into the Amended and Restated Collateral Assignment Agreement dated as of April 3, 2013 (the “Collateral Assignment”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties.

It is a condition precedent to the obligation of the Lenders to continue to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Additional Grantor shall execute and deliver this supplement to the Administrative Agent for the ratable benefit of itself and the other Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to continue to make their respective extensions of credit to the Borrowers thereunder and to induce the Hedge Counterparties to enter into the Secured Hedging Agreements, the Additional Grantor hereby agrees with the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, as follows:

SECTION 1. Collateral Assignment. By executing and delivering this Supplement, the Additional Grantor, as provided in Section 18 of the Collateral Assignment and Section 5.09 of the Credit Agreement, hereby becomes a party to the Collateral Assignment as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Schedule 1 hereto is hereby added to the information set forth in Schedule A to the Collateral Assignment. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Assignment is true and correct on and as the date hereof (after giving effect to this Supplement).

SECTION 2. Acknowledgement. The Additional Grantor hereby acknowledges it has received a copy of the Collateral Assignment and that it has read, understands and agrees to be bound by the terms thereof.

SECTION 3. Further Assurance. The Additional Grantor hereby agrees that it shall promptly deliver to the Administrative Agent all documents and take such action as the Administrative Agent shall reasonably request in order to effectuate the terms hereof and the Collateral Assignment.

SECTION 4. Governing Law. This supplement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York) without reference to the conflict of law principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed by its duly authorized officers, all as of the day and year first written above.

[ADDITIONAL GRANTOR], as Grantor

By:

Name:

Title:

SCHEDULE 1

to

Supplement to Amended and Restated Collateral Assignment Agreement

[Additional Assigned Agreements]

EXHIBIT F

to

Amended and Restated Credit Agreement

dated as of April 3, 2013

by and among

The GEO Group, Inc. and

GEO Corrections Holdings, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

BNP Paribas,

as Administrative Agent

FORM OF MORTGAGE

[Local counsel is

requested to advise regarding

proper form and margins for recording]

[County], [State/Commonwealth]

[LEASEHOLD]6 MORTGAGE, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

BY

[INSERT MORTGAGOR NAME],

as Mortgagor

TO

BNP PARIBAS, as Administrative Agent,

as Mortgagee

Relating to Premises in:

                             ,

DATED: As of [                    ]

This instrument was prepared

by and after recording should be returned to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Attn: Lisa A. Brabant, Esq.

[6]	Insert if mortgage is a leasehold mortgage

[LEASEHOLD ]7 MORTGAGE, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

KNOW ALL PERSONS BY THESE PRESENTS:

THIS [LEASEHOLD]8 MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of                             , by [                    ], a [                    ] duly organized and validly existing under the laws of the [State/Commonwealth] of [                    ] and having an office at [                            ] (the “Mortgagor”), in favor of BNP PARIBAS, having an office at 787 Seventh Avenue, 9th Floor, New York, New York 10019, as administrative agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Mortgagee”).

W I T N E S S E T H:

WHEREAS, [The GEO Group, Inc. [(“GEO”)]9 [”Mortgagor”]10, GEO Corrections Holdings, Inc. ([“Mortgagor”]11, and together with [GEO]12 [Mortgagor]13, the “Borrowers” and each, individually, a “Borrower”), [Mortgagor]14, certain lenders (collectively, the “Lenders”) and the Mortgagee are parties to an Amended and Restated Credit Agreement dated as of April 3, 2013 (said Amended and Restated Credit Agreement, as further modified, supplemented, amended and amended and restated and in effect from time to time, being herein called the “Credit Agreement”; except as otherwise herein expressly provided, all terms defined in the Credit Agreement being used herein as defined therein), which Credit Agreement provides for extensions (or continuations) of term credit by the Lenders to [GEO]15 [Mortgagor]16 in an aggregate principal amount up to but not exceeding $300,000,000 and for extensions (or continuations) of revolving credit (by means of the making of Revolving Credit Loans, the issuance of, or participations in, Letters of Credit and Swingline Loans) to be made by the Lenders to the Borrowers in an aggregate principal amount at any one time outstanding up to but not exceeding $700,000,000;

[7]	Insert if mortgage is a leasehold mortgage
[8]	Insert if mortgage is a leasehold mortgage
[9]	Use if Mortgagor is a Guarantor
[10]	Use if GEO is the Mortgagor
[11]	Use if Corrections is the Mortgagor
[12]	Use if Mortgagor is a Guarantor
[13]	Use if GEO is the Mortgagor
[14]	Use if Mortgagor is a Guarantor
[15]	Use if Mortgagor is a Guarantor
[16]	Use if GEO is the Mortgagor

WHEREAS, the Credit Agreement provides for additional extensions of credit to be made by the Lenders to [GEO][Mortgagor]17 as Incremental Term Loans and to the Borrowers as increases of the Revolving Credit Commitments in a combined aggregate principal amount up to but not exceeding $350,000,000;

WHEREAS, the Borrowers and the Restricted Subsidiaries are and may from time to time be obligated to the Hedge Counterparties in respect of one or more Hedging Agreements;

WHEREAS, pursuant to the Amended and Restated Guaranty Agreement (said Amended and Restated Guaranty Agreement, as further modified, supplemented, amended and amended and restated and in effect from time to time, being herein called the “Guaranty”), the Mortgagor has unconditionally guaranteed [the principal of and interest on the Loans made by the Lenders to the Borrowers and all other amounts from time to time owing to the Lenders by the Borrowers or any Restricted Subsidiary under the Credit Agreement and under any Hedging Agreement permitted under the Credit Agreement or outstanding as of the Restatement Effective Date, in each case with any Hedge Counterparty;]18[all amounts from time to time owing by the Mortgagor or any Restricted Subsidiary under any Hedging Agreement permitted under the Credit Agreement or outstanding as of the Restatement Effective Date, in each case with any Hedge Counterparty;]19

WHEREAS, it is a condition to the obligation of the Lenders to make (or continue) extensions of credit to the Borrowers pursuant to the Credit Agreement that the Mortgagor execute and deliver this Mortgage;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and FOR THE PURPOSE OF SECURING the following (collectively, the “Obligations”):

(a) [the Guaranteed Obligations (as defined in the Guaranty) it has guaranteed under the Guaranty,]20[the Guaranteed Obligations (as defined in the Guaranty) it has guaranteed under the Guaranty (if any) and the payment of all its Obligations (as defined in the Credit Agreement), including [the Term Loans and]21 the initial Revolving Credit Loans and any and all reborrowings, future advances and readvances thereunder and modifications, extensions, substitutions, exchanges and renewals of the Credit Agreement (each of which reborrowings, future advances, readvances, modifications, extensions, substitutions, exchanges and renewals shall enjoy the same priority as the initial Loans thereunder),]22

(b) the performance and payment of the covenants, agreements and obligations hereinafter contained and contained in the Credit Agreement and the other Loan

[17]	Use if GEO is Mortgagor
[18]	Use if Mortgagor is a Guarantor
[19]	Use if GEO is the Mortgagor
[20]	Use if Mortgagor is a Guarantor
[21]	Use if GEO is the Mortgagor.
[22]	Use if Mortgagor is a Borrower

Instruments (as defined below) and all other monies secured hereby, including, without limitation, any and all sums expended by the Mortgagee pursuant to Section 1.06, together with interest thereon, and

(c) the payment of all other obligations of [the Borrowers and]23 the Mortgagor to the Lenders under the Loan Instruments (as defined below),

the Mortgagor hereby irrevocably grants, bargains, sells, releases, conveys, warrants, assigns, transfers, mortgages, pledges, sets over and confirms unto the Mortgagee, under and subject to the terms and conditions hereinafter set forth, [all of its right, title and interest in and to the lease/lease agreement (the “Lease”) more particularly described in Schedule I affecting]24 the land and premises (collectively, the “Property”) described in Schedule I;

TOGETHER WITH all interests, estates or other claims, both in law and in equity, that the Mortgagor now has or may hereafter acquire in (a) the Property, (b) all easements, rights-of-way and rights used in connection therewith or as a means of access thereto and (c) all tenements, hereditaments and appurtenances in any manner belonging, relating or appertaining thereto (all of the foregoing interests, estates and other claims being hereinafter collectively called “Easements and Rights of Way”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any streets, open or proposed, adjoining the Property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection therewith (all of the foregoing estate, right, title and interest being hereinafter called “Adjacent Rights”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any and all buildings and other improvements now or hereafter located on the Property and all building materials, building equipment and fixtures of every kind and nature located on the Property or, attached to, contained in or used in any such buildings and other improvements, and all appurtenances and additions thereto and betterments, substitutions and replacements thereof (all of the foregoing estate, right, title and interest being hereinafter collectively called “Improvements”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor in and to all such tangible property now owned or hereafter acquired by the Mortgagor (including all machinery, apparatus, equipment, fittings and articles of personal property) and now or hereafter located on or at or attached to the Property such that an interest in such tangible property arises under applicable real estate law, and any and all products and accessions to any such property that may exist at any time (all of the foregoing estate, right, title and interest, and products and accessions being hereinafter called “Fixtures”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor in and to all rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon

[23]	Use if Mortgagor is a Guarantor
[24]	Insert if mortgage is a leasehold mortgage

substances on or in the Property, development rights or credits, air rights, water, water rights (whether riparian, appropriative, or otherwise and whether or not appurtenant) and water stock (all of the foregoing estate, right, title and interest being hereinafter collectively called “Mineral and Related Rights”); and

TOGETHER WITH all reversion or reversions and remainder or remainders of the Property and Improvements and all estate, right, title and interest of the Mortgagor in and to any and all present and future leases of space in the Property and Improvements, and all rents, revenues, proceeds, issues, profits, royalties, income and other benefits now or hereafter derived from the Property, the Improvements and the Fixtures, subject to the right, power and authority hereinafter given to the Mortgagor to collect and apply the same (all of the foregoing reversions, remainders, leases of space, rents, revenues, proceeds, issues, profits, royalties, income and other benefits being hereinafter collectively called “Rents”); and

TOGETHER WITH all estate, right, title and interest and other claim or demand that the Mortgagor now has or may hereafter acquire with respect to any damage to the Property, the Improvements or the Fixtures and any and all proceeds of insurance in effect with respect to the Improvements or the Fixtures, including, without limitation, any title insurance, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the Property, the Improvements or the Fixtures, including without limitation any awards resulting from a change of grade of streets or as the result of any other damage to the Property, the Improvements or the Fixtures for which compensation shall be given by any governmental authority (all of the foregoing estate, right, title and interest and other claims or demand, and any such proceeds or awards being hereinafter collectively called “Damage Rights”); and

TOGETHER WITH all estate, right, title, interest and other claim of the Mortgagor with respect to any parking facilities located other than on the Property and used or intended to be used in connection with the operation, ownership or use of the Property, any and all replacements and substitutions for the same, and any other parking rights, easements, covenants and other interests in parking facilities acquired by the Mortgagor for the use of tenants or occupants of the Improvements (all of the foregoing estate, right, title, interest and other claim being hereinafter collectively called “Parking Rights”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor in respect of any and all air rights, development rights, zoning rights or other similar rights or interests that benefit or are appurtenant to the Property or the Improvements (all of the foregoing estate, right, title and interest being hereinafter collectively called “Air and Development Rights”);

All of the foregoing Easements and Rights of Way, Adjacent Rights, Improvements, Fixtures, Mineral and Related Rights, Rents, Damage Rights, Parking Rights and Air and Development Rights being sometimes hereinafter referred to collectively as the “Ancillary Rights and Properties” and [the Lease,]25 the Property and Ancillary Rights and Properties being sometimes hereinafter referred to collectively as the “Mortgage Estate”;

[25]	Insert if mortgage is a leasehold mortgage

TO HAVE AND TO HOLD the Mortgage Estate with all privileges and appurtenances thereunto belonging, to the Mortgagee and its successors and assigns, forever, upon the terms and conditions and for the uses hereinafter set forth;

PROVIDED ALWAYS, that if the principal of and interest on the Loans under the Credit Agreement and all of the other Obligations shall be paid in full, and the Mortgagor shall abide by and comply with each and every covenant contained herein and in the Loan Instruments, then this Mortgage and the Lien and estate hereby granted shall cease, terminate and become void.

This Mortgage, [the Guaranty,] the Credit Agreement, the Loan Documents and any other instrument given to evidence or further secure the payment and performance of any Obligation are sometimes hereinafter collectively referred to as the “Loan Instruments”.

TO PROTECT THE SECURITY OF THIS MORTGAGE, THE MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

ARTICLE 1

Particular Covenants and Agreements of the Mortgagor

Section 1.01. Title, Etc. The Mortgagor represents and warrants that [(a) the Lease is in full force and effect and there are no defaults thereunder and, to the knowledge of the Mortgagor, no event has occurred and is continuing that with notice or lapse of time or both will result in such a default and (b) the Mortgagor is lawfully seized and possessed of a valid and subsisting leasehold estate in and to the Property and is the owner of the related Ancillary Rights and Properties with respect to the Lease,]26 [it has good and marketable fee simple title in and to the Property and the related Ancillary Rights and Properties,]27 in each case subject to no mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature, except those permitted under the Credit Agreement.

The Mortgagor represents and warrants that it has the full power and lawful authority to grant, bargain, sell, release, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto the Mortgagee the Mortgage Estate as hereinabove provided and warrants that it will forever defend the title to the Mortgage Estate and the validity and priority of the Lien or estate hereof against the claims and demands of all persons whomsoever.

Section 1.02. Further Assurances; Filing; Re-Filing; Etc.

(a) Further Instruments. The Mortgagor shall execute, acknowledge and deliver, from time to time, such further instruments as the Mortgagee may require to accomplish the purposes of this Mortgage.

[26]	Insert if mortgage is a leasehold mortgage
[27]	Insert if mortgage is a fee mortgage

(b) Filing and Re-Filing. The Mortgagor, immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any security agreement or mortgage supplemental hereto and each instrument of further assurance to be filed, registered or recorded and re-filed, re-registered or re-recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and perfect the Lien or estate of this Mortgage upon the Mortgage Estate.

(c) Fees and Expenses. The Mortgagor shall pay all filing, registration and recording fees, all re-filing, re-registration and re-recording fees, and all expenses incident to the execution, filing, recording and acknowledgment of this Mortgage, any security agreement or mortgage supplemental hereto and any instrument of further assurance, and all Federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing and recording of this Mortgage or any of the other Loan Instruments, any security agreement or mortgage supplemental hereto or any instruments of further assurance.

Section 1.03. Insurance; Foreclosure. In the event of foreclosure of the Lien of this Mortgage or other transfer of title or assignment of the Mortgage Estate in extinguishment, in whole or in part, of the Obligations, all right, title and interest of the Mortgagor in and to all policies of casualty insurance covering all or any part of the Mortgage Estate shall [, subject to the rights of the lessor under the Lease,]28 inure to the benefit of and pass to the successors in interest to the Mortgagor or the purchaser or grantee of the Mortgage Estate or any part thereof.

Section 1.04. Impositions.

(a) Payment of Impositions. The Mortgagor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments, water and sewer rates, utility charges and all other governmental or non-governmental charges or levies now or hereafter assessed or levied against any part of the Mortgage Estate (including, without limitation, non-governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgage Estate) or upon the Lien or estate of the Mortgagee therein (collectively, “Impositions”), as well as all claims for labor, materials or supplies that, if unpaid, might by law become a prior Lien thereon, and within 10 days after request by the Mortgagee will exhibit receipts showing payment of any of the foregoing; provided, however, that if by law any such Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), the Mortgagor may pay the same in installments (together with accrued interest on the unpaid balance thereof) as the same respectively become due, before any fine, penalty or cost attaches thereto.

(b) Right to Contest Impositions. Notwithstanding anything contained in Section 1.04(a) to the contrary, the Mortgagor at its expense may, after prior notice to the Mortgagee, contest the amount or validity or application, in whole or in part, of any Imposition or Lien therefor or any claims of mechanics, materialmen, suppliers or vendors or Lien thereof, and may withhold payment of the same pending such proceedings if permitted by law and if in accordance with the Credit Agreement.

[28]	Insert if mortgage is a leasehold mortgage

Section 1.05. Limitations of Use. The Mortgagor shall not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses that may be made of the Property and the Improvements or any part thereof that would have a material adverse effect on the value of the Property or the Improvements. Except as otherwise permitted under the Loan Instruments, the Mortgagor shall comply in all material respects with the provisions of all leases, licenses, agreements and private covenants, conditions and restrictions that at any time are applicable to the Mortgage Estate.

Section 1.06. Actions to Protect Mortgage Estate. If the Mortgagor shall fail to (a) [perform and observe any of the terms, covenants or conditions required to be performed or observed by it under the Lease,]29 (b) effect the insurance required by and as provided in Section 5.05 of the Credit Agreement, (c) make the payments required by Section 1.04 or (d) perform or observe any of its other covenants or agreements hereunder, the Mortgagee may, without obligation to do so, and upon notice to the Mortgagor (except in an emergency) effect or pay the same. To the maximum extent permitted by law, all sums, including reasonable attorneys’ fees and disbursements, so expended or expended to sustain the Lien or estate of this Mortgage or its priority, or to protect or enforce any of the rights hereunder, or to recover any of the Obligations, shall be a Lien on the Mortgage Estate, shall be deemed to be added to the Obligations secured hereby, and shall be paid by the Mortgagor within 10 days after demand therefor, together with interest thereon at the default rate provided for in the Credit Agreement.

Section 1.07. Estoppel Certificates. The Mortgagor, within ten days after written request therefor, shall furnish the Mortgagee a written statement, duly acknowledged, of the amount of the Obligations then secured by this Mortgage and whether to their knowledge any offsets or defenses exist against any such Obligations.

Section 1.08. Notice Regarding Special Flood Hazards. The Mortgagor hereby acknowledges that it realizes that the Property [is][is not][is partially] in a zone identified by the Director of the Federal Emergency Management Agency as a special flood hazard zone described in 12 C.F.R. § 22.2 and that it has received, prior to the making of the Loans and the incurrence of any other indebtedness constituting part of the Obligations secured by this Mortgage, the notice regarding Federal disaster relief assistance referred to in the Appendix to 12 C.F.R. Part 22.

[Section 1.09. Leasehold Interests.

(a) Leasehold Interests Generally. The Mortgagor shall (i) promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by the Mortgagor under the Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder, (ii) promptly notify the Mortgagee of any default by the Mortgagor under the Lease in the performance of any of the terms, covenants or conditions on the part of the

[29]	Insert if mortgage is a leasehold mortgage.

Mortgagor to be performed or observed thereunder or of the giving of any notice by the lessor to the Mortgagor of any default under the Lease or of the lessor’s intention to exercise any remedy reserved to the lessor thereunder and (iii) promptly cause a copy of each such notice given by the lessor under the Lease to the Mortgagor to be delivered to the Mortgagee.

(b) Right to Cure Defaults. If the Mortgagor shall fail promptly to perform or observe any of the terms, covenants or conditions required to be performed by it under the Lease, including, without limitation, payment of all rent and other charges due thereunder, the Mortgagee may, without obligation to do so, and upon notice to the Mortgagor (except in an emergency), take such action as is appropriate to cause such terms, covenants or conditions to be promptly performed or observed on behalf of the Mortgagor but no such action by the Mortgagee shall release the Mortgagor from any of its obligations under this Mortgage. Upon receipt by the Mortgagee from the lessor under the Lease of any notice of default by the Mortgagor thereunder, the Mortgagee may rely thereon and take any action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by the Mortgagor or by any party on behalf of the Mortgagor.

(c) No Modification Without Consent. The Mortgagor shall not surrender its leasehold estate and interests under the Lease, nor terminate or cancel the Lease, and the Mortgagor shall not materially modify, change, supplement, alter or amend the Lease orally or in writing, and the Mortgagor does hereby expressly release, relinquish and surrender unto the Mortgagee all its right, power and authority, if any, to materially modify, change, supplement, alter or amend the Lease in any way, and any attempt on the part of the Mortgagor to exercise any such right without the consent of the Mortgagee shall be null and void.

(d) Release or Forbearance. No release or forbearance of any of the Mortgagor’s obligations under the Lease, pursuant to the terms thereof or otherwise, shall release the Mortgagor from any of its obligations under this Mortgage.

(e) No Merger of Interests. Neither the fee title to the property demised by the Lease nor the leasehold estate created by the Lease shall merge, but shall always remain separate and distinct, notwithstanding the union of the aforesaid estates either in the lessor or the Mortgagor under the Lease or in a third party by purchase or otherwise, unless the Mortgagee shall, at its option, execute and record a document evidencing its intent to merge such estates. If the Mortgagor acquires the fee title or any other estate, title or interest in any Property covered by the Lease, this Mortgage shall attach to, be a Lien upon and spread to the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the Lien of this Mortgage. The Mortgagor shall notify the Mortgagee of any such acquisition by the Mortgagor and, on written request by the Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the opinion of the Mortgagee be required to carry out the intent and meaning hereof.

(f) Obligations of Lessor. The Mortgagor shall enforce the obligations of the lessor under the Lease to the end that the Mortgagor may enjoy all of the rights granted to it under the Lease and shall promptly notify the Mortgagee of any material default by the lessor under the Lease, in the performance or observance of any of the terms, covenants and conditions on the part of the lessor to be performed or observed under the Lease and the Mortgagor shall promptly advise the Mortgagee of the occurrence of any event of default under the Lease.

(g) No-Default Certificates. The Mortgagor shall use commercially reasonable efforts to obtain from the lessor under the Lease and deliver to the Mortgagee, within 20 days after demand from the Mortgagee, a statement in writing certifying that the Lease is unmodified (or, if modified, how modified) and in full force and effect and the dates to which the rent and other charges, if any, have been paid in advance, and stating whether or not, to the best knowledge of the signer of such certificate, the Mortgagor is in default in the performance of any covenant, agreement or condition contained in the Lease, and, if so, specifying each such default of which the signer may have knowledge.

(h) Renewals and Extensions. Unless the exercise of any option, now existing or hereafter created, to renew or extend the term of the Lease would, in the Mortgagor’s reasonable business judgment, be inadvisable, the Mortgagor shall, at least six months, or such lesser period as may be permitted in the Lease, prior to the last day upon which the Mortgagor may validly exercise such option, (i) exercise such option in such manner as will cause the term of the Lease to be effectively renewed or extended for the period provided by such option and (ii) give immediate notice thereof to the Mortgagee, it being understood that in the event of the failure of the Mortgagor to do so, the Mortgagee shall have, and is hereby granted, the irrevocable right to exercise any such option, either in its own name and behalf, or in the name and behalf of the Mortgagor, as the Mortgagee shall in its sole discretion determine.

(i) Notifications of Changes in Rent. The Mortgagor shall promptly notify the Mortgagee of any change in the rent or other charges payable under the Lease, except for changes made pursuant to the provisions of the Lease.

(j) Notifications Concerning Proceeds. In the event that any proceeds of insurance on any part of the Mortgage Estate, or any condemnation proceeds, shall be deposited with any person pursuant to the requirements of the Lease, the Mortgagor shall promptly notify the Mortgagee of the name and address of the person with whom such proceeds have been deposited and of the amount so deposited.]30

ARTICLE 2

Assignment of Rents, Issues and Profits

Section 2.01. Assignment of Rents, Issues and Profits. The Mortgagor hereby assigns and transfers to the Mortgagee, FOR THE PURPOSE OF SECURING the Obligations, all Rents, and hereby gives to and confers upon the Mortgagee the right, power and authority to collect the same. The Mortgagor irrevocably appoints the Mortgagee its true and lawful attorney-in-fact, at its option at any time and from time to time following the occurrence and during the continuance of a Default, to demand, receive and enforce payment, to give receipts,

[30]	Insert if mortgage is a leasehold mortgage

releases and satisfactions, and to sue, in the name of the Mortgagor or otherwise, for Rents and apply the same to the Obligations as provided in paragraph (a) of Section 4.03; provided, however, that the Mortgagor shall have the right to collect Rents at any time prior to the occurrence of a Default (but not more than one month in advance, except in the case of security deposits).

Section 2.02. Collection Upon Default. To the extent permitted by law, upon the occurrence of any Default, the Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations or the solvency of the Mortgagor, enter upon and take possession of the Property, the Improvements and the Fixtures or any part thereof, in its own name, sue for or otherwise collect Rents including those past due and unpaid, and, apply the same, less costs and expenses of operation and collection, including attorneys’ fees and disbursements, to the payment of the Obligations as provided in paragraph (a) of Section 4.03, and in such order as the Mortgagee may determine. The collection of Rents or the entering upon and taking possession of the Property, the Improvements or the Fixtures or any part thereof, or the application thereof as aforesaid, shall not cure or waive any Default or notice thereof or invalidate any act done in response to such Default or pursuant to notice thereof.

ARTICLE 3

Security Agreement

Section 3.01. Creation of Security Interest. The Mortgagor hereby grants to the Mortgagee a security interest in the Fixtures for the purpose of securing the Obligations. The Mortgagee shall have, in addition to all rights and remedies provided herein and in the other Loan Instruments, all the rights and remedies of a secured party under the Uniform Commercial Code of the state in which the applicable portion of the Fixtures is located. A statement describing the portion of the Mortgage Estate comprising the fixtures hereby secured is set forth in the granting clauses of this Mortgage. The Mortgagor represents and warrants to the Mortgagee that the Mortgagor is the record owner of the Mortgage Estate, the employer identification number of the Mortgagor is [                    ] and the organizational identification number of the Mortgagor is [                    ].

Section 3.02. Warranties, Representations and Covenants. The Mortgagor hereby warrants, represents and covenants that: (a) the Fixtures will be kept on or at the Property and the Mortgagor will not remove any Fixtures from the Property, except as permitted under the Loan Instruments and except such portions or items of the Fixtures that are consumed or worn out in ordinary usage, all of which shall be promptly replaced by the Mortgagor, except as otherwise expressly provided in the Loan Instruments, (b)all covenants and obligations of the Mortgagor contained herein relating to the Mortgage Estate shall be deemed to apply to the Fixtures whether or not expressly referred to herein and (c) this Mortgage constitutes a security agreement and “fixture filing” as those terms are used in the applicable Uniform Commercial Code. The Mortgagor is the “Debtor” and its name and mailing address are set forth on Page 1 hereof. The Mortgagee is the “Secured Party” and its name and mailing address from which information relative to the security interest created hereby are also set forth on Page 1 hereof. The information provided in this Section 3.02 is provided so that this Mortgage shall comply with the requirements of the Uniform Commercial Code as in effect in the state in which the Mortgage Estate is located for a mortgage instrument to be filed as a financing statement.

ARTICLE 4

Defaults; Remedies

Section 4.01. Defaults. If any Event of Default (herein, a “Default”) under the Credit Agreement shall occur and be continuing and, as more particularly provided in the Credit Agreement, the principal of and accrued interest on the extensions of credit and all other Obligations under the Credit Agreement shall be declared, or become, due and payable, then the obligations of the Mortgagor [in respect of its guarantee under the Guaranty]31 [in respect of its guarantee under the Guaranty and under the Credit Agreement]32 shall become due and payable, without presentment, demand, protest or other formalities of any kind, all of which have been waived pursuant to the Credit Agreement.

Section 4.02. Default Remedies.

(a) Remedies Generally. If a Default shall have occurred and be continuing, this Mortgage may, to the maximum extent permitted by law, be enforced, and the Mortgagee may exercise any right, power or remedy permitted to it hereunder, under the Credit Agreement or under any of the other Loan Instruments or by law, and, without limiting the generality of the foregoing, the Mortgagee may, personally or by its agents, to the maximum extent permitted by law:

(i) enter into and take possession of the Mortgage Estate or any part thereof, exclude the Mortgagor and all persons claiming under the Mortgagor whose claims are junior to this Mortgage, wholly or partly therefrom, and use, operate, manage and control the same either in the name of the Mortgagor or otherwise as the Mortgagee shall deem best, and upon such entry, from time to time at the expense of the Mortgagor and the Mortgage Estate, make all such repairs, replacements, alterations, additions or improvements to the Mortgage Estate or any part thereof as the Mortgagee may deem proper and, whether or not the Mortgagee has so entered and taken possession of the Mortgage Estate or any part thereof, collect and receive all Rents and apply the same to the payment of all expenses that the Mortgagee may be authorized to make under this Mortgage, the remainder to be applied to the payment of the Obligations until the same shall have been repaid in full; if the Mortgagee demands or attempts to take possession of the Mortgage Estate or any portion thereof in the exercise of any rights hereunder, the Mortgagor shall promptly turn over and deliver complete possession thereof to the Mortgagee; and

[31]	Use if Mortgagor is a Guarantor
[32]	Use if Borrower is Mortgagor

(ii) personally or by agents, with or without entry, if the Mortgagee shall deem it advisable:

(x) sell the Mortgage Estate at a sale or sales held at such place or places and time or times and upon such notice and otherwise in such manner as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and from time to time adjourn any such sale by announcement at the time and place specified for such sale or for such adjourned sale without further notice, except such as may be required by law;

(y) proceed to protect and enforce its rights under this Mortgage, by suit for specific performance of any covenant contained herein or in the Loan Instruments or in aid of the execution of any power granted herein or in the Loan Instruments, or for the foreclosure of this Mortgage (as a mortgage or otherwise) and the sale of the Mortgage Estate under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right as the Mortgagee shall deem most effectual for such purpose, provided, that in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgage Estate, this Mortgage shall continue as a Lien on, and security interest in, the remaining portion of the Mortgage Estate; or

(z) exercise any or all of the remedies available to a secured party under the applicable Uniform Commercial Code, including, without limitation:

(1) either personally or by means of a court appointed receiver, take possession of all or any of the Fixtures and exclude therefrom the Mortgagor and all persons claiming under the Mortgagor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of the Mortgagor in respect of the Fixtures or any part thereof; if the Mortgagee demands or attempts to take possession of the Fixtures in the exercise of any rights hereunder, the Mortgagor shall promptly turn over and deliver complete possession thereof to the Mortgagee;

(2) without notice to or demand upon the Mortgagor, make such payments and do such acts as the Mortgagee may deem necessary to protect its security interest in the Fixtures, including, without limitation, paying, purchasing, contesting or compromising any encumbrance that is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority paying all expenses incurred in connection therewith;

(3) require the Mortgagor to assemble the Fixtures or any portion thereof, at a place designated by the Mortgagee and reasonably convenient to both parties, and promptly to deliver the Fixtures to the Mortgagee, or an agent or representative designated by it; the Mortgagee, and its agents and representatives, shall have the right to enter upon the premises and property of the Mortgagor to exercise the Mortgagee’s rights hereunder; and

(4) sell, lease or otherwise dispose of the Fixtures, with or without having the Fixtures at the place of sale, and upon such terms and in such manner as the Mortgagee may determine (and the Mortgagee or any Lender may be a purchaser at any such sale).

(b) Appointment of Receiver. If a Default shall have occurred and be continuing, the Mortgagee, to the maximum extent permitted by law, shall be entitled, as a matter of right, to the appointment of a receiver of the Mortgage Estate, without notice or demand, and without regard to the adequacy of the security for the Obligations or the solvency of the Mortgagor. The Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Mortgagee in case of entry and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgage Estate, unless such receivership is sooner terminated.

(c) Rents. If a Default shall have occurred and be continuing, the Mortgagor shall, to the maximum extent permitted by law, pay monthly in advance to the Mortgagee, or to any receiver appointed at the request of the Mortgagee to collect Rents, the fair and reasonable rental value for the use and occupancy of the Property, the Improvements and the Fixtures or of such part thereof as may be in the possession of the Mortgagor. Upon default in the payment thereof, the Mortgagor shall vacate and surrender possession of the Property, the Improvements and the Fixtures to the Mortgagee or such receiver, and upon a failure so to do may be evicted by summary proceedings.

(d) Sale. In any sale under any provision of this Mortgage or pursuant to any judgment or decree of court, the Mortgage Estate, to the maximum extent permitted by law, may be sold in one or more parcels or as an entirety and in such order as the Mortgagee may elect, without regard to the right of the Mortgagor or any person claiming under the Mortgagor to the marshalling of assets. The purchaser at any such sale shall take title to the Mortgage Estate or the part thereof so sold free and discharged of the estate of the Mortgagor therein, the purchaser being hereby discharged from all liability to see to the application of the purchase money. Any person, including Mortgagee or any Lender, may purchase at any such sale. Upon the completion of any such sale by virtue of this Section 4.02 the Mortgagee shall execute and deliver to the purchaser an appropriate instrument that shall effectively transfer all of the Mortgagor’s estate, right, title, interest, property, claim and demand in and to the Mortgage Estate or portion thereof so sold, but without any covenant or warranty, express or implied. The Mortgagee is hereby irrevocably appointed the attorney-in-fact of the Mortgagor in its name and stead to make all appropriate transfers and deliveries of the Mortgage Estate or any portions thereof so sold and, for that purpose, the Mortgagee may execute all appropriate instruments of transfer, and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Mortgagor shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered, to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for such purpose, and as may be designated in such request. Any sale or sales made under or by virtue of this Mortgage, to the extent not prohibited by law, shall operate to divest all the estate, right, title, interest, property, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in, to and under the Mortgage Estate, or any portions thereof so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, by, through or under the Mortgagor. The powers and agency herein granted are coupled with an interest and are irrevocable.

(e) Possession of Loan Instruments Not Necessary. All rights of action under the Loan Instruments and this Mortgage may be enforced by the Mortgagee without the possession of the Loan Instruments and without the production thereof at any trial or other proceeding relative thereto.

Section 4.03. Application of Proceeds.

(a) Application of Proceeds Generally. The proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Mortgage, or of any monies held by the Mortgagee hereunder shall, to the maximum extent permitted by law, be applied as provided in Section 7.02(b) of the Credit Agreement.

(b) Liability for Deficiencies. No sale or other disposition of all or any part of the Mortgage Estate pursuant to Section 4.02 shall be deemed to relieve the Mortgagor of its obligations under the Credit Agreement or any other Loan Instrument except to the extent the proceeds thereof are applied to the payment of such obligations. Except as otherwise provided in the Loan Instruments, if the proceeds of sale, collection or other realization of or upon the Mortgage Estate are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Mortgagor shall remain liable for any deficiency.

Section 4.04. Right to Sue. The Mortgagee shall have the right from time to time to sue for any sums required to be paid by the Mortgagor under the terms of this Mortgage as the same become due, without regard to whether or not the Obligations shall be, or have become, due and without prejudice to the right of the Mortgagee thereafter to bring any action or proceeding of foreclosure or any other action upon the occurrence of any Default existing at the time such earlier action was commenced.

Section 4.05. Powers of the Mortgagee. The Mortgagee may at any time or from time to time renew or extend this Mortgage or (with the agreement of the Mortgagor) alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof or thereof, in whole or in part, and may release any portion of the Mortgage Estate or any other security, and grant such extensions and indulgences in relation to the Obligations, or release any person liable therefor as the Mortgagee may determine without the consent of any junior lienor or encumbrancer, without any obligation to give notice of any kind thereto, without in any manner affecting the priority of the Lien and estate of this Mortgage on or in any part of the Mortgage Estate, and without affecting the liability of any other person liable for any of the Obligations.

Section 4.06. Remedies Cumulative.

(a) Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Mortgage, or under applicable law, whether now or hereafter existing; the failure of the Mortgagee to insist at any time upon the strict observance or performance of any of the provisions of this Mortgage or to exercise any right or remedy provided for herein or under applicable law, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof.

(b) Other Security. The Mortgagee shall be entitled to enforce payment and performance of any of the obligations of the Mortgagor and to exercise all rights and powers under this Mortgage or under any Loan Instrument or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, Lien, assignment or otherwise; neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the Mortgagee’s right to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being stipulated that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may determine; every power or remedy given by the Credit Agreement, this Mortgage or any of the other Loan Instruments to the Mortgagee, or to which the Mortgagee is otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, and the Mortgagee may pursue inconsistent remedies.

Section 4.07. Waiver of Stay, Extension, Moratorium Laws; Equity of Redemption. To the maximum extent permitted by law, the Mortgagor shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, that may affect observance or performance of the provisions of this Mortgage; nor claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of the Mortgage Estate or any portion thereof prior to any sale or sales thereof that may be made under or by virtue of Section 4.02; and the Mortgagor, to the extent that it lawfully may, hereby waives all benefit or advantage of any such law or laws. The Mortgagor for itself and all who may claim under it, hereby waives, to the maximum extent permitted by applicable law, any and all rights and equities of redemption from sale under the power of sale created hereunder or from sale under any order or decree of foreclosure of this Mortgage and (if a Default shall have occurred) all notice or notices of seizure, and all right to have the Mortgage Estate marshalled upon any foreclosure hereof. The Mortgagee shall not be obligated to pursue or exhaust its rights or remedies as against any other part of the Mortgage Estate and the Mortgagor hereby waives any right or claim of right to have the Mortgagee proceed in any particular order.

ARTICLE 5

Miscellaneous

Section 5.01. Release by Mortgagee. Upon the termination of the Commitments under and as defined in the Credit Agreement and the payment in full of the Obligations, the Mortgagee shall release the Lien of this Mortgage, or upon the request of the Mortgagor, and at the Mortgagor’s expense, assign this Mortgage without recourse to the Mortgagor’s designee, or to the person or persons legally entitled thereto, by an instrument duly acknowledged in form for recording.

Section 5.02. Notices. All notices, demands, consents, requests or other communications (collectively, “notices”) that are permitted or required to be given by any party to the other hereunder shall be in writing and given in the manner specified in the Credit Agreement.

Section 5.03. Amendments; Waivers; Etc. This Mortgage cannot be modified, changed or discharged except by an agreement in writing, duly acknowledged in form for recording, signed by the Mortgagor and the Mortgagee with the consent of the Lenders as provided in the Credit Agreement. For purposes hereof, a statement by the Mortgagee in any modification or supplement to this Mortgage to the effect that such modification or supplement has been consented to by the Lenders as provided in the Credit Agreement shall be conclusive evidence of such consent and it shall not be necessary for a copy of such consent to be recorded with such modification or supplement as a condition to such modification or supplement being recorded in the appropriate real estate records.

Section 5.04. Successors and Assigns. This Mortgage applies to, inures to the benefit of and binds the Mortgagor and the Mortgagee and their respective successors and assigns and shall run with the Property.

Section 5.05. Captions. The captions or headings at the beginning of Articles, Sections and paragraphs hereof are for convenience of reference and are not a part of this Mortgage.

Section 5.06. Severability. If any term or provision of this Mortgage or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the maximum extent permitted by law. If any portion of the Obligations shall for any reason not be secured by a valid and enforceable Lien upon any part of the Mortgage Estate, then any payments made in respect of the Obligations (whether voluntary or under foreclosure or other enforcement action or procedure or otherwise) shall, for purposes of this Mortgage (except to the extent otherwise required by applicable law) be deemed to be made (i) first, in respect of the portion of the Obligations not secured by the Lien of this Mortgage, (ii) second, in respect of the portion of the Obligations secured by the Lien of this Mortgage, but which Lien is on less than all of the Mortgage Estate, and (iii) last, to the portion of the Obligations secured by the Lien of this Mortgage, and which Lien is on all of the Mortgage Estate.

Section 5.07. Repayment of Secured Amount. The secured amount under this Mortgage shall be reduced only by the last and final sums that the Mortgagor repays with respect to the Obligations and shall not be reduced by any intervening repayments of the Obligations by the Mortgagor. So long as the balance of the Obligations exceeds the secured amount under this Mortgage, any payments and repayments of the Obligations by the Mortgagor shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Mortgage.

IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor as of the day and year first above written.

[NAME OF MORTGAGOR]

By:
Name:
Title:

[STATE/COMMONWEALTH] OF                      )

                                                     : ss.:

COUNTY OF                      )

On the      day of             , 2013, before me, the undersigned, a notary public in and for said [state/commonwealth], personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument the individual or the person upon behalf of which the individual acted executed the instrument.

Notary Public

[SEAL]

SCHEDULE I

DESCRIPTION OF [LEASE AND]33

PROPERTY

[That certain [lease/lease agreement] dated as of                  ,          between the Mortgagor, as lessee, and                     , as lessor, [a memorandum of which is] recorded in volume      at page      of the                      Records of                      County,                      on                     ,         , and the leasehold estate created thereby affecting the following land and premises located in                      County,                     :]34

[See attached legal description]

[33]	Insert if mortgage is a leasehold mortgage
[34]	Insert if mortgage is a leasehold mortgage

EXHIBIT G

to

Amended and Restated Credit Agreement

dated as of April 3, 2013

by and among

The GEO Group, Inc. and

GEO Corrections Holdings, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

BNP Paribas,

as Administrative Agent

FORM OF JOINDER AGREEMENT

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [DATE] (this “Agreement”), to the Collateral Agreement referred to below is entered into by and among [NAME], a [ENTITY] organized under the laws of [STATE] (the “New Subsidiary”), [NAME], a [ENTITY] organized under the laws of [STATE] (the “Pledgor”), and BNP PARIBAS, as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Security Document referred to therein.

Statement of Purpose

The GEO Group, Inc., GEO Corrections Holdings, Inc., the Lenders and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of April 3, 2013 (as supplemented hereby and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). In connection with the Credit Agreement, the Borrowers, certain of the Subsidiaries and the Administrative Agent have also entered into the Collateral Agreement referred to therein. In addition, the Borrowers and the Restricted Subsidiaries may from time to time be obligated to the Hedge Counterparties in respect of one or more Hedging Agreements.

Pursuant to                      the Pledgor has acquired Equity Interests in the New Subsidiary.35 In connection with the Credit Agreement, the New Subsidiary is required to execute, among other documents, a joinder agreement in order to become a Grantor under the Collateral Agreement and the Pledgor is required to execute, among other things, a joinder agreement or supplement, in order to pledge (and reaffirm its pledge under the Collateral Agreement)                      percent (    %) of the capital stock or other equity interests in the New Subsidiary.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.01	Collateral Agreement Joinder.

(a) Joinder to the Collateral Agreement.

i) In order to secure the Credit Agreement in accordance with the terms thereof, and to secure the payment and performance of all of the Obligations, the New Subsidiary hereby grants to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, a continuing security interest in and to all of the New Subsidiary’s right, title and interest in and to all Collateral whether now or hereafter owned or acquired by the New Subsidiary or in which the New Subsidiary now has or hereafter has or acquires any rights, and wherever located (the “New Collateral”).

ii) The security interests created hereby are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer to the Administrative Agent or any other Secured Party any obligation or liability, or in any way affect or modify, any obligation or liability of the New Subsidiary with respect to any of the New Collateral or any transaction in connection therewith.

[35]	Insert description of agreement or transaction relating to acquisition or creation of New Subsidiary.

iii) The New Subsidiary hereby agrees that it is a party to the Collateral Agreement as if an original signatory thereof, and the New Subsidiary shall comply with all of the terms, covenants, conditions and agreements and hereby makes each representation and warranty, in each case set forth therein. The New Subsidiary hereby agrees that each reference to a “Grantor” or the “Grantors” in the Collateral Agreement and other Loan Documents shall include the New Subsidiary. The New Subsidiary agrees that “Collateral” as used therein shall include all New Collateral and “Collateral Agreement” or “Agreement” as used therein shall mean the Collateral Agreement as supplemented hereby.

b) Filing Information and Perfection.

i) Attached hereto as Annex A are Schedules to the Collateral Agreement including all required information with respect to the New Subsidiary and the New Collateral.

ii) Without limiting section 4.13 or any other provision of the Collateral Agreement, the New Subsidiary hereby agrees that it shall deliver to the Administrative Agent such certificates or other documents and take such other action as the Administrative Agent shall reasonably request in order to effectuate the terms hereof and of the Collateral Agreement.

c) Additional Pledge.

i) The Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, under the Collateral Agreement and, as additional collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Lenders to make (or continue) their extensions of credit under the Credit Agreement and to induce the Hedge Counterparties to make (or continue) their extensions of credit under the Hedging Agreements, the Pledgor hereby [delivers to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, all of the issued and outstanding shares of capital stock of the New Subsidiary listed on Annex B, together with all stock certificates, options, or rights of any nature whatsoever which may be issued or granted by the New Subsidiary in respect of such stock (the “Additional Investment Property”; as used in the Collateral Agreement as supplemented hereby, “Investment Property” shall be deemed to include the Additional Investment Property) and hereby grants to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, a first priority security interest in the Additional Investment Property and all Proceeds thereof.] [grants to the Administrative Agent, for the ratable benefit of itself and the other Secured Parties, a first priority security interest in the entire partnership or membership interest of Pledgor (the “Additional Partnership/LLC Interest”) in the New Subsidiary listed on Annex B and all Proceeds thereof; as used in the Collateral Agreement as supplemented hereby, “Partnership/LLC Interests” shall be deemed to include the Additional Partnership/LLC Interest.]

ii) The Pledgor hereby represents and warrants, with respect to itself, that the representations and warranties contained in Article III of the Collateral Agreement are true and correct on and as of the date of this Agreement with references therein to the [“Investment Property” to include the Additional Investment Property] [“Partnership/LLC Interests” to include the Additional Partnership/LLC Interest], with references therein to the “Subsidiary Issuer” to include the New Subsidiary, with references to the “Grantor” to mean the Pledgor and with references therein to any “Schedule” to include the applicable supllemental or updated information set forth in Annex A.

d) Further Assurances. Without limiting section 4.13 or any other provision of the Collateral Agreement, the Pledgor hereby agrees to deliver to the Administrative Agent such certificates and other documents and take such other action as shall be reasonably requested by the Administrative Agent in order to effectuate the terms hereof and of the Collateral Agreement.

2.01 Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of (i) counterparts hereof executed by the New Subsidiary and the Pledgor, (ii) the Additional Investment Property or the Additional Partnership/LLC Interest, as applicable, and the other agreements and documents required to be delivered pursuant to Section 1.01 and (iii) any other agreement or document required to be delivered in accordance with Section 5.09 of the Credit Agreement (including, without limitation, any other agreement or document required to be delivered in connection with any Security Document).

3.01 General Provisions.

(a) Acknowledgement. Each of the Pledgor and the New Subsidiary hereby acknowledges that it has received a copy of the Loan Documents (as in effect on the date hereof) and that it has read and understands the terms thereof.

(b) Limited Effect. Except as supplemented hereby, each Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Administrative Agent or any other Secured Party may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

(c) Costs and Expenses. The New Subsidiary hereby agrees that it shall pay or cause to be paid all reasonable and customary out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.

(d) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by telecopy) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

[Signature Pages Follow.]

IN WITNESS WHEREOF the undersigned hereby causes this Agreement to be executed and delivered as of the date first above written.

NEW SUBSIDIARY:

[NEW SUBSIDIARY]

By:
Name:
Title:

PLEDGOR:

[PLEDGOR]

By:
Name:
Title:

ADMINISTRATIVE AGENT:

BNP PARIBAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT J

to

Amended and Restated Credit Agreement

dated as of April 3, 2013

by and among

The GEO Group, Inc. and

GEO Corrections Holdings, Inc.,

as Borrowers,

the lenders party thereto,

as Lenders,

and

BNP Paribas,

as Administrative Agent

FORM OF LENDER ADDENDUM

[FORM OF]

LENDER ADDENDUM

Reference is made to the Amended and Restated Credit Agreement dated as of April 3, 2013 (the “Credit Agreement”), by and among THE GEO GROUP, INC., a Florida corporation (“GEO”), GEO Corrections Holdings, Inc., a Florida corporation (“Corrections”), the lenders who are or may become a party thereto, as Lenders, and BNP PARIBAS, as the Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.

The undersigned Person by executing this Lender Addendum shall be deemed to have executed a counterpart of the Credit Agreement.

By executing this Lender Addendum, the undersigned Person hereby agrees (a) to the terms of the Credit Agreement and (b) to become a party thereto as a Lender with Commitments in the amounts set forth below.

Term Loan Commitment:	$	[	]
Revolving Credit Commitment:	$	[	]

This Lender Addendum shall be governed by, and construed in accordance with, the law of the State of New York. This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or in “Portable Document Format” shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows.]

J-1

IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this 3 day of April, 2013.

[ ], as Lender

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed:

THE GEO GROUP, INC.

By:
Name:
Title:

GEO CORRECTIONS HOLDINGS, INC.

By:
Name:
Title:

BNP PARIBAS,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

J-2